PROSPECTUS SUPPLEMENT NO. 14

to Prospectus, declared effective on July 25, 2008

(Registration No. 333-152339)

ICP SOLAR TECHNOLOGIES INC.

This Prospectus Supplement No. 14 supplements and amends our Prospectus declared effective July 25, 2008, as supplemented and amended by Prospectus Supplement No. 1 dated August 5, 2008 and Prospectus Supplement No. 2 dated September 15, 2008, Prospectus Supplement No. 3 dated September 15, 2008, Prospectus Supplement No. 4 dated October 14, 2008 , Prospectus Supplement No. 5 dated October 28, 2008, Prospectus Supplement No. 6 dated November 17, 2008, Prospectus Supplement No. 7 dated December 15, 2008, Prospectus Supplement No. 8 dated January 7, 2009, Prospectus Supplement No. 9 dated April 28, 2009, Prospectus Supplement No. 10 dated May 1, 2009, Prospectus Supplement No. 11 dated June 15, 2009, Prospectus Supplement No. 12 dated September 18, 2009 and Prospectus Supplement No. 13 dated October 14, 2009 (collectively referred to herein as the "Prospectus").

You should read this Prospectus Supplement No.14 together with the Prospectus.

This Prospectus Supplement No. 14 includes the attached Current Report on Form 8-K of ICP Solar Technologies Inc. as filed by us with the Securities and Exchange Commission on October 14, 2009 .

The information contained herein, including the information attached hereto, supplements and supersedes, in part, the information contained in the Prospectus. This Prospectus Supplement No. 14 should be read in conjunction with the Prospectus, and is qualified by reference to the Prospectus except to the extent that the information in this Prospectus Supplement No. 14 supersedes the information contained in the Prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus Supplement No. 14 is October 16, 2009.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: (Date of earliest event reported): October 8, 2009

ICP SOLAR TECHNOLOGIES INC.
 (Exact name of registrant as specified in its charter)

NEVADA	000-51790	20-0643604
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

7075 Place Robert-Joncas Unit 131
Montreal, Quebec H4M 2Z2
(Address of Registrant’s principal executive offices)

(514) 270-5770
(Registrant’s telephone number, including area code)

(Not Applicable)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01

ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On October 8, 2009, ICP Solar Technologies Inc. (the "Company") entered into a line of credit agreement ("Agreement") and related agreements ("Transaction Documents") with BridgePointe Master Fund Ltd., Gemini Master Fund, Ltd., and Platinum Long Term Growth VI, LLC (the "Buyers") in reliance upon the exemption from securities registration afforded by Rule 506 under Regulation D as promulgated by the United States Securities and Exchange Commission under the Securities Act of 1933, as amended, for advances ("Advances") up to a maximum aggregate amount of US $800,000.

The Buyers and the Company have agreed that the Buyers, at their option and in accordance with the terms of the Agreement, may make Advances and extend credit to the Company under 11% senior secured convertible grid notes ("Grid Notes") issued by the Company at a 10% discount with an aggregate face value of up to $888,000 and a maturity date of October 1, 2010, convertible into shares of common stock of the Company at an initial conversion price (subject to adjustment) of US $0.10. The Advances may be made at any time for a period extending from the date of the signing of the Agreement until April 1, 2009 ("Closing Deadline"). The Closing Deadline may be extended by written consent of all the Buyers.

All Advances made by the Buyers shall be used by the Company solely for the purchase of inventory for the Company.

The Grid Notes are secured by an existing first lien on all of the assets of the Company, on the terms set forth in the Security Agreement. The Company’s obligations under the Grid Notes and Agreement are guaranteed by certain of the Company’s subsidiaries pursuant to the terms of the Subsidiary Guarantee Agreement.

The shares of Common Stock issuable upon conversion of the Grid Notes are not required to be registered under the Transaction Documents.

Holders of the Grid Notes may require the Company to redeem the Grid Notes upon the occurrence of any one or more of events of default specified in the Grid Notes.

The President and CEO of the Company has agreed to a to a lockup of sales of Company securities owned by him for so long as any of the Grid Notes remain outstanding pursuant to the terms of a Lockup Agreement.

Copies of the Line of Credit Agreement, Subsidiary Guarantee, Form of Grid Note, Security Agreement, Lockup Agreement, and a copy of a press release dated October 13, 2009, are attached hereto. The foregoing descriptions are qualified in their entirety to such exhibits, which are incorporated by reference herein.

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ITEM 2.03

CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information provided in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

ITEM 3.02

UNREGISTERED SALES OF EQUITY SECURITIES.

The information provided in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS.

(c)  Exhibits.

Exhibit No.	Description

4.2	Form of 11% Senior Secured Convertible Grid Note Due October 1, 2010.

10.1	Line of Credit Agreement, dated October 8, 2008, between ICP Solar Technologies, Inc., BridgePointe Master Fund Ltd., Gemini Master Fund, Ltd., and Platinum Long Term Growth VI, LLC.

10.2	Subsidiary Guarantee, dated October 8, 2009, by ICP Solar Technologies, Inc., 1260491 Alberta, Inc., ICP Solar Technologies, ICP Global Technologies, Inc., and WES Power Technology, Inc.

10.3	Security Agreement, dated October 8, 2009, , between ICP Solar Technologies, Inc., 1260491 Alberta, Inc., ICP Solar Technologies, ICP Global Technologies, Inc., WES Power Technology, Inc., BridgePointe Master Fund Ltd., Gemini Master Fund, Ltd., and Platinum Long Term Growth VI, LLC.

10.4	Lockup Agreement, dated October 8, 2009.

99.1	Press Release issued by ICP Solar Technologies Inc. dated October 13, 2009.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 14, 2009
ICP SOLAR TECHNOLOGIES INC.

/s/ Sass Peress
Sass Peress
President, Chief Executive Officer and Chairman

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Exhibit 4.2

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE"ACT") OR APPLICABLE STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SAID ACT, OR AN OPINION OF COUNSEL IN FORM, SUBSTANCE AND SCOPE REASONABLY SATISFACTORY TO COUNSEL TO THE BORROWER THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

Original Issue Date: ________________
Initial Conversion Price (subject to adjustment herein): $0.10

SENIOR SECURED CONVERTIBLE GRID NOTE
DUE OCTOBER 1, 2010

FOR VALUE RECEIVED, ICP Solar Technologies, Inc., a Nevada corporation (hereinafter called the "Borrower" or “Company”), hereby promises to pay to the order of ________________________________or its registered assigns (the "Holder") the sum of up to ________________________________, or so much thereof as shall constitute the Principal Amount (as defined below), calculated as described below, based upon the amount advanced (each an “Advance”) by the Holder to the Company hereunder and not repaid by October 1, 2010 (the "Maturity Date"), or such earlier date as this Grid Note is required or permitted to be repaid as provided hereunder, in accordance with the provisions hereof. This Grid Note (including all Grid Notes issued in exchange, transfer or replacement hereof, this "Grid Note") is one of an issue of Grid Notes issued pursuant to the Line of Credit Agreement (as defined in Section 1 below) on the Closing Date (collectively, the "Grid Notes" and such other Grid Notes, the "Other Grid Notes").

Except as otherwise expressly provided herein, including but not limited to Section 7(c) below, this Grid Note may not be prepaid by the Borrower. All payments due hereunder (to the extent not converted into Common Stock, par value $0.00001 per share, of the Borrower (the "Common Stock") in accordance with the terms hereof) shall be made in lawful money of the United States of America. All payments shall be made at the address of the Holder as set forth in the Line of Credit Agreement (as defined in Section 1 below) or at such address as the Holder shall hereafter give to the Borrower by written notice made in accordance with the provisions of this Grid Note. Whenever any amount expressed to be due by the terms of this Grid Note is due on any day which is not a Business Day (as defined below), the same shall instead be due on the next succeeding day which is a Business Day.

This Note evidences loans made by Holder to Borrower from time to time, subject to, and as provided in the Line of Credit Agreement. The unpaid principal balance of this Note at any time shall be the difference of (i) the total amount advanced by Holder to Borrower, divided by 0.9009 (the “Original Issuance Discount”), less (ii) the sum of (a) the total amount of principal payments made hereon by Borrower and (b) the total amounts of this Grid Note that have been converted into Common Stock (such difference is defined as the “Principal Amount”). The date and amount of each Advance and each payment on account of principal thereof may be endorsed by Holder on the grid attached to and made a part of this Note, and when so endorsed shall represent evidence thereof binding upon Borrower in the absence of manifest error. Any failure by Holder to so endorse shall in no way mitigate or discharge the obligation of Borrower to repay any loans actually made. Borrower may prepay this Note in whole or in part at any time with all accrued interest to the date of prepayment.

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Advances hereunder may be made, at the option of the Holder, subject to the limitations as to time and amount set forth in the Line of Credit Agreement. Any such Advance so made shall be conclusively presumed to have been made to or for the benefit of Borrower, and Borrower shall be liable in respect thereof when any such Advance is made in accordance with any such request or direction, or when deposited to any account of Borrower. Upon each Advance, Borrower shall deliver to Holder a certificate signed by its CEO and CFO representing to Holder that (i) all of the representations and warranties of Borrower set forth in this Note and in the Line of Credit Agreement are true and correct as of the date of such request as if made on and as of such date and (ii) on such date Borrower is not in breach of any of its covenants to Holder set forth in this Note, the Line of Credit Agreement, the Security Agreement or in any other document or instrument of Borrower to Holder and no Event of Default has occurred.

Except as expressly otherwise provided herein with respect to prepayments, all payments on this Note shall be applied to the payment of accrued interest and accrued reimbursement obligations with respect to Holder’s attorneys’ fees and expenses before being applied to the payment of principal. In the event that any other Required Cash Payment is due at any time that Holder receives a payment from Borrower on account of this Note or any such other Obligations, Holder may apply such payment to amounts due under this Note or any such other Required Cash Payments in such manner as Holder, in its discretion, elects, regardless of any instructions from Borrower to the contrary. The obligations of Borrower to Holder evidenced by this Note are secured by that certain Security Agreement (as defined in the Line of Credit Agreement) dated as of the date hereof.

This Grid Note is subject to the following additional provisions:

Section 1. Certain Definitions. Capitalized terms used and not otherwise defined herein that are defined in that certain Line of Credit Agreement, of date even herewith, pursuant to which the Grid Note was originally issued (the "Line of Credit Agreement" or the “Purchase Agreement”), shall have the meanings given such terms in the Line of Credit Agreement. For the purposes hereof, the following terms shall have the following meanings:

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“1933 Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated hereunder.

“1934 Act” means the Securities Exchange Act of 1934, as amended.

“Bankruptcy Event” means any of the following events: (a) the Company or any Significant Subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X) thereof commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company or any Significant Subsidiary thereof; (b) there is commenced against the Company or any Significant Subsidiary thereof any such case or proceeding that is not dismissed within sixty (60) days after commencement; (c) the Company or any Significant Subsidiary thereof is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered; (d) the Company or any Significant Subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within sixty (60) calendar days after such appointment; (e) the Company or any Significant Subsidiary thereof makes a general assignment for the benefit of creditors; (f) the Company or any Significant Subsidiary thereof calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or (g) the Company or any Significant Subsidiary thereof, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

The "Black-Scholes" value of a warrant or other Option shall be determined by use of the Black Scholes Option Pricing Model reflecting (A) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of the Warrant or other Option as of such date of request and (B) an expected volatility equal to the greater of 100% and the 100 day volatility obtained from the HVT function on Bloomberg.

“Bloomberg” shall mean Bloomberg L.P.

"Business Day" shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the City of New York, New York are authorized or required by law or executive order to remain closed.

“Closing Date” means the Trading Day when (i) all of the Holder’s Transaction Documents have been executed and delivered by the applicable parties thereto, (ii) all conditions precedent to (a) each Holder’s obligations to pay the Subscription Amount and (b) the Company’s obligations to deliver the Grid Notes, and (iii) Holder shall have delivered the purchase price for the Grid Note to the Company in accordance with the Line of Credit Agreement.

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"Closing Bid Price," as of any date, means the last bid price of the Common Stock on the Principal Market as reported by Bloomberg or, if the Principal Market is not the principal trading market for such security, the last bid price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if no last bid price of such security is available on the Principal Market for such security or in any of the foregoing manners, the average of the bid prices of any market makers for such security that are listed in the "pink sheets" by the National Quotation Bureau, Inc. If the Closing Bid Price cannot be calculated for such security on such date in the manner provided above, the Closing Bid Price shall be the fair market value as mutually determined by the Company and the Holder.

"Closing Price," as of any date, means the last sale price of the Common Stock on the Principal Market as reported by Bloomberg or, if the Principal Market is not the principal trading market for such security, the last sale price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if no last sale price of such security is available on a securities exchange or trading market where such security is listed or traded as reported by Bloomberg or in any of the foregoing manners, the average of the bid prices of any market makers for such security that are listed in the "pink sheets" by the National Quotation Bureau, Inc. If the Closing Price cannot be calculated for such security on such date in the manner provided above, the Closing Price shall be the fair market value as mutually determined by the Company and the Holder.

“Commission” means the Securities and Exchange Commission.

“Common Stock Equivalents” shall have the meaning ascribed to it in the Line of Credit Agreement.

"Conversion Amount" shall have the meaning set forth in Section 3(a)(iv) below.

"Convertible Securities" means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for Common Stock.

"Grid Notes" shall be deemed to refer to this Grid Note, as originally executed, or if later amended or supplemented, then as so amended or supplemented, all other convertible notes issued pursuant to the Line of Credit Agreement and all convertible debentures issued in replacement hereof or thereof or otherwise with respect hereto or thereto.

“Default Conversion Sum” shall have the meaning set forth in Section 11(a) below.

"Eligible Market" shall have the meaning ascribed to it in the Line of Credit Agreement by and between the Company and the Holder.

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“Event of Default” shall have the meaning set forth in Section 10.

“Event of Failure” shall mean the occurrence of any event(s) which trigger the accrual of Liquidated Damages.

 “Holders” shall mean the Holder, and the holders of Other Grid Notes issued pursuant to the Line of Credit Agreement.

"Indebtedness" shall have the meaning ascribed to it in the Line of Credit Agreement.

“Issuable Shares” shall heave the meaning set forth in Section 3(a)(iii) below.

“Late Payment Fees” shall have the meaning set forth in Section 13 below.

“Late Share Delivery Liquidated Damages” shall have the meaning set forth in Section 3(d)(iv) below.

“Legend Removal Failure Liquidated Damages” shall have the meaning ascribed to it in the Line of Credit Agreement.

“Liquidated Damages” means any liquidated damages due hereunder, or under the other Transaction Documents, including but not limited to the Late Share Delivery Liquidated Damages, the Legend Removal Failure Liquidated Damages, and the Late Payment Fees.

"Market Price," as of any date, means the Volume Weighted Average Price (as defined herein) of the Common Stock during the five (5) consecutive Trading Day period immediately preceding the date in question.

“Major Transaction Redemption Premium” shall mean 125%.

“Mandatory Redemption Premium” shall mean 125%.

“Ongoing Share Reservation Requirement” shall have the meaning ascribed to it in the Line of Credit Agreement.

"Options" means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

“Original Issue Date” shall mean the date of the first issuance of any Grid Note regardless of the number of transfers of any particular Grid Note.

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"Parent Entity" of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

“Permitted Indebtedness” means (a) Indebtedness evidenced by the Grid Notes or issuances to the Holders as contemplated by the Transaction Documents; (b) the Indebtedness existing on the Original Issue Date as set forth on Schedule 3(cc) attached to the Line of Credit Agreement, provided that the principal amount thereof is not increased or the terms thereof are not otherwise amended or modified after the Closing Date; (c) Indebtedness to trade creditors incurred in the ordinary course of business and (d) indebtedness that (i) is expressly junior and subordinated to the Grid Notes pursuant to a written subordination agreement with the Buyers that is acceptable to each Buyer in its sole and absolute discretion, and (ii) matures at a date later than the Maturity Date, (iii) has no prepayments or amortization payments prior to the maturity of the Grid Notes, and (iv) has a rate of interest no greater than the interest rate of the Grid Notes. For purposes of clarification, it is expressly agreed and understood that the classification of Indebtedness as “Permitted Indebtedness” does not cause such Indebtedness to be exempted from the Subsequent Issuance Adjustments (as defined in Section 6 below), the prohibition against the issuance of Variable Equity Securities (as defined in Section 4(d)(ii) of the Line of Credit Agreement), the Buyer’s Rights of Participation (as defined in Section 4(d)(iii) of the Line of Credit Agreement) or from any other provisions of the Transaction Documents, except that Permitted Indebtedness does constitute an exception to the Indebtedness Negative Covenant specified in Section 9(d) hereof.

“Permitted Liens” shall have the meaning ascribed to it in the Line of Credit Agreement.

"Person" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

“Principal Market” shall have the meaning ascribed to it in the Line of Credit Agreement by and between the Company and the Holder.

“Redemption” shall mean any redemption of the Grid Note hereunder, including but not limited to a Redemption Upon Major Transaction, a Mandatory Redemption, a Capital Raising Redemption and an Automatic Redemption.

“Redemption Amount” shall mean any amount that is payable to the Holder pursuant to a Redemption.

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“Redemption Date” shall mean the date of any Redemption of the Grid Note hereunder.

“Required Cash Payment” shall have the meaning set forth in Section 10(a) below.

“Required Holders” shall mean Holders holding greater than seventy five percent (75%) of the then outstanding principal amount of Grid Notes.

“Shares” shall mean the shares of Common Stock issuable upon Conversion of the Grid Notes.

“Subscription Amount” shall mean, as to each Buyer, the amount to be paid for the Grid Note purchased pursuant to the Line of Credit Agreement as specified in Section 10 of the Line of Credit Agreement, in United States Dollars and in immediately available funds.

“Subsidiaries” shall have the meaning ascribed to it in the Line of Credit Agreement.

"Trading Day" shall mean any day on which the Common Sock is traded for any period on the Principal Market, or on the principal securities exchange or other securities market on which the Common Stock is then being traded.

“Transaction Documents” shall have the meaning ascribed to it in the Securities Purchase Agreement.

“Variable Equity Securities” shall have the meaning ascribed to it in the Line of Credit Agreement.

The "Volume Weighted Average Price" or “VWAP” for any security as of any date means the volume weighted average sale price on the Principal Market, as reported by, or as calculated based upon data reported by, Bloomberg or an equivalent, reliable reporting service mutually acceptable to and hereafter designated by holders of a majority in interest of the Grid Notes and the Company or, if no volume weighted average sale price is reported for such security, then the last closing trade price of such security as reported by Bloomberg, or, if no last closing trade price is reported for such security by Bloomberg, the average of the closing trade prices of any market makers for such security that are listed in the "pink sheets" by the National Quotation Bureau, Inc. If the Volume Weighted Average Price is to be determined over a period of more than one Trading Day, then “Volume Weighted Average Price” for the period shall mean the volume weighted average of the daily Volume Weighted Average Prices, determined as set forth above, for each Business Day during the period. If the volume weighted average price cannot be calculated for such security on such date in the manner provided above, the volume weighted average price shall be the fair market value as mutually determined by the Company and the holders of a majority in interest of the Grid Notes being converted for which the calculation of the volume weighted average price is required in order to determine the Conversion Price of such Grid Notes.

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Section 2. Interest. This Grid Note shall be issued with the Original Issue Discount, but shall not accrue any interest on the Principal Amount after issuance, except for Late Payment Fees or interest payable hereunder following a default.

Furthermore, upon the occurrence of an Event of Default (as defined in Section 10 hereof) which, if curable, has remained uncured for ten (10) Trading Days, the Company will pay interest to the Holder, payable on demand, on the outstanding principal balance of the Grid Note from the date of the Event of Default until such Event of Default is cured at the rate of the lesser of eighteen percent (18%) and the maximum applicable legal rate per annum.

Section 3. Conversion.

(a) Conversion Right.

(i) Conversion Timing and Amount. Subject to the limitations on Conversion contained herein, the record Holder of this Grid Note shall have the right (a “Conversion Right”) from time to time, and at any time on or after the Original Issue Date hereof to convert any of all of the Grid Notes (plus any accrued and unpaid Liquidated Damages and other Required Cash Payments) into fully paid and non-assessable shares of Common Stock, or any shares of capital stock or other securities of the Company into which such Common Stock shall hereafter be changed or reclassified, at the Conversion Price (as defined in Section 3(b) below, subject to adjustment as provided herein) determined as provided herein (a "Conversion"). The Conversion Rights set forth in this Section 3 shall remain in full force and effect immediately from the Original Issue Date until the Grid Note is paid in full regardless of the occurrence of an Event of Default.

(ii) Limitation On Conversion. Notwithstanding the above, in no event shall the Holder be entitled to convert any portion of this Grid Note in excess of that portion of this Grid Note upon Conversion of which the sum of (1) the number of shares of Common Stock beneficially owned by the Holder and any applicable affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Grid Note or the unexercised or unconverted portion of any other security of the Company subject to a limitation on Conversion or exercise analogous to the limitations contained herein)(the “Beneficially Owned Shares”) and (2) the number of shares of Common Stock issuable upon the Conversion of the portion of the Grid Note with respect to which the determination of this proviso is being made would result in beneficial ownership by the Holder and its affiliates of more than 4.99% (the “Maximum Percentage”) of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of this Grid Note held by the Holder (the “Beneficial Ownership Limitation”). For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined by the Holder in accordance with Section 13(d) of the Exchange Act and Regulations 13D-G thereunder, except as otherwise provided in clause (1) of such proviso in the immediately preceding sentence, and PROVIDED THAT the Beneficial Ownership Limitation shall be conclusively satisfied if the applicable Notice of Conversion includes a signed representation by the Holder, if requested by the Company, that the issuance of the shares in such Notice of Conversion will not violate the Beneficial Ownership Limitation, and the Company shall not be entitled to require additional documentation of such satisfaction.

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The parties agree that, in the event that the Company receives any tender offer or any offer to enter into a merger with another entity whereby the Company shall not be the surviving entity (an “Offer”), or in the event that Default Shares are being issued to the Holder pursuant to Section 11 hereof, then the Maximum Percentage shall be automatically increased immediately after such Offer to read “9.99%” each place that “4.99%” occurs in the first paragraph of this Section 3(a)(ii) above. Notwithstanding the above, Holder shall retain the option to either exercise or not exercise its option(s) to acquire Common Stock pursuant to the terms hereof after an Offer. The Beneficial Ownership Limitation provisions of this Section 3(a)(ii) may be waived by such Holder, at the election of such Holder, upon not less than sixty-one (61) days’ prior notice to the Company, to change the Maximum Percentage to any other percentage not less than 4.99% and not in excess of 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of this Grid Note held by the Holder and the provisions of this Section 3(a)(ii) shall continue to apply. Any such increase or decrease to the Maximum Percentage will apply only to the Holder and not to any other holder of Grid Notes. Upon such a change by a Holder of the Beneficial Ownership Limitation from such 4.99% limitation to such 9.99% limitation, the Beneficial Ownership Limitation may not be further waived by such Holder, provided that, if an Event of Default occurs, thereafter the Beneficial Ownership Limitation provisions of this Section 3(a)(ii) may be waived by such Holder, at the election of such Holder, upon not less than 61 days’ prior notice to the Company, to change the Maximum Percentage to any other percentage not less than 4.99% (and not limited to 9.99%) of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of this Grid Note held by the Holder and the provisions of this Section 3(a)(ii) shall continue to apply. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 3(a)(ii) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation.

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(iii) Maximum Exercise of Rights. In the event the Holder notifies the Company that the exercise of the rights described in this Section 3 or the issuance of Interim Conversion Shares (as defined in Section 6(d) hereof), Payment Shares (as defined in the Line of Credit Agreement) or other shares of Common Stock issuable to the Holder under the terms of the Transaction Documents (collectively, “Issuable Shares”) would result in the issuance of an amount of Common Stock that would exceed the maximum amount that may be issued to a Holder calculated in the manner described in Section 3(a)(ii) of this Agreement, then the issuance of such additional shares of Common Stock to such Holder will be deferred in whole or in part until such time as such Holder is able to beneficially own such Common Stock without exceeding the maximum amount calculated in the manner described in Section 3(a)(ii) of this Agreement. The determination of when such Common Stock may be issued without violating the Beneficial Ownership Limitations shall be made by each Holder as to only such Holder.

(iv) Calculation of Conversion Amount. The number of shares of Common Stock to be issued upon each Conversion of this Grid Note shall be determined by dividing the Conversion Amount (as defined herein) by the applicable Conversion Price. The term "Conversion Amount" means, with respect to any Conversion of the Grid Note, the sum of (1) the Principal Amount of the Grid Note to be converted in such Conversion, PLUS (2) at the Holder's option, any Liquidated Damages and other Required Cash Payment owed to the Holder.

(b) Conversion Price. The "Conversion Price" shall initially equal ten cents ($0.10) (the "Initial Conversion Price") (subject to adjustments pursuant to the terms of this Grid Note and subject to equitable adjustments for stock splits, stock dividends or rights offerings by the Company relating to the Company's securities or the securities of any Subsidiary of the Company, combinations, recapitalization, reclassifications, extraordinary distributions and similar events).

(c) Reservation of Shares.

(i) Increase and Maintenance of Authorized and Reserved Amount. The Company represents that the aggregate number of its authorized shares of Common Stock is at least 100,000,000 shares and covenants that it will initially reserve (the “Initial Share Reservation”) from its authorized and unissued Common Stock a number of shares of Common Stock equal to at least 150% of the initial principal amount of this Grid Note, divided by the Conversion Price in effect on the Original Issue Date of this Grid Note, free from preemptive rights, to provide for the issuance of Common Stock upon the Conversion of this Grid Note.

Company further covenants that, beginning on the Original Issue Date hereof, and continuing until all of the Grid Notes have been converted, redeemed or otherwise satisfied in accordance with their terms, the Company will reserve from its authorized and unissued Common Stock a sufficient number of shares (the “Required Grid Note Reserve Amount”), free from preemptive rights, equal to 150% of the number of shares as shall from time to time be necessary to provide for the issuance of Common Stock upon the full Conversion of all of the Grid Notes (without regard to any limitations on conversions). The Company shall authorize and reserve such additional amounts (together with the Required Grid Note Reserve Amount, collectively referred to as the “Required Reserve Amount”) of shares from time to time as necessary to comply with the Company's obligations to meet the Ongoing Share Reservation Requirements (as defined in the Line of Credit Agreement) pursuant to Section 4(e) of the Line of Credit Agreement. The Company represents that upon issuance, such Shares will be duly and validly issued, fully paid and non-assessable. In addition, if the Company shall issue any securities or make any change to its capital structure which would change the number of shares of Common Stock into which the Grid Note shall be convertible at the then applicable Conversion Price, or if the Conversion Price shall be adjusted, the Company shall at the same time make proper provision so that thereafter there shall be a sufficient number of shares of Common Stock authorized and reserved, free from preemptive rights, for Conversion of the outstanding portion of this Grid Note.

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(ii) Insufficient Authorized Shares. If at any time while any of the Grid Notes remain outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon conversion of the Grid Notes at least a number of shares of Common Stock equal to the Required Reserve Amount (an "Authorized Share Failure"), then the Company shall immediately take all action necessary to increase the Company's authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for the Grid Notes then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than sixty (60) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use its best efforts to solicit its stockholders' approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the stockholders that they approve such proposal.

The Company shall use its best efforts to authorize and reserve a sufficient number of shares of Common Stock as soon as practicable following the earlier of (i) such time that the Holder notifies the Company or that the Company otherwise becomes aware that there are or likely will be insufficient authorized, reserved and unissued shares to allow full Conversion of the outstanding amount of the Grid Note. The Company shall send notice to the Holder of the authorization of additional shares of Common Stock, the date of such authorization and the amount of the Holder's accrued Liquidated Damages.

(iii) Allocations of Reserve Amount. The initial number of shares of Common Stock authorized and reserved for conversions of the Grid Notes and each increase in the number of shares so reserved (collectively, the “Actual Reserved Amount”) shall be allocated pro rata among the Holders (the "Reserved Share Allocation") of the Grid Notes based on the aggregate number of Shares into which each Holder’s outstanding Grid Note would be convertible (collectively, the “Fully Diluted Holdings”) as a percentage of the aggregate Fully Diluted Holdings of all of the Holders. In the event a holder shall sell or otherwise transfer such Holder’s Debenture, each transferee shall immediately be allocated a pro rata portion of such transferor’s Reserved Share Allocation. Any portion of the Reserved Share Allocation which remains allocated to any Person or entity which does not hold any Grid Notes shall be allocated to the remaining holders of Grid Notes, pro rata based on the Holder’s Fully Diluted Holdings at the time of such allocation.

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(d) Method of Conversion.

(i) Mechanics of Conversion. Subject to Section 3(a) and the other provisions of this Grid Note, this Grid Note may be converted into Common Stock by the Holder in whole or in part at any time and from time to time after the Original Issue Date, by (A) submitting to the Company a duly executed notice of Conversion in the form attached hereto as Exhibit A ("Notice of Conversion") by facsimile dispatched prior to Midnight, New York City time (the "Conversion Notice Deadline") on the date specified therein as the Conversion Date (as defined herein) (or by other means resulting in written notice to the Company on the date specified therein as the Conversion Date) to the office of the Company; which notice shall specify the principal amount of this Grid Note to be converted (plus the dollar amount of any Liquidated Damages, and other Required Cash Payments that the Holder elects to convert into Common Stock), the applicable Conversion Price, and the number of shares of Common Stock issuable upon such Conversion; and (B) subject to Section 3(d)(vii), surrendering the Grid Note at the principal office of the Company.

(ii) Conversion Date. The "Conversion Date" shall be the date specified in the Notice of Conversion, provided that the Notice of Conversion is submitted by facsimile (or by other means resulting in, or reasonably expected to result in, written notice) to the Company or its transfer agent (“Transfer Agent”) before Midnight, New York City time, on the date so specified, otherwise the Conversion Date shall be the date that the Notice of Conversion (or a facsimile thereof) is first received by the Company or its Transfer Agent. The Person or Persons entitled to receive the shares of Common Stock issuable upon Conversion shall be treated for all purposes as the record holder or holders of such securities as of the Conversion Date.

(iii) Delivery of Common Stock Upon Conversion. Upon submission of a Notice of Conversion, the Company shall, by no later than the third (3rd) Business Day after the Conversion Date (the "Conversion Shares Delivery Deadline"), issue and deliver (or cause its Transfer Agent so to issue and deliver) in accordance with the terms hereof and the Line of Credit Agreement to or upon the order of the Holder that number of shares of Common Stock (“Conversion Shares”) for the principal amount of this Grid Note (plus the dollar amount of any Liquidated Damages, and other Required Cash Payments that the Holder elects to convert into Common Stock) converted as shall be determined in accordance herewith. Upon the Conversion of this Grid Note, the Company shall, at its own cost and expense, take all necessary action, including obtaining and delivering an opinion of counsel to assure that the Company's Transfer Agent shall issue stock certificates in the name of Holder (or its nominee) or such other Persons as designated by Holder and in such denominations to be specified at Conversion representing the number of shares of Common Stock issuable upon such Conversion. The Company warrants that no instructions other than these instructions have been or will be given to the Transfer Agent of the Common Stock and that the Shares will be free-trading, and freely transferable, and will not contain a legend restricting the resale or transferability of the Shares provided the Shares are eligible for immediate resale, without volume limitations, pursuant to Rule 144 or another exemption from registration.

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(iv) Delivery Failure; Partial Liquidated Damages; Revocation of Conversion. If the Company fails for any reason to deliver to the Holder a certificate or certificates representing the Conversion Shares pursuant to Section 3(d)(iii) by the fifth (5th) Trading Day after the Conversion Date, the Company shall pay to such Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of principal amount being converted, $10 per Trading Day (increasing to $20 per Trading Day on the fifth Trading Day after such liquidated damages begin to accrue) for each Trading Day after such fifth (5th) Trading Day until such certificates are delivered (the “Late Share Delivery Liquidated Damages”). Nothing herein shall limit a Holder’s right to pursue actual damages or damages for an Event of Default pursuant to the terms hereof for the Company’s failure to deliver Conversion Shares within the period specified herein and such Holder shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

In addition to any other remedies which may be available to the Holder, in the event that the Company fails for any reason to effect delivery of the Conversion Shares by the Conversion Shares Delivery Deadline, or fails to effect delivery of Default Shares by the Default Share Delivery Deadline (as defined in Section 11 hereof) (each, a “Delivery Failure”), the Holder, at its option, will be entitled to revoke all or part of the relevant Notice of Conversion (a “Conversion Revocation”) or rescind all or part of a Default Conversion Notice (as defined in Section 11) (a “Default Conversion Revocation”) or rescind all or part of a Major Transaction Conversion Notice (as defined in Section 4) (a “Major Transaction Conversion Revocation”) or rescind all or part of the notice of Redemption, including but not limited to a notice of Mandatory Redemption (a “Redemption Revocation”), as applicable, by delivery of a notice to such effect to the Company whereupon the Holder shall regain the rights of a Holder of this Grid Note with respect to such unconverted portions of this Grid Note and the Company and the Holder shall each be restored to their respective positions immediately prior to the delivery of such notice, except that the liquidated damages described herein shall be payable through the date notice of revocation or rescission is given to the Company.

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(v) Compensation for Buy-In on Failure to Timely Deliver Certificates Upon Conversion, or Upon Submission for Legend Removal. In addition to any other rights available to the Holder, if the Company fails for any reason to deliver to the Holder such certificate or certificates (without legends, if the Unrestricted Conditions have been met) by the Conversion Shares Deliver Deadline pursuant to Section 3(d)(iii), or if at any time the Holder submits shares of Common Stock for legend removal when the Unrestricted Conditions have been met, and the Company fails to deliver or cause to be delivered to such Holder a certificate representing such shares that is free from all restrictive and other legends by the applicable Legend Removal Date, and if after such Conversion Shares Deliver Deadline or Legend Removal Date, as applicable, the Holder is required by its brokerage firm to purchase (in an open market transaction or otherwise), or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by such Holder of the Conversion Shares which the Holder was entitled to receive upon the conversion relating to such Conversion Shares Deliver Deadline or Legend Removal Date, as applicable (each, a “Buy-In”), then the Company shall (A) pay in cash to the Holder (in addition to any other remedies available to or elected by the Holder) the amount by which (x) the Holder’s total purchase price (including any brokerage commissions) for the Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock so purchased multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed (including any brokerage commissions) and (B) at the option of the Holder, if applicable, either reinstate (or if necessary, reissue) the portion of the Grid Note for which such conversion was not honored or deliver to the Holder the number of shares of Common Stock that would have been issued if the Company had timely complied with its delivery requirements under Section 3(d)(iii). For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of the Grid Note with respect to which the actual sale price of the Conversion Shares (including any brokerage commissions) giving rise to such purchase obligation was a total of $10,000 under clause (A) of the immediately preceding sentence, the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon conversion of the Grid Note as required pursuant to the terms hereof.

(vi) Surrender of Grid Note Upon Conversion; Book-Entry. Notwithstanding anything to the contrary set forth herein, upon Conversion of this Grid Note in accordance with the terms hereof, the Holder shall not be required to physically surrender the Grid Note to the Company unless all of this Grid Note is converted, in which case such Holder shall deliver the Grid Note being converted to the Company promptly following the Conversion Date at issue. The Holder and the Company shall maintain records showing the amount of this Grid Note that is so converted and the dates of such Conversions or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Grid Note upon each such Conversion. In the event of any dispute or discrepancy, such records of the Company shall be controlling and determinative in the absence of manifest error.

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(vii) No Fractional Shares. If any Conversion of this Grid Note would result in a fractional share of Common Stock or the right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares of Common Stock issuable upon Conversion of this Grid Note shall be the next higher number of shares.

(xiii) Lost or Stolen Grid Notes. Upon receipt by the Company of evidence of the loss, theft, destruction or mutilation of a Grid Note, and (in the case of loss, theft or destruction) of indemnity reasonably satisfactory to the Company, and upon surrender and cancellation of the Grid Note, if mutilated, the Company shall execute and deliver a new Grid Note of like tenor and date.

(e) Legends.

(i) Restrictive Legends. The Holder understands that the Grid Notes and, until such time as Conversion Shares and any other Issued Common Shares (as defined in the Line of Credit Agreement) may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Conversion Shares and any other Issued Common Shares may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such Securities):

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SAID ACT, OR AN OPINION OF COUNSEL, IN FORM, SUBSTANCE AND SCOPE REASONABLY SATISFACTORY TO COUNSEL TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT."

(ii) Removal of Legends. The Company will issue and deliver the Conversion Shares without restrictive legends (including the legend set forth above in this Section 3(e)), and will remove, or cause its Transfer Agent to remove at the Company’s expense, any restrictive legends on any Conversion Shares that contain restrictive legends (including the legend set forth above in this Section 3(e)), in each case when and as required under Section 6(a) of the Line of Credit Agreement. The Holder agrees to sell all Securities, including those represented by a certificate(s) from which the legend has been removed, in compliance with applicable prospectus delivery requirements, if any.

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(f) DTC Delivery. In lieu of delivering physical certificates representing the unlegended shares of Common Stock (the “Unlegended Shares”), provided the Company’s Transfer Agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer ("FAST") program, upon request of the Holder, so long as the certificates therefor are not required to bear a legend and the Holder is not obligated to return such certificate for the placement of a legend thereon, the Company shall cause its Transfer Agent to electronically transmit the Unlegended Shares to the Holder by crediting the account of the Holder's prime broker with DTC through its Deposit Withdrawal Agent Commission ("DWAC") system. The time periods for delivery and penalties described herein shall likewise apply to the electronic transmittals described herein.

(g) Status as Shareholder. Upon submission of a Notice of Conversion by a Holder, (i) the portion of the Grid Note covered thereby (other than the portion, if any, pursuant to the Conversion of which shares cannot be issued because their issuance would exceed such Holder's allocated portion of the Required Reserve Amount) shall be deemed converted into shares of Common Stock and (ii) the Holder's rights as a Holder of such converted portion of this Grid Note shall cease and terminate, excepting only the right to receive certificates for such shares of Common Stock and to any Liquidated Damages or other remedies provided herein or in the Transaction Documents or otherwise available at law or in equity to such Holder because of a failure by the Company to comply with the terms of this Grid Note, including but not limited to the remedies provided in Section 3(d)(iv), Section 3(d)(vi), Section 11 and Section 14 hereof. Notwithstanding the foregoing, if a Holder initiates a Conversion Revocation, a Default Conversion Revocation or a Redemption Revocation pursuant to Section 3(d)(iv) hereof, the Holder shall regain the rights of a Holder of this Grid Note with respect to such unconverted portion of this Grid Note as specified in Section 3(d)(iv) and the Company shall, as soon as practicable, return such unconverted portion of this Grid Note to the Holder or, if the Grid Note has not been surrendered, adjust its records to reflect that such portion of the Grid Note has not been converted. In all cases, the Holder shall retain all of its rights and remedies (including, without limitation, the right to receive Liquidated Damages to the extent required hereby for such Event of Failure and any subsequent Event of Failure and the right to receive the Default Amount pursuant to Section 11 to the extent required thereby) for the Company's failure to convert this Grid Note.

(h) Pro Rata Conversion. In the event that the Company receives a Conversion Notice from more than one holder of Grid Notes for the same Conversion Date and the Company can convert some, but not all, of such portions of the Grid Notes submitted for conversion, the Company shall convert from each holder of Grid Notes electing to have Grid Notes converted on such date a pro rata amount of such holder's portion of its Grid Notes submitted for conversion based on the principal amount of Grid Notes submitted for conversion on such date by such holder relative to the aggregate principal amount of all Grid Notes submitted for conversion on such date.

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Section 4. Rights Upon Major Transaction or Change of Entity Transaction.

(a) Definitions. For purposes hereof,

“Change of Entity Transaction” means (i) a consolidation, merger, exchange of shares, recapitalization, reorganization, business combination or other similar event, in one or a series of transactions (A) following which the holders of Common Stock immediately preceding such consolidation, merger, change of shares, recapitalization, reorganization, business combination or event either (1) no longer hold a majority of the shares of Common Stock of the Company or (2) no longer have the ability to elect a majority of the board of directors of the Company or (B) as a result of which shares of Common Stock shall be changed into (or the shares of Common Stock become entitled to receive) the same or a different number of shares of the same or another class or classes of stock or securities of the Company or another entity.

“Sufficient Trading Characteristics” shall mean that the average daily dollar trading volume of the common stock of such entity on its primary exchange or market is equal to or in excess of $100,000 for the 90th through the 31st day prior to the public announcement of the transaction in respect of which this definition shall be applied.

“Permissible Change of Entity Transaction” shall mean a Change of Entity Transaction where the Successor Entity (as defined below) (A) is a publicly traded Company whose common stock is quoted on or listed for trading on an Eligible Market, (B) has Sufficient Trading Characteristics (as defined above) and (C) meets the Assumption Requirements (as required in Section 4(b) below), or any other Change of Entity Transaction with respect to which the Holder provides the Company with a Major Transaction Approval Notice (as defined in subsection (d) immediately below).

“Impermissible Change of Entity Transaction” shall mean a Change of Entity Transaction which does not qualify as a Permissible Change of Entity Transaction.

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“Major Transaction” means

(i) an Impermissible Change of Entity Transaction; and

 (ii) the sale or transfer of more than 40%, in the aggregate, of the properties or assets of the Company to another Person or Persons in any rolling 12 month period (an “Asset Sale”); and

(iii) a purchase, tender or exchange offer made to and accepted by the holders of more than the 50% of the outstanding shares of Common Stock.

(b) Assumption Upon Permissible Change of Entity Transaction. The Company shall not, so long as any of the Grid Notes remain outstanding, enter into or be party to a Change of Entity Transaction unless any Person purchasing the Company’s assets or Common Stock, or any successor entity resulting from such Change of Entity Transaction (in each case, an “Successor Entity”), assumes (an “Assumption”) in writing all of the obligations of the Company under the Grid Note and the other Transaction Documents in accordance with the provisions of this Section 4(b) pursuant to written agreements in form and substance satisfactory to the Required Holders and approved by the Required Holders prior to such Change of Entity Transaction, including agreements to deliver to each holder of Grid Notes in exchange for such Grid Notes a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to the Grid Note, including, without limitation, having a principal amount and interest rate equal to the principal amount and interest rate of the Grid Notes held by such holder, having similar conversion rights as the Grid Notes (including but not limited to a similar Conversion Price and similar Conversion Price adjustment provisions) and having similar priority to the Grid Notes, and satisfactory to the Required Holders. Upon the occurrence of any Change of Entity Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Change of Entity Transaction, the provisions of the Grid Note referring to the "Company" shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under the Grid Note with the same effect as if such Successor Entity had been named as the Company herein. Upon consummation of a Change of Entity Transaction, the Successor Entity shall deliver to the Holder confirmation that there shall be issued upon conversion or redemption of the Grid Notes at any time after the consummation of the Change of Entity Transaction, in lieu of the shares of Common Stock (or other securities, cash, assets or other property) issuable upon the conversion of the Grid Notes prior to such Change of Entity Transaction, such shares of publicly traded common stock (or their equivalent) of the Successor Entity, as adjusted in accordance with the provisions of the Grid Note. The provisions of this Section shall apply similarly and equally to successive Change of Entity Transactions and shall be applied without regard to any limitations on the conversion of the Grid Note. The requirements of this Section 4(b) are referred to herein as the “Assumption Requirements.”

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(c) Notice of Transaction. At least thirty (30) days prior to the consummation of a Major Transaction or Change of Entity Transaction, but not prior to the public announcement of such transaction, the Company shall deliver written notice thereof via facsimile and overnight courier to the Holder (a "Transaction Notice"), which notice shall specify the nature and terms of the proposed transaction (including notice of whether or not such transaction constitutes a Major Transaction) and nature of the Successor Entity (if any).

(d) Redemption Right Upon Major Transaction. At any time during the period beginning after the Holder's receipt of a Transaction Notice and ending on the Trading Day immediately prior to the consummation of such Major Transaction, the Holder may require the Company to redeem (a “Redemption Upon Major Transaction”) all or any portion of the Holder’s Grid Note by delivering written notice thereof ("Major Transaction Redemption Notice") to the Company, which Major Transaction Redemption Notice shall indicate the aggregate principal amount of Grid Notes (the “Redemption Principal Amount”) that the Holder is electing to be redeemed. Unless otherwise indicated by the Holder to the Company in writing, in the event that the holder does not provide a Major Transaction Redemption Notice to the Company, the Holder shall be deemed to have delivered a Major Transaction Redemption Notice, on the last day such notice is allowable, requiring the Company to redeem 100% of the Holder’s Grid Note. The Redemption Principal Amount of Grid Notes subject to redemption pursuant to this Section 4(d) shall be redeemed by the Company in cash at a price (the "Major Transaction Redemption Price") equal to the greater of:

(i) the product of (A) the sum of the Redemption Principal Amount being redeemed and any accrued and unpaid Liquidated Damages and any other Required Cash Payments (such amounts in addition to the Redemption Principal Amount are referred to herein as the “Supplementary Amounts”), and (B) the quotient determined by dividing (x) the greater of (I) the Market Price of the Common Stock immediately following the public announcement of such proposed Major Transaction and (II) the Market Price on the date that the Major Transaction Redemption Price is paid to the Holder, by (y) the Conversion Price,

and

(ii) the sum of (A) the Major Transaction Redemption Premium multiplied by the Redemption Principal Amount being redeemed, plus (B) the Supplementary Amounts.

(e) Escrow; Payment of Major Transaction Redemption Price. The Company shall not effect a Major Transaction unless it shall first place, or shall cause the Successor Entity to place, into an escrow account with an independent escrow agent, at least three (3) Business Days prior to the closing the Major Transaction (the “Major Transaction Escrow Deadline”), an amount equal to the Major Transaction Redemption Price. Concurrently upon closing of any Major Transaction, the Company shall pay or shall instruct the escrow agent to pay the Major Transaction Redemption Price to the Holder, which payment shall constitute a Redemption Upon Major Transaction of the Grid Note.

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(f) Injunction. In the event that the Company attempts to consummate a Major Transaction without placing the Major Transaction Redemption Price in escrow in accordance with subsection (e) above or without payment of the Major Transaction Redemption Price to the Holder upon consummation of such Major Transaction, the Buyer shall have the right to apply for an injunction in any state or federal courts sitting in the City of New York, borough of Manhattan to prevent the closing of such Major Transaction until the Major Transaction Redemption Price is paid to the Holder, in full.

(g) Mechanics of Redemptions Upon Major Transactions. Redemptions required by this Section 4 shall be made in accordance with the provisions of Section 12 and shall have priority to payments to shareholders in connection with a Major Transaction. To the extent redemptions required by this Section 4(g) are deemed or determined by a court of competent jurisdiction to be prepayments of the Grid Note by the Company, such redemptions shall be deemed to be voluntary prepayments. Notwithstanding anything to the contrary in this Section 4, until the Major Transaction Redemption Price (together with any Supplementary Amounts thereon) is paid in full, the Redemption Principal Amount submitted for redemption under this Section and the Supplementary Amounts may be converted (a “Major Transaction Conversion”), in whole or in part, by the Holder into shares of Common Stock upon written notice (“Major Transaction Conversion Notice”) to the Company (or the Successor Entity, if applicable), or in the event the Conversion Date is after the consummation of a Change of Entity Transaction (as defined above), into shares of publicly traded common stock (or their equivalent) of the Successor Entity pursuant to Section 4(b). Unless otherwise indicated by the Holder in the applicable Notice of Conversion, any principal amount of this Grid Note converted during the period from the date of the Major Transaction Redemption Notice until the date the Major Transaction Redemption Price is paid in full shall be considered to be a conversion (instead of a Redemption) of a portion of the Grid Note that would have been subject to such Redemption, and any amounts of this Grid Note converted from time to time during such period shall be converted in full into Common Stock at the Conversion Price then in effect, and the dollar amount so converted into Common Stock shall be deducted from the Redemption Principal Amount (as defined above) and any Supplementary Amounts that are subject to such redemption. The parties hereto agree that in the event of the Company's redemption of any portion of the Grid Note under Section 4(d), the Holder's damages would be uncertain and difficult to estimate because of the parties' inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder. Accordingly, any redemption premium due under Section 4(d) is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder's actual loss of its investment opportunity and not as a penalty.

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Section 5. Effect of Certain Events.

(a) Participation. The Holder, as the holder of the Grid Note, shall be entitled to receive such dividends paid and distributions made to the holders of Common Stock to the same extent as if the Holder had completely converted the Grid Note into Common Stock (without regard to any limitations on Conversion herein or elsewhere and without regard to whether or not a sufficient number of shares are authorized and reserved to effect any such exercise and issuance) and had held such shares of Common Stock on the record date for such dividends and distributions. Payments under the preceding sentence shall be made concurrently with the dividend or distribution to the holders of Common Stock.

(b) Voting Rights. The Holder shall obtain common shareholder voting rights with respect to the number of shares of Common Stock held by the Holder plus the number of shares of Common Stock issuable pursuant to Conversions of the Grid Note at any given time (subject to the Beneficial Ownership Limitations).

(c) Rights Upon Issuance of Purchase Rights. If at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase shares, warrants, securities or other property pro rata to the record holders of any class of Common Shares (the “Purchase Rights”), then the Holders will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such Holder could have acquired if such Holder had held the number of Common Shares acquirable upon complete Conversion of the Grid Note (without taking into account any limitations or restrictions on the convertibility of the Grid Note) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Shares are to be determined for the grant, issue or sale of such Purchase Rights.

Section 6. Adjustment Upon Issuance of Shares of Common Stock or Common Stock Equivalents and Certain Other Events; Notice of Adjustment; Notice Failure Adjustment. If the Company issues or sells, or in accordance with this Section 6 is deemed to have issued or sold, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Company) for a consideration per share (the "New Issuance Price") less than a price (the "Applicable Price") equal to the Conversion Price in effect immediately prior to such issue or sale or deemed issuance or sale (the foregoing a "Dilutive Issuance"), then immediately after such Dilutive Issuance, the Conversion Price then in effect shall be reduced to an amount equal to the New Issuance Price. The adjustments required by this paragraph and by Sections 6(a) – 6(d) below are referred to in the singular, as a “Subsequent Issuance Adjustment,“ and collectively as “Subsequent Issuance Adjustments.” For purposes of determining the adjusted Conversion Price under this Section 6, the following shall be applicable:

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(a) Issuance of Options. If the Company in any manner grants any Options and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. For purposes of this Section 6(a), the "lowest price per share for which one share of Common Stock is issuable upon exercise of such Options or upon conversion, exercise or exchange of such Convertible Securities" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the granting or sale of the Option, upon exercise of the Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option.

(b) Issuance of Convertible Securities. If the Company in any manner issues or sells any Convertible Securities and the lowest price per share for which one share of Common Stock is issuable upon the conversion, exercise or exchange thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this Section 6(b), the "lowest price per share for which one share of Common Stock is issuable upon the conversion, exercise or exchange" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to one share of Common Stock upon the issuance or sale of the Convertible Security and upon conversion, exercise or exchange of such Convertible Security. In the case of a Convertible Security which is accompanied by Options (collectively, a “Unit”), the "lowest price per share for which one share of Common Stock is issuable upon the conversion, exercise or exchange of such Convertible Security” shall equal (i) the consideration deemed received in exchange for the Convertible Security, as determined in accordance with subsection 6(d) below, divided by (ii) the total number of shares into which such Convertible Security is convertible or exchangeable (notwithstanding any contractual limitation on the timing or amount of conversions).

(c) Change in Option Price or Rate of Conversion. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exercise or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exercisable or exchangeable for shares of Common Stock increases or decreases at any time, the Conversion Price and the number of Conversion Shares in effect at the time of such increase or decrease shall be adjusted to the Conversion Price and the number of Conversion Shares which would have been in effect at such time had such Options or Convertible Securities provided for such increased or decreased purchase price, additional consideration or increased or decreased conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this Section 6(c), if the terms of any Option or Convertible Security that was outstanding as of the date of issuance of this Grid Note are increased or decreased in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the shares of Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such increase or decrease. No adjustment pursuant to this Section 6 shall be made if such adjustment would result in an increase of the Conversion Price then in effect or a decrease in the number of Conversion Shares.

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(d) Calculation of Consideration Received. In case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction, the Options will be deemed to have been issued for their Black Scholes value, and the other securities issued or sold in such integrated transaction will be deemed to have been issued or sold for the balance of the consideration received by the Company. If any shares of Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount received by the Company therefor. If any shares of Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of such consideration received by the Company will be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company will be the Weighted Average Price of such security on the date of receipt. If any shares of Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such shares of Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or securities will be determined jointly by the Company and the Required Holders. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the "Valuation Event"), the fair value of such consideration will be determined within five (5) Business Days after the tenth day following the Valuation Event by an independent, reputable appraiser jointly selected by the Company and the Required Holders. The determination of such appraiser shall be final and binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Company.

(e) Record Date. If the Company takes a record of the holders of shares of Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in shares of Common Stock, Options or in Convertible Securities or (ii) to subscribe for or purchase shares of Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

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(f) Subsequent Rights Offerings. If the Company, at any time prior to the date that all of the Grid Notes have been converted, redeemed or otherwise satisfied in accordance with their terms, shall issue rights, options or warrants to all holders of Common Stock (and not to Holders) entitling them to subscribe for or purchase shares of Common Stock at a price per share (the “Base Rights Offering Price”) that is lower than the Conversion Price then in effect, then the Conversion Price shall be reduced (but not increased) to the Base Rights Offering Price. Such adjustment shall be made whenever such rights or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights, options or warrants. No adjustment shall be made hereunder if such adjustment would result in an increase of the Conversion Price then in effect.

(g) Pro Rata Distributions. If the Company, at any time prior to the date that all of the Grid Notes have been converted, redeemed or otherwise satisfied in accordance with their terms, distributes to all holders of Common Stock (and not to the Holders) evidences of its indebtedness or assets (including cash and cash dividends) or rights or warrants to subscribe for or purchase any security (other than the Common Stock, which shall be subject to Section 6(a) – 6(d) above), then in each such case the Conversion Price shall be adjusted by multiplying such Conversion Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the VWAP determined as of the record date mentioned above, and of which the numerator shall be such VWAP on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to 1 outstanding share of the Common Stock as determined by the Board of Directors of the Company in good faith. In either case the adjustments shall be described in a statement delivered to the Holder describing the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to 1 share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

(h) Subdivision or Combination of Common Stock. If the Company at any time subdivides (by any stock split, stock dividend, recapitalization, reorganization, reclassification or otherwise) the shares of Common Stock acquirable hereunder into a greater number of shares, then, after the date of record for effecting such subdivision, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company at any time combines (by reverse stock split, recapitalization, reorganization, reclassification or otherwise) the shares of Common Stock acquirable hereunder into a smaller number of shares, then, after the date of record for effecting such combination, the Conversion Price in effect immediately prior to such combination will be proportionately increased.

(i) Notice of Dilutive Issuances and Adjustments; Notice Failure Adjustment. The Company shall notify the Holder in writing, no later than one (1) Business Day following any Dilutive Issuance, indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price, exercise price and other pricing terms (such notice, the “Dilutive Issuance Notice”). In the event that the Company fails to provide the Holder with a Dilutive Issuance Notice within five (5) Business Days of any Dilutive Issuance (the “Dilutive Issuance Notice Deadline”), the Conversion Price shall be permanently reduced (but not increased) on the Dilutive Issuance Notice Deadline, and on the same day of each calendar month thereafter until such notice is given (each, a “Notice Failure Adjustment Date”), or in each case if not a business day, then on the next business day (each, a “Notice Failure Adjustment”) to a price equal to the lesser of (a) the Conversion Price then in effect or (b) 100% of the VWAP for five (5) trading day period immediately preceding the applicable Notice Failure Adjustment Date (collectively, the “Notice Failure Adjustment Price”).

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(j) Notice to Allow Conversion by Holder. If (i) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (ii) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (iii) the Company shall authorize the granting to all holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (iv) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property or (v) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of this Grid Note, and shall cause to be delivered to the Holder at its last address as it shall appear upon the Grid Note Register, at least 20 calendar days prior to the applicable record date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. The Holder is entitled to convert this Grid Note during the 20-day period commencing on the date of such notice through the effective date of the event triggering such notice.

Section 7. Automatic Redemption at End of Term

(a) Automatic Redemption at End of Term. Any Grid Note that has not been submitted for Conversion into Common Stock and has not been subjected to a Default Notice by midnight, New York City time, on the Maturity Date (the “Automatic Redemption Date”), shall be automatically redeemed (“Automatic Redemption”) for a redemption price, in cash, equal to the outstanding Principal Amount of this Grid Note and any Liquidated Damages (the “Automatic Redemption Amount”). The Automatic Redemption Amount shall be due and payable within five (5) Trading Days of the Automatic Redemption Date.

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Section 8. Senior Debt; Secured Obligation.

(a) Senior Debt; Priority. The Grid Notes shall constitute senior debt of the Company. There is no debt currently outstanding that is senior to the Grid Notes except as otherwise set forth on Schedule 8(a). All future debt issued by the Company or any Subsidiary shall be subordinated and junior to the Grid Notes. Neither the Company nor any Subsidiary shall, without the written permission of the Holder, issue any other debt that is senior to, or pari passu with, the Grid Notes. From the Original Issue Date of the Grid Notes through the date that all of the Grid Notes have been paid in full or converted in full, before entering into, or permitting any Subsidiary to enter into, any future debt with a third party, the Company shall first obtain a subordination agreement, satisfactory to Holder, from the proposed debt holder.

(b) Secured Obligation. The obligations of the Company under this Grid Note are secured by all assets of the Company and its Subsidiaries pursuant to the Security Agreement (“Security Agreement”) of date even herewith, between the Company, certain of the Subsidiaries of the Company and the Secured Parties (as defined therein).

Section 9. Certain Negative Covenants; Misc. Without the prior written consent of the Required Holders, for so long as any of the Grid Notes remain Outstanding, the Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

(a) (i) pay, declare or set apart for such payment, any dividend or other distribution (whether in cash, property or other securities) on shares of capital stock or (ii) directly or indirectly or through any Subsidiary of the Company make any other payment or distribution in respect of its capital stock. For purposes hereof, each Grid Note or any portion thereof shall be deemed to be “Outstanding” until such time as it has been converted, redeemed or otherwise satisfied in accordance with its terms.

(b) redeem, repay, repurchase or otherwise acquire (whether for cash or in exchange for property or other securities or otherwise) in any one transaction or series of related transactions any shares of capital stock of the Company or any warrants, rights or options to purchase or acquire any such shares, other than as to the Conversion Shares as permitted under the Transaction Documents.

(c) by amendment of its charter documents, including but not limited to the Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Grid Note, and will at all times in good faith carry out all of the provisions of the Grid Note and take all action as may be required to protect the rights of the Holder of the Grid Note.

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(d) other than Permitted Indebtedness (as defined herein), enter into, create, incur, assume, guarantee or suffer to exist any indebtedness for borrowed money of any kind, including but not limited to, a guarantee, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom (the “Indebtedness Negative Covenant”);

(e) other than Permitted Liens, enter into, create, incur, assume or suffer to exist any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by the Company or any of its Subsidiaries (collectively, "Liens") of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

(f) enter into any transaction with any Affiliate (as defined in the Line of Credit Agreement) of the Company, except with respect to standard employment arrangements with officers and directors and employees of the Company;

(g) redeem, defease, repurchase, repay or make any payments in respect of, by the payment of cash or cash equivalents (in whole or in part, whether by way of open market purchases, tender offers, private transactions or otherwise), all or any portion of any Indebtedness, whether by way of payment in respect of principal of (or premium, if any) or interest on such Indebtedness, if at the time such payment is due or is otherwise made or after giving effect to such payment, an event constituting, or that with the passage of time and without being cured would constitute, an Event of Default has occurred and is continuing;

(h) make any payment on any indebtedness owed to officers, directors or Affiliates; or

(i) enter into any agreement with respect to any of the foregoing.

Section 10. Events of Default.

Unless waived by the Required Holders, each of the following events shall be considered to be an "Event Of Default":

(a) Failure to Make Cash Payments When Due. The Company fails to pay (each, a “Payment Failure”) any cash payments due to the Holder under the terms of this Grid Note when due under this Grid Note, whether at maturity, upon mandatory prepayment, upon acceleration, upon an Event of Failure, or upon any Redemption (including but not limited to a Capital Raising Redemption) or otherwise or fails to pay any Liquidated Damages or other cash payments that are due and owing under this Grid Note, the Line of Credit Agreement, or any other Transaction Document when due, including but not limited to all Redemption Amounts, (each cash payment referred to above is referred to as a “Required Cash Payment”), or fails to pay any late fees accrued on any of the above, and such Payment Failure continues for a period of ten (10) days after the applicable due date; or

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(b) Conversion and Delivery of the Shares. The Company (i) fails to issue and deliver shares of Common Stock to the Holder upon exercise by the Holder of the Conversion Rights of the Holder in accordance with the terms of this Grid Note by the fifteenth (15th) Business Day after the Conversion Date, or (ii) fails for a period of ten (10) Business days to transfer or cause its Transfer Agent to transfer (electronically or in certificated form) any certificate for shares of Common Stock issued or issuable to the Holder upon Conversion of the Grid Note as and when required by the terms of this Grid Note; or

(c) Breach of Covenants. The Company breaches any material representation, warranty, covenant or other term or condition of this Grid Note, the Line of Credit Agreement or any of the other Transaction Documents in any material respect, such breach has a material adverse effect on the Buyer and such breach is not cured by the earlier to occur of (i) five (5) Trading Days after written notice of such breach to the Company from the Holder and (ii) ten (10) Trading Days after the Company has become or should have become aware of such breach; or

(d) Breach of Representations and Warranties. Any material representation or warranty of the Company made herein, in any of the Transaction Documents or in any agreement, statement or certificate given in writing pursuant hereto (including, without limitation, pursuant to the Line of Credit Agreement and the Security Agreement), shall be false or misleading in any material respect when made and the breach of which has a material adverse effect on the rights of the Holder with respect to this Grid Note, the Line of Credit Agreement or the Security Agreement; or

(e) Receiver or Trustee. The Company or any Subsidiary of the Company shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business, or such a receiver or trustee shall otherwise be appointed; or

(f) Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company or any "significant Subsidiary" (as defined in Rule 1-02(w) of Regulation S-X promulgated under the 1933 Act) of the Company, or the Company or any Significant Subsidiary shall otherwise be subject to a Bankruptcy Event; or

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(g) Delisting of Common Stock. A Delisting Event (as defined below) occurs and remains uncured for a period of 10 Trading days, where a “Delisting Event” means that the Common Stock is not listed or traded with an Eligible Market; or

(h) Failure to Authorize and Reserve Common Stock. The Holder's Reserved Share Allocation is less than the number of shares of Common Stock that the Holder would be entitled to receive upon a conversion of the full Conversion Amount of this Grid Note (without regard to any Beneficial Ownership Limitations on conversion set forth in Section 3(a)(ii)), and such shortfall is not cured within ten (10) Business Days;

(i) Legend Removal Failure. A Legend Removal Failure (as defined below) occurs and remains uncured for a period of fifteen (15) Business days, where “Legend Removal Failure” means a failure by the Company to issue Conversion Shares or Payment Shares without restrictive legends or to remove restrictive legends from Conversion Shares or Payment Shares when so required (or to withdraw any stop transfer instructions in respect thereof), in each case pursuant to Section 3(e) hereof, Section 6 of the Line of Credit Agreement or otherwise pursuant to this Grid Note, the Line of Credit Agreement or any of the other Transaction Documents; or

(j) Corporate Existence; Major Transaction. The Company has effected a Major Transaction without paying the Major Transaction Redemption Price to the Holder pursuant to Section 4(d) or, if the Holder did not elect a Redemption Upon Major Transaction (if applicable), the Company has failed to meet the Assumption Requirements of Section 4(b) prior to effecting a Change of Entity Transaction; or

(k) Breach of Securities Issuance Restrictions, Limited Issuances, Rights of Participation or Securities Exchange Rights. A breach of any of Section 4(d)(i – iv) of the Line of Credit Agreement occurs; or

(l) Security; Impermissible Liens. Any security interest in the Collateral (as defined in the Security Agreement) ceases to be in effect or properly perfected as and when required by the terms of this Grid Note or the Security Agreement, or the Company creates or suffers to exist any Lien upon any of its properties, except for Permitted Liens; or

(m) Failure to Comply With Dispute Resolution Procedures. The Company has failed to comply in good faith with the Dispute Resolution Procedures (as defined herein) or has failed to adjust the Conversion Price as required hereunder following a Dilutive Issuance, or otherwise (after any applicable Dispute Resolution Procedure required herein), and such failure continues for an additional ten (10) days after the Holder provides written notice (a “Dispute Resolution Procedure Demand”) to the Company that such performance by the Company is required; or

(n) Cross-Default. A default in the payment when due on any Indebtedness of the Company in excess of $100,000, in the aggregate, not involving a legitimate business dispute as to the Company’s obligation to pay, which is not cured within ten (10) Business Days; or

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(p) Failure to Perfect Security Interest. The Company shall fail to take all necessary action, if and whenever required, to continue the perfection of the Holders’ existing security interest, perfected pursuant to the Initial Transaction Documents (as defined in the line of Credit Agreement) for as long as any Grid Note or any portion thereof remains outstanding, or if the Company fails to make any and all required filings in any issued or pending patents or trademarks, pursuant to such Initial Transaction Documents for as long as any Grid Note or any portion thereof remains outstanding.

(q) Loss of Key Person. Sass Peress fails to devote substantially all of his professional time to the operations of the Company during any time that any Grid Note or any portion thereof is outstanding.

(p) Failure to Make Timely Public Filings. The Company shall fail to Timely File any reports, schedules, forms, statements and other documents required to be filed by it with the Commission pursuant to the reporting requirements of the 1934 Act. For purposes of this Agreement, “Timely Filed” shall mean that the applicable document was filed (i) within five (5) days of its original due date under the 1934 Act, or, (ii) if a request for an extension was timely filed in accordance with Section 12b-25 of the 1934 Act, by such extended due date.

Section 11. Mandatory Redemption; Posting of Bond.

(a) Mandatory Redemption. The Company shall promptly notify the Holder, in writing, anytime the Company becomes aware of events which constitute an Event of Default. If any Events of Default shall occur then, upon the occurrence and during the continuation of any Event of Default, at the option of the Holder, such option exercisable through the delivery of written notice to the Company by such Holders (the "Default Notice"), the Grid Note shall become immediately due and payable and the Company shall pay to the Holder (a “Mandatory Redemption”), in full satisfaction of its obligations hereunder, an amount (such amount referred to herein as the "Default Amount" or the “Mandatory Redemption Amount”) equal to the greater of (i) and (ii) immediately below:

(i) the Mandatory Redemption Premium, multiplied by the sum (such sum of (x), plus (y), plus (z) immediately below shall be referred to herein as the "Default Conversion Sum") of

(x) the aggregate outstanding Principal Amount of this Grid Note, PLUS

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(y) all accrued and unpaid Liquidated Damages and other Required Cash Payments, if any,

and

(ii) the Conversion Value of the Default Conversion Sum to be prepaid, where ”Conversion Value” means

(x) the Default Conversion Sum divided by the Conversion Price in effect on the date that the Company pays the Default Amount;

MULTIPLIED BY

(y) the greater of (i) the Market Price (as defined herein) for the Common Stock on the Default Notice Date or (ii) the Market Price on the date that the Company pays the Default Amount.

Notwithstanding the occurrence of an Event of Default, Liquidated Damages and any other Required Cash Payments shall continue to accrue. Five (5) Business Days after the Company’s receipt of the Holder’s Default Notice (the “Default Amount Due Date”), the Default Amount, together with all other amounts payable hereunder, shall immediately become due and payable, all without demand, presentment or notice, all of which hereby are expressly waived, together with all costs, including, without limitation, legal fees and expenses, of collection, and the Holder shall be entitled to exercise all other rights and remedies available at law or in equity. If the Company fails to pay the Default Amount by the Default Amount Due Date, (i) the Conversion Price shall be permanently decreased (but not increased)(each, a “Default Adjustment”) on the first Trading Day of each calendar month thereafter (each a “Default Adjustment Date”) until the Default Amount is paid in full, to a price equal to the lesser of (x) 90% of the Conversion Price in effect on the first such Default Adjustment Date, or (y) the lowest Market Price that has occurred on any Default Adjustment Date since the date that the Event of Default began and (ii) at any time thereafter, the Holder shall have the right at any time, and from time to time, so long as the Company remains in default (and so long and to the extent that there are sufficient authorized shares), to require the Company, upon written notice (“Default Conversion Notice”) (which may be given one or more times, from time to time anytime after the Default Amount Due Date), to immediately issue, in lieu of all or any specified portion (the “Specified Portion”) of the unpaid portion (the “Unpaid Portion”) of the Default Amount (together with any Late Payment Fees accrued thereon), a number of shares (the “Default Shares”) of Common Stock, subject to the Beneficial Ownership Limitation then in effect, equal to the Specified Portion of the Default Amount (together with any accrued Late Payment Fees thereon) divided by the Conversion Price in effect on the date such shares are issued to the Holder, PROVIDED THAT, the Holder may require that such payment of shares be made in one or more installments at such time and in such amounts as Holder chooses. The Default shares are due within five (5) Business Days of the date that the Holder delivers a Default Conversion Notice to the Company (the “Default Share Delivery Deadline”).

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To the extent redemptions required by this Section 11 are deemed or determined by a court of competent jurisdiction to be prepayments of the Grid Note by the Company, such redemptions shall be deemed to be voluntary prepayments. If the Company is unable to redeem all of the Grid Note submitted for redemption, the Company shall redeem a pro rata amount from each Holder based on the principal amount of the Grid Note submitted for redemption by such Holder relative to the total principal amount of Grid Notes submitted for redemption by all Holders. The parties hereto agree that in the event of the Company's redemption of any portion of the Grid Note under this Section 11, the Holder's damages would be uncertain and difficult to estimate because of the parties' inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder. Accordingly, any Mandatory Redemption Amount due under this Section 11 is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder's actual loss of its investment opportunity and not as a penalty.

The Holder shall not be entitled to receive Default Shares on a given date if and to the extent that such issuance would cause the Beneficial Ownership Limitation then in effect to be exceeded. If and to the extent that the issuance of Default Shares with respect to a given Specified Portion would result in a violation of the Beneficial Ownership Limitation, then that particular Specified Portion shall be automatically reduced to a value that would cause the number of Default Shares to be issued to equal the Maximum Percentage, and the amount of such reduction shall be added back to the Unpaid Portion of the Default Amount.

Upon the payment in full of the Mandatory Redemption Amount, the Holder shall promptly surrender this Grid Note to or as directed by the Company (or, if applicable, shall submit a signed notice that such Grid Note has been lost, stolen or destroyed). In connection with such acceleration described herein, the Holder need not provide, and the Company hereby waives, any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by Holder at any time prior to payment hereunder and the Holder shall have all rights as a holder of the Grid Note until such time, if any, as the Holder receives full payment pursuant to this Section 11. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

(b) Posting of Bond. In the event that any Event of Default occurs hereunder or any Event of Default occurs under any of the Transaction Documents (as defined in the Line of Credit Agreement), then the Company may not raise as a legal defense (in any Lawsuit, as defined below, or otherwise) or justification to such Event of Default any claim that such Holder or anyone associated or affiliated with such Holder has been engaged in any violation of law, unless the Company has posted a surety bond (a “Surety Bond”) for the benefit of such Holder in an amount equal to the aggregate Surety Bond Value (as defined below) of all of the Holder’s Grid Note (the “Bond Amount”), which Surety Bond shall remain in effect until the completion of litigation of the dispute and the proceeds of which shall be payable to such Holder to the extent Holder obtains judgment.

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For purposes hereof, a “Lawsuit” shall mean any lawsuit, arbitration or other dispute resolution filed by either party herein pertaining to any of the Transaction Documents (as defined in the Line of Credit Agreement).

“Grid Note Market Value” shall mean the outstanding principal amount of this Grid Note, plus any accrued and unpaid, Liquidated Damages and other Required Cash Payments, divided by the lowest Conversion Price in effect at any time during the period between the applicable Event of Default and the filing of the Surety Bond required by this subsection (the “Surety Bond Pricing Period”), all multiplied by the highest Closing Price during the Surety Bond Pricing Period.

“Surety Bond Value,” for each Grid Note, shall mean 130% of the highest Grid Note Market Value (as defined above) of each of the Holder’s Grid Note (where, in each case, such highest market value represents the highest value determined during the period from the date of the subject Event of Default through the Trading Day preceding the date that such Surety Bond goes into effect).

(c) Injunction and Posting of Bond. In the event that the Event of Default referred to in subsection 11(b) above pertains to the Company’s failure to deliver unlegended shares of Common Stock to the Holder pursuant to a Grid Note Conversion, , legend removal request, or otherwise, the Company may not refuse such unlegended share delivery based on any claim that such Holder or any one associated or affiliated with such Holder has been engaged in any violation of law, unless an injunction from a court, on prior notice to Holder, restraining and or enjoining Conversion of all or part of said Grid Note shall have been sought and obtained by the Company and the Company has posted a Surety Bond for the benefit of such Holder in the amount of the Bond Amount (as described above), which bond shall remain in effect until the completion of litigation of the dispute and the proceeds of which shall be payable to such Holder to the extent Holder obtains judgment.

(d) Redemption by Other Holders. Upon the Company's receipt of notice from any of the holders of the Other Grid Notes for redemption or repayment as a result of an event or occurrence of an Event of Default or a Major Transaction (each, an "Other Redemption Notice"), the Company shall immediately, but no later than one (1) Business Day of its receipt thereof, forward to the Holder by facsimile a copy of such notice. If the Company receives a Redemption Notice and one or more Other Redemption Notices, during the seven (7) Business Day period beginning on and including the date which is three (3) Business Days prior to the Company's receipt of the Holder's Redemption Notice and ending on and including the date which is three (3) Business Days after the Company's receipt of the Holder's Redemption Notice and the Company is unable to redeem all principal and other amounts designated in such Redemption Notice and such Other Redemption Notices received during such seven (7) Business Day period, then the Company shall redeem a pro rata amount from each holder of the Grid Notes (including the Holder) based on the principal amount of the Grid Notes submitted for redemption pursuant to such Redemption Notice and such Other Redemption Notices received by the Company during such seven (7) Business Day period.

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Section 12. Holder’s Redemptions.

(a) Mechanics of Holder’s Redemptions. In the event that the Holder has sent a Major Transaction Redemption Notice to the Company pursuant to Section 4(d) or a Default Notice pursuant to Section 11(a), respectively (each, a “Redemption Notice”), the Holder shall promptly submit this Grid Note to the Company. In the event of a redemption of less than all of the outstanding principal amount of this Grid Note, the Company shall promptly cause to be issued and delivered to the Holder a new Grid Note representing the outstanding principal amount which has not been redeemed.

(b) Maximum Interest Rate. To the extent that the redemption premium for any Redemption is deemed to constitute a payment of interest under applicable law, the amount of such premium shall not exceed the maximum rate permitted by applicable law.

Section 13. Late Payment Fees.

Any accrued amount under the Transaction Documents, whether principal, , Liquidated Damages, a Redemption Amount, Default Amount, or otherwise, which is not paid when within three Business Days of the date due shall result in a late charge being incurred and payable by the Company in an amount equal to interest on such amount at the rate of eighteen (18%) per annum or the maximum rate permitted by applicable law which shall accrued from the date such amount was due until the same is paid in full ("Late Payment Fees").

Section 14. Liquidated Damages; Injunction.

(a) Payment of Liquidated Damages. The accrued Liquidated Damages for each Event of Failure shall be paid in cash on or before the fifth (5th) day of each month following a month in which Liquidated Damages accrued, PROVIDED that, at the option of the Holder (by written notice to the Company), if such payments are not paid within the time period specified, at the option of the Holder, such payments shall be added to the outstanding principal amount of this Grid Note, in which event interest shall accrue thereon in accordance with the terms of this Grid Note and such additional principal amount shall be convertible into Common Stock at the applicable Conversion Price in accordance with the terms of this Grid Note. Nothing herein shall limit the Holder's right to pursue actual damages (to the extent in excess of the Liquidated Damages) for the Company's Event of Failure, and the Holder shall have the right to pursue all remedies available at law or in equity (including a decree of specific performance and/or injunctive relief). ). The parties hereto acknowledge and agree that the sums payable as Liquidated Damages or pursuant to a Redemption shall give rise to liquidated damages and not penalties. The parties further acknowledge that (i) the amount of loss or damages likely to be incurred by the Holder is incapable or is difficult to precisely estimate, (ii) the amounts specified bear a reasonable proportion and are not plainly or grossly disproportionate to the probable loss likely to be incurred by the Holder, and (iii) the parties are sophisticated business parties and have been represented by sophisticated and able legal and financial counsel and negotiated this Agreement at arm’s length. Liquidated Damages are in addition to any other payments that are or become due hereunder and any Shares that the Holder is entitled to receive upon Conversion of this Grid Note.

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(b) Maximum Rate of Interest. Nothing contained herein or in any document referred to herein or delivered in connection herewith shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest or dividends required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Company to the Holder and thus refunded to the Company.

Section 15. Dispute Resolution. In the case of a dispute as to the determination of the Conversion Price or the arithmetic calculation of the number of Conversion Shares issuable upon any conversion of this Grid Note, the Company shall promptly issue to the Holder the number of Conversion Shares that are not disputed and resolve such dispute in accordance with this section. In the case of a dispute as to the determination of the Closing Price, Closing Bid Price or the Volume Weighted Average Price or the arithmetic calculation of the Conversion Price, Conversion Price Adjustment, the amount of any Required Cash Payment amount or dividend calculation, or any redemption price, redemption amount, Default Amount or similar calculation, or the determination of whether or not a Dilutive Issuance, any other event which would lead to an adjustment or the Conversion Price, or any issuance of Variable Equity Securities (as defined in the Line of Credit Agreement) has occurred, the Company shall submit the disputed determinations or arithmetic calculations via facsimile within two (2) Business Days of receipt, or deemed receipt, of the Conversion Notice, any redemption notice, Default Notice or other event giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Company are unable to agree upon such determination or calculation within two (2) Business Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within two (2) Business Days submit via facsimile (a) the disputed determination of the Closing Price, Closing Bid Price or the Volume Weighted Average Price to an independent, reputable investment bank selected by the Company and approved by the Holder, which approval shall not be unreasonably withheld, (b) the disputed arithmetic calculation of the Conversion Price, Conversion Price Adjustment or any redemption price, redemption amount or Default Amount to the Company’s independent, outside accountant or (c) the disputed facts regarding the occurrence of a Dilutive Issuance, or issuance of Variable Equity Securities (or any other matter mentioned above which is not specifically required to be submitted to the investment bank or the accountant) to an expert attorney from a nationally recognized outside law firm (having at least 100 attorneys and having with no prior relationship with the Company) selected by the Company and approved by the Lead Investor as defined in the Line of Credit Agreement). The Company, at the Company’s expense, shall cause the investment bank, the accountant, the law firm, or other expert, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than five (5) Business Days from the time it receives the disputed determinations or calculations. Such investment bank’s or accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error (collectively, the “Dispute Resolution Procedures”).

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Section 16. Miscellaneous.

(a) Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privileges. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

(b) Notices. Any notice herein required or permitted to be given shall be in writing and may be personally served or delivered by courier or sent by United States mail and shall be deemed to have been given upon receipt if personally served (which shall include telephone line facsimile transmission) or sent by courier or five (5) days after being deposited in the United States mail, certified, with postage pre-paid and properly addressed, if sent by mail. For the purposes hereof, the address of the Holder shall be as shown on the records of the Company; and the address of the Company shall be as follows: Attn: Sass Peress, President, CEO & Chairman, ICP Solar Technologies, Inc. 7075 Place Robert-Joncas, Montreal H4M272, Phone: 514-270-5770. Both the Holder and the Company may change the address for service by service of written notice to the other as herein provided. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Grid Note, including in reasonable detail a description of such action and the reason therefore. Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) immediately upon any adjustment of the Conversion Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least twenty (20) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any pro rata subscription offer to holders of Common Stock or (C) for determining rights to vote with respect to any Major Transaction, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder.

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(c) Payments. Whenever any payment of cash is to be made by the Company to any Person pursuant to this Grid Note or otherwise pursuant to the Transaction Documents, such payment shall be made in lawful money of the United States of America by a check drawn on the account of the Company and sent via overnight courier service to such Person at such address as previously provided to the Company in writing (which address, in the case of each of the Buyers, shall initially be as set forth on the Schedule of Buyers attached to the Line of Credit Agreement); provided that the Holder may elect to receive a payment of cash via wire transfer of immediately available funds by providing the Company with prior written notice setting out such request and the Holder's wire transfer instructions. Whenever any amount expressed to be due by the terms of this Grid Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day.

(d) Amendments. Except as otherwise expressly provided herein, the Grid Notes, the Other Grid Notes, and any provision hereof or thereof may only be amended by an instrument in writing signed by the Required Holders and the Holder of each Grid Note individually.

(e) Assignability. This Grid Note shall be binding upon the Company and its successors and assigns, and shall inure to be the benefit of the Holder and its successors and assigns.

(f) Payment of Collection, Enforcement and Other Costs. If (i) this Grid Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the Holder otherwise takes action to collect amounts due under this Grid Note or to enforce the provisions of this Grid Note or (ii) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors' rights and involving a claim under this Grid Note, then the Company shall pay the costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, but not limited to, attorneys' fees and disbursements.

(g) Governing Law; Equitable Relief. All questions concerning the construction, validity, enforcement and interpretation of this Grid Note or the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. The parties hereby waive all rights to a trial by jury. If either party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

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(h) Certain Amounts. Whenever pursuant to this Grid Note the Company is required to pay an amount in excess of the Principal Amount of the outstanding Grid Note (or the portion thereof required to be paid at that time) plus any accrued and unpaid Liquidated Damages or other Required Cash Payments, the Company and the Holder agree that the actual damages to the Holder from the receipt of cash payment on this Grid Note may be difficult to determine and the amount to be so paid by the Company represents stipulated damages and not a penalty and is intended to compensate the Holder in part for loss of the opportunity to convert this Grid Note and to earn a return from the sale of shares of Common Stock acquired upon Conversion of this Grid Note at a price in excess of the price paid for such Shares pursuant to this Grid Note. The Company and the Holder hereby agree that such amount of stipulated damages is not plainly disproportionate to the possible loss to the Holder from the receipt of a cash payment without the opportunity to convert this Grid Note into shares of Common Stock.

(i) Rule 144 Hold Period. For purposes of Rule 144, it is intended, understood and acknowledged that the Common Stock issuable upon Conversion of this Grid Note shall be deemed to have been acquired at the time the Grid Note was issued. Moreover, it is intended, understood and acknowledged that the holding period for the Common Stock issuable upon Conversion of this Grid Note shall be deemed to have commenced on the date this Grid Note was issued.

(j) Purchase Agreement. By its acceptance of the Grid Note, the Holder agrees to be bound by the applicable terms of the Line of Credit Agreement.

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(k) Notice of Corporate Events. Except as otherwise provided in this Grid Note, the Holder of this Grid Note shall have no rights as a Holder of Common Stock unless and only to the extent that it converts this Grid Note into Common Stock. The Company shall provide the Holder with prior notification of any meeting of the Company's shareholders (and copies of proxy materials and other information sent to shareholders). In the event the Company takes a record of its shareholders for the purpose of determining shareholders who are entitled to receive payment of any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire (including by way of merger, consolidation, reclassification or recapitalization) any share of any class or any other securities or property, or to receive any other right, or for the purpose of determining shareholders who are entitled to vote in connection with any proposed sale, lease or conveyance of all or substantially all of the assets of the Company or any proposed liquidation, dissolution or winding up of the Company, the Company shall mail a notice to the Holder, at least twenty (20) days prior to the record date specified therein (or thirty (30) days prior to the consummation of the transaction or event, whichever is earlier), of the date on which any such record is to be taken for the purpose of such dividend, distribution, right or other event, and a brief statement regarding the amount and character of such dividend, distribution, right or other event to the extent known at such time. The Company shall make a public announcement of any event requiring notification to the Holder hereunder substantially simultaneously with the notification to the Holder in accordance with the terms of this Section 16(k).

(l) Remedies. The remedies provided in this Grid Note shall be cumulative and in addition to all other remedies available under this Grid Note and the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder right to pursue actual damages for any failure by the Company to comply with the terms of this Grid Note or the Transaction Documents. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder, by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Grid Note will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Grid Note or the other Transaction Documents, that the Holder shall be entitled, in addition to all other available remedies at law or in equity, to an injunction or injunctions restraining, preventing or curing any breach of the Grid Note and the other Transaction Documents and to enforce specifically the terms and provisions thereof, without the necessity of showing economic loss and without any bond or other security being required.

(m) Construction; Headings. This Grid Note shall be deemed to be jointly drafted by the Company and all the Purchasers and shall not be construed against any person as the drafter hereof. The headings of this Grid Note are for convenience of reference and shall not form part of, or affect the interpretation of, this Grid Note.

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IN WITNESS WHEREOF, Company has caused the Amended and Restated Grid Note to be signed in its name by its duly authorized officer this 8th day of October, 2009.

COMPANY:
ICP Solar Technologies, Inc.

By:__________________________________
      Sass Peress, President, CEO & Chairman

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EXHIBIT A

NOTICE OF CONVERSION

(To be Executed by the Registered Holder in order to Convert the Grid Note)

The undersigned hereby irrevocably elects to convert $__________in principal amount of the Grid Note (defined herein) into shares of Common Stock, par value $0.00001 per share ("Common Stock"), of ICP Solar Technologies, Inc., a Nevada corporation (the "Company"), plus:
- $_________in accrued and unpaid Liquidated Damages, plus
- $_________in other Required Cash Payments (specify): ___________________________________________________________________.

all according to the conditions of the Grid Note of the Company dated as of October ___, 2009 (the "Grid Note"), as of the date written below. If securities are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates. No fee will be charged to the Holder for any Conversion, except for transfer taxes, if any. By submitting this Notice of Conversion, the Holder certifies that the issuance of the number of shares of Common Stock requested hereby will not result in a violation of the Beneficial Ownership Limitation.

The Company shall electronically transmit the Common Stock issuable pursuant to this Notice of Conversion to the account of the undersigned or its nominee with DTC through its Deposit Withdrawal Agent Commission system ("DWAC Transfer").

Name of DTC Prime Broker:______________________________
Account Number:________________________________________

In lieu of receiving shares of Common Stock issuable pursuant to this Notice of Conversion by way of a DWAC Transfer, the undersigned hereby requests that the Company issue a certificate or certificates for the number of shares of Common Stock set forth above (which numbers are based on the Holder's calculation attached hereto) in the name(s) specified immediately below or, if additional space is necessary, on an attachment hereto:

Name: _________________________________________________

Address: _______________________________________________

The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable to the undersigned upon Conversion of the Grid Note shall be made pursuant to an exemption from registration under the Securities Act of 1933, as amended (the "ACT").

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(i) Date of Conversion:_______________________________
Applicable Conversion Price:________________________
Number of Shares of Common______________________
Stock to be Issued Pursuant to (i): ____________________
Conversion of the Grid Note:_______________________

(ii) Conversion of accrued and unpaid Liquidated Damages, and/or other Required Cash Payments:
______________________________________________________________.

Signature: ______________________________________________________
Name: _________________________________________________________
Address: _______________________________________________________

Upon Conversion of the Grid Note in accordance with the terms thereof, the Holder shall not be required to physically surrender the Grid Note (or evidence of loss, theft or destruction thereof) to the Company unless all of the Grid Note is converted, in which case such Holder shall deliver the Grid Note being converted to the Company promptly following the Conversion Date at issue. The Company shall issue and deliver shares of Common Stock to an overnight courier not later than the third Business Days following receipt of the Notice of Conversion with respect to the Grid Note(s) to be converted, and shall make payments pursuant to the Grid Note for the number of Business Days such issuance and delivery is late.

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ADVANCES AND PAYMENTS OF PRINCIPAL FOR SECURED CONVERTIBLE GRID NOTE DUE OCTOBER 1, 2010 OF ICP SOLAR TECHNOLOGIES, INC.

Name of Holder: ________________________________

Date	Advance No. (or Payment No.)	Amount of Advance (or Amount of Payment)	Amount of Added Principal Balance* (in the Case of an Advance)	Aggregate Outstanding Principal Amount After Accounting for All Advances and Payments	Company Signature

* = Which shall equal the amount advanced, divided by 0.9009, to accounting for the Original Issue Discount.

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Exhibit 10.1

LINE OF CREDIT AGREEMENT

LINE OF CREDIT AGREEMENT ("Agreement,"), dated as of October 8, 2009, by and among ICP Solar Technologies, Inc., a Nevada corporation, ("Company"), and each buyer listed on the Schedule of Buyers attached hereto that has executed this Agreement (each, including its successors and assigns, a “Buyer” and collectively the “Buyers”).  Buyers may include only parties that were among the Initial Buyers (as defined below).

WHEREAS:

 A.

The Company, BridgePointe Master Fund Ltd., Platinum Long Term Growth VI, LLC and Gemini Master Fund, Ltd. (“Initial Buyers”) previously entered into a Securities Purchase Agreement (“2008 Securities Purchase Agreement”) and other transaction documents dated June 13, 2008, which were subsequently amended on December 31, 2008 and on September 17, 2009 (“Initial Transaction Documents”), pursuant to which the Company issued to the Buyers 11% Senior Secured Convertible Debentures Due June 13, 2010 (the “2008 Debentures”), on or about June 13, 2008, in the amounts specified in the Initial Transaction Documents;

B.

The Company and the Buyer are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Rule 506 under Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the “Commission” or the "SEC") under the Securities Act of 1933, as amended (the "1933 Act");

C.

The Buyers and the Company have agreed that the Buyers, at their option, may make advances and extend credit to the Company under the Grid Note pursuant to the terms hereof, up to a maximum aggregate Principal Amount (after accounting for the Original Issue Discount) of $888,000 (the “Maximum Aggregate Principal Amount”), in the aggregate (which equates to a $800,000 of Advances), and each Buyer shall be entitled to purchase its Pro-Rata Percentage (as set forth next to such Buyer’s name in the Schedule of Buyers attached hereto) of the Maximum Aggregate Principal Amount (collectively, the “Offering”);

D.

The terms of the Grid Notes, including the terms on which the Grid Notes may be converted into common stock, par value $0.00001 per share, of the Company (“Common Stock”), are set forth in the Grid Note, in the form attached hereto as Exhibit A;

E.

The Initial Parties agree that the Grid Notes will rank pari passu to the debentures issued pursuant to the Initial Transaction Documents (“June 2008 Debentures”) and will thus, along with the June 2008 Debentures, rank senior to all outstanding and future indebtedness of the Company, guaranteed by each of the Company's Active Subsidiaries pursuant to the subsidiary guarantee attached hereto as Exhibit E-1 (the "Subsidiary Guarantee"), and secured by a first priority, perfected security interest in certain of the assets of the Company and the stock and certain of the assets of each of the Company's subsidiaries, as evidenced by the security agreement attached hereto as Exhibit E-2 (the "Security Agreement")

F.

The Grid Notes will be guaranteed by each of the Company's subsidiaries pursuant to the subsidiary guarantee attached hereto as Exhibit B-1 (the "Subsidiary Guarantee"), and be secured as evidenced by the security agreement attached hereto as Exhibit B-2 (the "Security Agreement") and the intellectual property security agreement attached hereto as Exhibit B-3 (the “Intellectual Property Security Agreement”).

         NOW THEREFORE, the Company and the Buyer, severally and not jointly, hereby agree as follows:

1.

PURCHASE AND SALE OF GRID NOTES.

(a)

Certain Definitions.  The Company and the Buyer mutually agree to the terms of each of the Transaction Documents.  For purposes hereof:

“1934 Act” shall mean the Securities Exchange Act of 1934, as amended.

"Approved Stock Plan" means any employee benefit plan which has been duly adopted by the Board of Directors of the Company or a majority of the members of a committee of non-employee directors established for such purpose, pursuant to which the Company's securities may be issued to any employee, consultant, officer or director for services provided to the Company; provided, however, that no more than an aggregate of 2,000,000 shares of Common Stock Equivalents may be issued in connections with all Approved Stock Plans.

“Active Subsidiaries” shall mean all of the Company’s Subsidiaries, other than the Inactive Subsidiaries.

"Business Day" shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the City of New York, New York are authorized or required by law or executive order to remain closed.

“Closing Bring-Down Certificate” shall have the meaning set forth in Section 3(c) below.

“Closing Certificate” shall have the meaning set forth in Section 1(b)(iv)(B) below.

“Collateral” shall have the meaning ascribed to it in the Security Agreement.

“Common Stock” shall have the meaning set forth in Recital “B” above.

 “Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire, directly or indirectly, at any time Common Stock, including without limitation, any debt, preferred stock, rights, options, or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Conversion Shares” shall have the meaning set forth in Section 2(a) below.

“Convertible Securities” shall have the meaning ascribed to it in the Grid Note.

“Designated Insiders” shall have the meaning set forth in Section 4(n) below.

 "Eligible Market" means the over the counter Bulletin Board (“OTC-BB”), the New York Stock Exchange, Inc., the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the American Stock Exchange.

 “Exempt Issuance” means the issuance of (a) any Common Stock or options issued or issuable in connection with any Approved Stock Plan at a price equal to or greater than the initial Conversion Price (as defined in the Grid Note), up to a maximum of five percent (5%) of the outstanding Common Stock, in the aggregate (provided that no such options shall be issued to consultants or advisors unless such options are not registered, either at the time of issuance or at any time thereafter, and are subject to volume limitations under Rule 144).

“Grid Note” shall mean the Senior Secured Grid Note Due October 1, 2010 issued to the Buyers pursuant to this Agreement.

“Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services including (without limitation) “Capital Leases” in accordance with generally accepted accounting principles (other than trade payables entered into in the ordinary course of business, consistent with prior practice), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; and (y) "Contingent Obligation" means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

“Inactive Subsidiaries” shall mean ICP Asia Ltd., a Hong Kong corporation, and ICP Global Tech PTY Ltd., an Australian corporation.

“Intellectual Property” shall have the meaning set forth in Section 3(j) below.

“Intellectual Property Security Agreement” shall have the meaning ascribed to it in Recital “E” above.

“Intellectual Property Rights” shall have the meaning set forth in Section 3(j) below.

 “Legend Removal Date” shall have the meaning set forth in Section 6(a).

“Lien” shall have the meaning set forth in Section 5 below.

“Limited Standstill Agreements” shall have the meaning set forth in Section 4(n) below.

"Market Price," for any security as of any date, shall have the meaning ascribed to it in the applicable security.

“Material Adverse Effect” shall have the meaning set forth in Section 3(a) below.

 “Officer’s Certificate” shall have the meaning set forth in Section 8(c) below.

“Ongoing Share Reservation Requirement” shall have the meaning set forth in Section 4(e) below.

“Options” shall have the meaning ascribed to it in the Grid Note.

“Patents” shall have the meaning set forth in Section 3(j) below.

“Payment Shares” shall mean (i) Default Shares (as defined in the Grid Note), (ii) shares issuable upon conversion of Liquidated Damages (as defined in the Grid Note) and other Required Cash Payments (as each is defined in the Grid Note) into Common Stock of the Company.  The Payment Shares shall be treated as Common Stock issuable upon conversion of the Grid Notes for all purposes hereof and thereof and shall be subject to all of the limitations and afforded all of the rights of the other shares of Common Stock issuable hereunder or thereunder.

“Permitted Liens” shall mean: (i) Liens on equipment purchased in the ordinary course of business, consistent with prior practice (ii) Liens subordinate to those created by this Agreement as long as the lienholder enters into a subordination agreement acceptable to the Buyers in their reasonable discretion, (iii) landlords', carriers', warehousemen's, mechanics' and other similar Liens arising by operation of law in the ordinary course of the Company's business; provided, however, that all such Liens shall be discharged or bonded off within sixty (60) days from the filing thereof; and (iv) Liens for taxes (excluding any Lien imposed pursuant to any provision of ERISA) not yet due or which are being contested in good faith by appropriate proceedings and the Company maintains appropriate reserves in respect thereto provided that in Buyer's judgment such Lien does not adversely affect Buyer's rights or the priority of Buyer's Lien in the Collateral.

“Person” shall mean an individual, a limited liability company, a partnership, a joint venture, an exempted company, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

 “Principal Market” shall have the meaning set forth in Section 4(g) below.

“Purchase Price” shall have the meaning set forth in Section 1(b)(ii) below.

“Required Holders” shall have the meaning ascribed to it in the Grid Note.

“Security Agreement” shall have the meaning ascribed to it in Recital “E” above.

“SEC Documents” shall have the meaning set forth in Section 3(g) below.

“Securities” shall have the meaning set forth in Section 2(a) below.

“Security Documents” shall mean the Security Agreement, the form of Subsidiary Guarantee, the Intellectual Property Security Agreement and any other documents and filing required thereunder in order to grant the Buyers a first priority security interest in the assets of the Company and the Subsidiaries as provided in the Security Agreement, including but not limited to all UCC-1 filing receipts and documentation evidencing filing of liens with the United States Patent and Trademark Office.

 “Subsidiaries” shall have the meaning set forth in Section 3(a) below.

"Trading Day" shall mean any day on which the Common Sock is traded for any period on the Principal Market, or on the principal securities exchange or other securities market on which the Common Stock is then being traded.

“Trading Market” means the Eligible Market on which the Common Stock is listed or quoted for trading on the date in question.

“Transaction Documents” shall mean this Line of Credit Agreement, the Grid Note, the Security Documents, and any other agreements delivered together with this Agreement or in connection herewith.

“Underlying Shares” means the shares of Common Stock issued and issuable upon conversion or redemption of the Grid Notes or as Payment Shares.

“Variable Equity Securities” shall have the meaning set forth in Section 4(d)(ii) below.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time); (b) if the Common Stock is not then listed or quoted for trading on a Trading Market and if prices for the Common Stock are then reported in the “Pink Sheets” published by Pink Sheets, LLC (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (c) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Buyers of a majority in interest of the Securities then outstanding and reasonably acceptable to the Company.

(b)

Closing of Purchase of Grid Notes Subject to the satisfaction or waiver of the terms and conditions of this Agreement, on each Closing Date (as defined below), the Company shall issue and sell to each Buyer and each Buyer, severally and not jointly, in its sole discretion may elect to purchase from the Company Grid Notes in the principal amount in any amount up to its Pro-Rata Percentage (as set forth next to such Buyer’s name in the Schedule of Buyers attached hereto) of the Maximum Aggregate Principal Amount, each at the Purchase Price (as defined below).

(i)

Line of Credit. Buyers hereby establishes for a period extending from the date hereof until April 1, 2010 (the "Last Closing Date"), which period may be extended only upon the written approval of 100% of the Buyers, a discretionary line of credit (the "Credit Line") for and on behalf of the Company which equals up to eight hundred thousand U.S. dollars (U.S. $800,000) in aggregate Advanced funds for all Buyers combined (“Maximum Credit Limit”).  In connection herewith, upon the first Advance (as defined below) from each Buyer, the Company shall execute and deliver to each Buyer a Grid Note in the Principal Amount corresponding to the Advance, in the form attached hereto as Exhibit "A".  All sums advanced (“Advanced”) on the Credit Line pursuant to the terms of this Agreement (each an "Advance") shall increase the principal amount of each Buyer's Grid Note by an amount (the “Principal Amount”) equal to the amount Advanced divided by 0.9009, which represents the Original Issue Discount (as defined below).   Each Buyer is under no obligation to Advance any funds under the Credit Line and may chose to Advance, or not to Advance funds to the Company under the Credit Line, in each Buyer’s sole discretion. For the avoidance of doubt and notwithstanding anything to the contrary contained herein, no Buyer shall have any obligation whatsoever to make an Advance.

(ii)

Form of Grid Note.  The Grid Note shall be in the form annexed hereto as Exhibit A.

(iii)

Form of Payment.  The purchase price for each Grid Note to be purchased by each Buyer at the Closing (the "Purchase Price") shall be $ 0.9009 for each $1.00 of principal amount of Grid Notes to be purchased by such Buyer at the Closing, representing an original issue discount (the “Original Issue Discount”).  On or before each Closing Date (as defined below), (A) the Buyer shall pay the Purchase Price for the Grid Notes that the Buyer, in its sole discretion, has elected to have issued and sold to it, by wire transfer of immediately available funds to the Company, in accordance with the Company's written wiring instructions, against delivery of a duly executed Grid Note having an aggregate principal amount (the “Principal Amount”) equal to the Purchase Price divided by 0.9009 (to account for the Original Issue Discount) and, and (B) the Company shall deliver such Grid Notes duly executed on behalf of the Company, to the Buyer, against delivery of any portion of the Purchase Price.   In the case of subsequent Closings with respect to a given Buyer after that Buyer’s first Closing, the additional amount Advanced and the resultant additional Principal Amount shall be added to the chart at the end of the Grid Note and such additional Principal Amount shall be added to the principal amount of the Grid Note.

 (iv)

Closing Date; Closing Deadline.  Anytime after the date hereof until the Last Closing Deadline (as defined below), each Buyer may in its sole discretion, but is under no obligation to, purchase any amount of Grid Notes up to an amount such that, following such purchase, the aggregate Principal Amount of Grid Notes held by such Buyer does not exceed Buyer’s Maximum Principal Amount, as defined below. Subject to the satisfaction or waiver of the terms and conditions of this Agreement, the "Closing" with respect to a Buyer shall occur when subscriber funds representing the aggregate Purchase Price of the Grid Note being purchased by such Buyer are transmitted by wire transfer of immediately available funds by each Buyer to the Company, assuming that the Transaction Documents are signed by both parties prior to or within three (3) Business Days following such transmission.  The date of the Closing shall be referred to herein as the “Closing Date.”  Unless otherwise mutually agreed by the parties, the last Closing hereunder shall occur not later than April 1, 2010 (the “Last Closing Deadline”). Each Closing contemplated by this Agreement shall occur on the applicable Closing Date at the offices of the Company, or at such other location as may be agreed to by the parties. For purposes hereof, “Buyer’s Maximum Principal Amount” shall mean the Buyer’s Pro Rata Percentage (as set forth next to such Buyer’s name in the Schedule of Buyers attached hereto) of the Maximum Aggregate Principal Amount.  Upon the written assignment from one Buyer to another Buyer of its right to purchase Grid Notes, such other Buyer shall be entitled to purchase additional Grid Notes equal to the amount that the assigning Buyer would have been entitled to purchase hereunder.

(v)

Closing Deliveries.  Closing deliveries required hereunder shall be made to the Buyer pursuant to Section 1(d) below. On the Closing Date, the Company will deliver or cause to be delivered to each Buyer (the “Company Documents”):

(A)

the items required to be delivered to Buyer pursuant to   Section 8, duly executed by the Company where so required,

(B)

a certificate ("Closing Certificate") signed by its chief executive officer or chief financial officer (1) representing the truth and accuracy of all the representations and warranties made by the Company contained in this Agreement, as of the applicable Closing Date, as if such representations and warranties were made and given on all such dates, (2) adopting the covenants and conditions set forth in this Agreement in relation to the applicable Grid Note, and (3) certifying that an Event of Default has not occurred,

(C)

a duly executed Grid Note in the Principal Amount, registered in the name of such Buyer, provided that, in the case of multiple Closings with one Buyer, subsequent Advances after the first Advance shall be evidenced on the table at the end of the Grid Note, and signed by the Company;

(D)

Limited Standstill Agreement, duly executed by Sass Peress (as defined in Section 4(n)),

On the Closing Date, each Buyer shall deliver or cause to be delivered to the Company the following (the “Buyer Documents”):

(A)

this Line of Credit Agreement duly executed by such Buyer (as to the first Closing only), and

(B)

the applicable Purchase Price for the amount of Grid Notes that the Buyer elects to purchase, by wire transfer to the account as specified in writing by the Company (in the case of the Lead Investor, subject to offsets for the Lead Investor Fee).

2.

BUYER’S REPRESENTATIONS AND WARRANTIES. The Buyer represents and warrants to the Company solely as to such Buyer that:

(a)

Investment Purpose. As of the date hereof, the Buyer is purchasing the Grid Note and the shares of Common Stock issuable upon conversion of the Grid Note or otherwise pursuant to the Grid Note and the other Transaction Documents (including, without limitation, the Payment Shares) (such shares of Common Stock being collectively referred to herein as the “Conversion Shares") for its own account and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the 1933 Act; PROVIDED, HOWEVER, that by making the representations herein, the Buyer does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act and applicable state securities laws.

(b)

Accredited Investor Status. The Buyer is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D promulgated under the 1933 Act (an "Accredited Investor").

(c)

Reliance On Exemptions. The Buyer understands that the Securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Securities.

(d)

Information. The Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by the Buyer or its advisors. The Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigation conducted by Buyer or any of its advisors or representatives shall modify, amend or affect Buyer's right to rely on the Company's representations and warranties contained in Section 3 below. The Buyer understands that its investment in the Securities involves a significant degree of risk.

(e)

Transfer Or Re-Sale. The Buyer understands that the sale or re-sale of the Securities has not been and is not being registered under the 1933 Act or any applicable state securities laws, and the Securities may not be transferred or resold unless (a) the Buyer shall have delivered to the Company an opinion of counsel (which opinion shall be in form, substance and scope reasonably satisfactory to counsel to the Company) to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, (b) the Securities are sold or transferred to an "affiliate" (as defined in Rule 144 promulgated under the 1933 Act (or a successor rule) ("Rule 144") of the Buyer who agrees to sell or otherwise transfer the Securities only in accordance with this Section 2(e) and who is an Accredited Investor, or (c) the Securities are sold pursuant to Rule 144 or Rule 144; and  any sale of such Securities made in reliance on Rule 144 or Rule 144 may be made only in accordance with the terms of said Rule. Notwithstanding the foregoing or anything else contained herein to the contrary, the Securities may be pledged as collateral in connection with a bona fide margin account or other lending arrangement.

(f)

Organization; Authorization; Enforcement. Buyer is a duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized.  Buyer has all requisite power and authority to enter into and perform this Agreement and the other Transaction Documents to which Buyer is a signatory and to consummate the transactions contemplated hereby and thereby in accordance with the terms hereof and thereof.  The execution and delivery of this Agreement and the other Transaction Documents to which Buyer is a signatory have been duly and validly authorized and no further consent or authorization of Buyer, its manager or members is required. This Agreement has been duly executed and delivered on behalf of the Buyer, and this Agreement constitutes, and upon execution and delivery by the Buyer of the other Transaction Documents to which Buyer is a signatory, such agreements will constitute, legal, valid and binding agreements of the Buyer enforceable in accordance with their terms except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(g)

Residency. The Buyer’s residency is as indicated on its signature page hereto.

(h)

Knowledge And Experience.  Buyer has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment in the Securities.

(i)

Short Sales Prior To The Date Hereof.   Buyer and its Affiliates have not from the time that such Buyer first received a term sheet (written or oral) from the Company or any other person setting forth the material terms of the transactions contemplated hereunder until the date hereof entered into or effected, or attempted to induce any third party to enter into or effect, any short sales of the Common Stock, or any hedging transaction which establishes a net short position with respect to the Common Stock.

 (j)

Independent Investment Decision.  Such Buyer has independently evaluated the merits of its decision to purchase the Securities pursuant to the Transaction Documents, and such Buyer confirms that it has not relied on the advice of any other Buyer's business and/or legal counsel in making such decision.

3.

REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to each Buyer that, except as set forth on the Company’s disclosure schedules referred to herein and attached hereto or any update thereto prior to the Closing Date (collectively, the “Disclosure Schedules”):

(a)

Organization And Qualification. The Company and each of its Active Subsidiaries (as defined below), if any, is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, with full power and authority (corporate and other) to own, lease, use and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted.  Schedule 3(a) sets forth a list of all of the Subsidiaries of the Company, their principal corporate address, and the jurisdiction in which each is incorporated. The Company and each of its Active Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership or use of property or the nature of the business conducted by it makes such qualification necessary except where the failure to be so qualified or in good standing would not have a Material Adverse Effect. "Material Adverse Effect" means any material adverse effect on (i) the Securities, (ii) the business, operations, assets, financial condition or prospects of the Company and its Active Subsidiaries, if any, taken as a whole, (iii) on the transactions contemplated hereby or by the agreements or instruments to be entered into in connection herewith or (iv) the authority or the ability of the Company to perform its obligations under this Agreement or the Grid Note. "Subsidiaries" means any corporation or other organization, whether incorporated or unincorporated, in which the Company owns, directly or indirectly, any equity or other ownership interest.  Neither of the Inactive Subsidiaries currently has any assets.

(b)

Authorization; Enforcement. (i) The Company has all requisite corporate power and authority to enter into and perform this Agreement, the Security Documents, and the Grid Note and to consummate the transactions contemplated hereby and thereby and to issue the Securities, in accordance with the terms hereof and thereof, (ii) except as otherwise set forth in Schedule 3(b), the execution and delivery of this Agreement, the Security Documents and  the Grid Note by the Company and the consummation by it of the transactions contemplated hereby and thereby (including without limitation, the issuance of the Grid Note and the issuance and reservation for issuance of the Conversion Shares issuable upon conversion of or otherwise pursuant to the Grid Note have been duly authorized by the Company's Board of Directors and no further consent or authorization of the Company, its Board of Directors, or its stockholders is required, (iii) this Agreement has been duly executed and delivered by the Company, and (iv) this Agreement constitutes, and upon execution and delivery by the Company of the Security Documents and  the Grid Note, each of such agreements and instruments will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(c)

Capitalization.  As of the date hereof, the authorized capital stock of the Company consists of 200,000,000 shares of Common Stock, of which approximately 43,706,615 shares are outstanding as of the date hereof and 100,000,000 shares of preferred stock, par value $0.00001 per share, of which none are outstanding as of the date hereof.  There are no outstanding securities which are convertible into shares of Common Stock, whether such conversion is currently exercisable or exercisable only upon some future date or the occurrence of some event in the future, except as disclosed on Schedule 3(c-1).  If any such securities are listed on the Schedule 3(c-1), the number or amount of each such outstanding convertible security and the conversion terms are set forth in said Schedule 3(c-1).  All of such outstanding shares of capital stock set forth in Schedule 3(c-1) are, or upon issuance will be, duly authorized, validly issued, fully paid and nonassessable.

No shares of capital stock of the Company are subject to preemptive rights or any other similar rights of the stockholders of the Company or any liens or encumbrances imposed through the actions or failure to act of the Company. Except as disclosed in Schedule 3(c-2), as of the effective date of this Agreement, (i) there are no outstanding options, warrants, scrip, rights to subscribe for, puts, calls, rights of first refusal, agreements, understandings, claims or other commitments or rights of any character whatsoever relating to, or securities or rights convertible into or exercisable or exchangeable for any shares of capital stock of the Company or any of its Subsidiaries, or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries, (ii) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of its or their securities under the 1933 Act and (iii) there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) that will be triggered by the issuance of the Grid Note, the Conversion Shares, or the Payment Shares. The Company has previously furnished to each Buyer true and correct copies of the Company's and each Subsidiary’s Articles of Incorporation as in effect on the date hereof ("Articles of Incorporation"), the Company's By-laws, as in effect on the date hereof (the "By-Laws"), and the terms of all securities convertible into or exercisable for Common Stock of the Company and the material rights of the holders thereof in respect thereto. In the event that the date of execution of this Agreement is not the Closing Date, the Company shall provide each Buyer with a written update of this representation signed by the Company's President and Chief Executive or Chief Financial Officer on behalf of the Company as of the Closing Date (“Closing Bring-Down Certificate”).  No further approval or authorization of any stockholder, the Board of Directors of the Company or others is required for the issuance and sale of the Securities.  There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the best knowledge of the Company, between or among any of the Company’s stockholders.

(d)

Issuance of Shares. Upon issuance upon conversion of the Grid Note with their respective terms, and receipt of the exercise price therefor, the Conversion Shares , along with any Payment Shares or any other shares issued pursuant to the terms of the Transaction Documents, will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances and shall not be subject to preemptive rights or other similar rights of stockholders of the Company and will not impose personal liability upon the holder thereof, other than restrictions on transfer under the Transaction Documents, applicable state and federal securities laws, or liens or encumbrances created by or imposed by a Buyer.

(e)

Acknowledgment of Dilution. The Company understands and acknowledges the potentially dilutive effect to the Common Stock upon the issuance of the Conversion Shares upon conversion of or otherwise pursuant to the Grid Notes .The Company further acknowledges that its obligation to issue Conversion Shares upon conversion of or otherwise pursuant to the Grid Notes, in accordance with this Agreement, and to otherwise issue Payment Shares or other shares of Common Stock to the Buyer is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company. Taking the foregoing into account, the Company's Board of Directors has determined, in its good faith business judgment, that the issuance of the Securities hereunder and under the Grid Notes and the consummation of the transactions contemplated hereby and thereby are in the best interest of the Company and its stockholders.

(f)

No Conflicts. Except as otherwise set forth in Schedule 3(f), the execution, delivery and performance of each of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance and reservation for issuance of the Conversion Shares will not (i) conflict with or result in a violation of any provision of the Certificate of Incorporation or By-laws, (ii) trigger any resets of conversion or exercise prices in other outstanding convertible securities, warrants or options of the Company, (iii) trigger the issuance of securities by the Company to any third party, (iv) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, or to the knowledge of the Company, patent, patent license or instrument to which the Company or any of its Active Subsidiaries is a party, or (v) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and regulations of any self-regulatory organizations to which the Company or its securities are subject) applicable to the Company or any of its Active Subsidiaries or by which any property or asset of the Company or any of its Active Subsidiaries is bound or affected (except, in the case of clauses (i), (iv) and (v) above, for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect). Neither the Company nor any of its Active Subsidiaries is in violation of its Articles of Incorporation, By-laws or other organizational documents and neither the Company nor any of its Active Subsidiaries is in default (and no event has occurred which with notice or lapse of time or both could put the Company or any of its Active Subsidiaries in default) under, and neither the Company nor any of its Active Subsidiaries has taken any action or failed to take any action that would give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Active Subsidiaries is a party or by which any property or assets of the Company or any of its Active Subsidiaries is bound or affected, except for possible defaults as would not, individually or in the aggregate, have a Material Adverse Effect. The businesses of the Company and its Active Subsidiaries, if any, are not being conducted, and shall not be conducted so long as a Buyer owns any of the Securities, in violation of any law, ordinance or regulation of any governmental entity, the violation of which would have a Material Adverse Effect. Except as disclosed in Schedule 3(f) or as specifically contemplated by this Agreement or as required under the 1933 Act, the 1934 Act  and any applicable state securities laws, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency, regulatory agency, self regulatory organization or stock market or any third party in order for it to execute, deliver or perform any of its obligations under this Agreement, or the Grid Notes in accordance with the terms hereof or thereof or to issue and sell the Grid Notes in accordance with the terms hereof and to issue the Conversion Shares upon conversion of or otherwise pursuant to the Grid Notes. Except as disclosed in Schedule 3(f), all consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof. The Company and its Active Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing.

(g)

SEC Documents; Financial Statements.  Since at least the beginning of the most recent fiscal quarter that began more than two (2) years prior to the Closing Date, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed prior to the date hereof and since at least the beginning of the most recent fiscal quarter that began more than two (2) years prior to the Closing Date, and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits to such documents) incorporated by reference therein, being hereinafter referred to herein as the "SEC Documents"). For purposes of this Agreement, “Timely Filed” shall mean that the applicable document was filed (i) by its original due date under the 1934 Act, or, if a request for an extension was timely filed, (ii) by such extended due date.  True and complete copies of the SEC Documents are available on the SEC’s internet website (www.sec.gov), except for such exhibits and incorporated documents. Upon the request of a Buyer, the Company will promptly provide copies of the SEC Documents to such Buyer.  As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the statements made in any such SEC Documents is, or has been, required to be amended or updated under applicable law (except for such statements as have been amended or updated in subsequent filings prior to the date hereof). As of their respective dates, the financial statements of the Company (and the Buyers thereto) included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with United States generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the financial statements of the Company included in the SEC Documents, the Company has no liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business, consistent with prior practice, subsequent to the date of the Company’s most recent 10-QSB or 10-KSB and (ii) obligations under contracts and commitments incurred in the ordinary course of business, consistent with prior practice, and not required under generally accepted accounting principles to be reflected in such financial statements, which, individually or in the aggregate, are not material to the financial condition or operating results of the Company.

(h)

Absence of Certain Changes. Except for losses incurred in the ordinary course of business, consistent with prior practice, that have been publicly disclosed at least five (5) days prior to the date hereof or as set forth on Schedule 3(h) hereof, since the date of the Company’s most recent 10-Q or 10-K, there has been no material adverse change and no material adverse development in the assets, liabilities, business, properties, operations, financial condition, results of operations or prospects of the Company or any of its Subsidiaries. For purposes of this Section 3(h), the terms "Material Adverse Change" and "Material Adverse Development" shall exclude continuing losses that are consistent with the Company's historical losses.  Except as disclosed in Schedule 3(h), since the date of the Company’s most recent audited financial statements contained in a Form 10-KSB, neither the Company nor any of its Subsidiaries has

(i)

declared or paid any dividends on its Common Stock;

(ii)

sold any assets, individually or in the aggregate, in excess of $100,000 outside of the ordinary course of business, consistent with prior practice;

(iii)

except as set forth in Schedule 3(h), had capital expenditures, individually or in the aggregate, in excess of $100,000;

(iv)

issued any stock, bonds or other corporate securities or any rights, options or warrants with respect thereto;

(v)

borrowed any amount or incurred or become subject to any liabilities (absolute or contingent) except current liabilities incurred in the ordinary course of business, consistent with prior practice, which are comparable in nature and amount to the current liabilities incurred in the ordinary course of business, consistent with prior practice, during the comparable portion of its prior fiscal year, as adjusted to reflect the current nature and volume of the Company's or such subsidiary's business;

(vi)

discharged or satisfied any lien or encumbrance or paid any obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business, consistent with prior practice;

(vii)

declared or made any payment or distribution of cash or other property to stockholders with respect to its stock, or purchased or redeemed, or made any agreements so to purchase or redeem, any shares of its capital stock;

(viii)

sold, assigned or transferred any other tangible assets, or canceled any debts or claims, in either case in excess of $100,000, except in the ordinary course of business, consistent with prior practice;

(ix)

sold, assigned or transferred any patent rights, trademarks, trade names, copyrights, trade secrets or other intangible assets or intellectual property rights, or disclosed any proprietary confidential information to any person except to customers in the ordinary course of business, consistent with prior practice, or to the Purchasers or their representatives;

(x)

suffered any material losses or waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of prospective business;

(xi)

made any changes in employee compensation except in the ordinary course of business and consistent with past practices;

(xii)

made capital expenditures or commitments therefor that aggregate in excess of $100,000;

(xiii)

[omitted];

(xiv)

made charitable contributions or pledges in excess of $10,000;

(xv)

suffered any material damage, destruction or casualty loss, whether or not covered by insurance;

(xvi)

experienced any material problems with any employee or senior management in connection with the terms and conditions of their employment;

(xvii)

effected any two or more events of the foregoing kind which in the aggregate would be material to the Company or its Subsidiaries; or

(xviii)

entered into an agreement, written or otherwise, to take any of the foregoing actions.

Except as set forth in Schedule 3(h), neither the Company nor any of its Subsidiaries has taken any steps to seek protection pursuant to any bankruptcy law nor does the Company have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so.

(i)

Absence of Litigation.  Except as disclosed in Schedule 3(i-1), to the best knowledge of the Company or any of its Subsidiaries, there is no action, suit, claim, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the best knowledge of the Company or any of its Subsidiaries, threatened against or affecting the Company or any of its Subsidiaries, or their officers or directors in their capacity as such. Schedule 3(i-2) contains a complete list and summary description of any known pending or threatened proceeding against or affecting the Company or any of its Subsidiaries, without regard to whether it, if adversely decided, would have a Material Adverse Effect. The Company and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing, where it, if adversely decided, would have a Material Adverse Effect.

(j)

Patents, Copyrights, Etc.  All of the Company’s material patents, patent applications, Patents (as defined below), patent rights, inventions, know-how, trade secrets, trademarks, trademark applications, service marks, service names, trade names and copyrights ("Intellectual Property") are set forth in Schedule 3(j-1) hereof.  The Company and its Subsidiaries own or possess adequate rights or licenses to use all of the Intellectual property and the rights to receive proceeds from patent licensing agreements, patent infringement litigation or other litigation related to such intellectual property (collectively, the “Intellectual Property Rights”). Any Liens, encumbrances or licenses that have been granted against the Intellectual Property are listed in Schedule 3(j-2).  Except as set forth in Schedule 3(J-2), to the best of the Company’s knowledge, none of the Company's Intellectual Property Rights have expired or terminated, or are expected to expire or terminate, within three years from the date of this Agreement.  Except as otherwise set forth on Schedule 3(j-2), the Company owns all right and title to the Intellectual Property free and clear of any Liens or encumbrances and has not granted any licenses or rights to use any of the Patents to any third party. The Company and each of its Subsidiaries owns or possesses the requisite licenses or rights to use all Intellectual Property necessary to enable it to conduct its business as now operated, including but not limited to the intellectual property set forth in Schedule 3(j-1) hereof (and, except as otherwise set forth in Schedule 3(j-2) hereof, to the best of the Company's knowledge, as presently contemplated to be operated in the future), except for such licenses or rights the failure of which to own or possess would not, individually or in the aggregate, have a Material Adverse Effect; there is no claim or action by any person pertaining to, or proceeding pending, or to the Company's knowledge threatened, which challenges the right of the Company or of a Subsidiary with respect to any Intellectual Property necessary to enable it to conduct its business as now operated (and, except as otherwise set forth in Schedule 3(j-2) hereof, to the best of the Company's knowledge, as presently contemplated to be operated in the future), except for actions or claims which, if adversely decided, would not have a Material Adverse Effect; to the best of the Company's knowledge, the Company's or its Subsidiaries' current and intended products, services and processes do not infringe on any Intellectual Property Rights or other rights held by any person, and the Company is unaware of any facts or circumstances which might give rise to any of the foregoing. The Company and each of its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of their Intellectual Property.

For purposes hereof, "Patents" means all domestic and foreign letters patent, design patents, utility patents, industrial designs, inventions, trade secrets, ideas, concepts, methods, techniques, processes, proprietary information, technology, know-how, formulae, rights of publicity and other general intangibles of like nature, now existing or hereafter acquired (including, without limitation, all domestic and foreign letters patent, design patents, utility patents, industrial designs, inventions, trade secrets, ideas, concepts, methods, techniques, processes, proprietary information, technology, know-how and formulae described in Schedule 3(j-1) hereof), all applications, registrations and recordings thereof (including, without limitation, applications, registrations and recordings in the United States Patent and Trademark Office, or in any similar office or agency of the United States or any other country or any political subdivision thereof), and all reissues, divisions, continuations, continuations in part and extensions or renewals thereof, in each case owned by the Company or an of its Subsidiaries.

(k)

No Materially Adverse Contracts, Etc. Neither the Company nor any of its Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which to the knowledge of the Company, has or is reasonably likely in the future to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is a party to any contract or agreement, or has knowledge of a breach of any contract or agreement to which the Company or any of its Subsidiaries is a party, either of which has or is reasonably likely to have a Material Adverse Effect.

(l)

Tax Status. Except as set forth on Schedule 3(l), the Company and each of its Subsidiaries has timely made or filed all federal, state and foreign income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim. The Company has not executed a waiver with respect to the statute of limitations relating to the assessment or collection of any foreign, federal, state or local tax. Except as set forth on Schedule 3(l), none of the Company's tax returns is presently being audited by any taxing authority.

(m)

Transactions With And Obligations To Affiliates.    Other than the grant of stock options disclosed on Schedule 3(m), none of the officers, directors, or employees of the Company is presently a party to any transaction with the Company or any of its Subsidiaries (other than customary employment contracts for ordinary course services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the best knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.  Schedule 3(m) sets forth any loans, payables, payments, transactions, debt or equity securities, or similar agreements or obligations between the Company and any officers, directors, management or affiliates of the Company.

(n)

Acknowledgment Regarding Buyer’s Purchase of Securities. The Company acknowledges and agrees that each Buyer is acting solely in the capacity of arm's length purchaser, and severally, and not jointly, with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that each Buyer is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and that any statement made by each Buyer or any of its respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is not advice or a recommendation and is merely incidental to such Buyer’s purchase of the Securities and has not been relied upon by the Company, its officers or directors in any way. The Company further represents to each Buyer that the Company's decision to enter into this Agreement has been based solely on the independent evaluation of the Company and its representatives.

(o)

No Integrated Offering. Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would require registration under the 1933 Act of the issuance of the Securities to any Buyer. The issuance of the Securities to each Buyer will not be integrated with any other issuance of the Company's securities (past, current or future) for purposes of any stockholder approval provisions applicable to the Company or its securities.

(p)

No Brokers.  The identity of any brokers, finders or placement agents (each, a “Finder”) that are receiving compensation in respect to this Offering, along with the amount of cash, warrants or other consideration that compose any compensation to each such Finder, are disclosed in Schedule 3(p) hereto.  Other than as set forth on Schedule 3(p), the Company has taken no action which would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments relating to this Agreement or the transactions contemplated hereby.  The Company shall indemnify and hold harmless each of Buyer, its employees, officers, directors, agents, and partners, and their respective Affiliates, from and against all claims, losses, damages, costs (including the costs of preparation and attorney's fees) and expenses suffered in respect of any such claimed or existing fees.

(q)

Conduct of Business; Regulatory Permits; Compliance. The Company and each of its Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted (collectively, the "Company Permits"), except where the failure to so possess any such Company Permits would not have a Material Adverse Effect, and there is no action pending or, to the best knowledge of the Company, threatened regarding suspension or cancellation of any of the Company Permits. Neither the Company nor any of its Subsidiaries is in conflict with, or in default or violation of, any of the Company Permits, except for any such conflicts, defaults or violations which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Active Subsidiaries is in violation of any term of or in default under its respective Certificates or Articles of Incorporation or its Bylaws or their organizational charter or bylaws, respectively. Since the beginning of the most recent fiscal quarter that began more than two (2) years prior to the Closing Date, neither the Company nor any of its Subsidiaries has received any notification with respect to possible conflicts, defaults or violations of applicable laws, except for notices relating to possible conflicts, defaults or violations, which conflicts, defaults or violations would not have a Material Adverse Effect.    Neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit. To the best of the Company’s knowledge, neither the Company nor any of its Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or its Subsidiaries, and neither the Company nor any of its Subsidiaries will conduct its business in violation of any of the foregoing, except for possible violations which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Without limiting the generality of the foregoing, the Company is not in violation of any of the rules, regulations or requirements of the Principal Market, except for possible violations which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and has no knowledge of any facts or circumstances that would reasonably lead to delisting or suspension of the Common Stock by its Principal Market in the foreseeable future.

(r)

Title To Property. The Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all Liens, encumbrances and defects except such as are described in Schedule 3(r) or such as would not have a Material Adverse Effect. Any real property and facilities held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as would not have a Material Adverse Effect.

(s)

Foreign Corrupt Practices. Neither the Company, nor any of its Subsidiaries, nor, to the knowledge of the Company, any director, officer, agent, employee or other person acting on behalf of the Company or any Subsidiary has, in the course of his actions for, or on behalf of, the Company, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(t)

Solvency. The Company and its Subsidiaries, individually and on a consolidated basis, are not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the Closing, will not be Insolvent (as defined below) and currently the Company has no information that would lead it to reasonably conclude that the Company or any subsidiary would not have the ability to, nor does it intend to take any action that would impair its ability to, pay its debts from time to time incurred in connection therewith as such debts mature. Except as disclosed in Schedule 3(t), the Company did not receive a qualified opinion from its auditors with respect to its most recent fiscal year end and does not anticipate or know of any basis upon which its auditors might issue a qualified opinion in respect of its current fiscal year. For purposes of this Section 3(t), “Insolvent” means (i) the present fair saleable value of the Company’s assets is less than the amount required to pay the Company’s total Indebtedness, (ii) the Company is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) the Company intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature or (iv) the Company has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

(u)

No Investment Company. The Company is not, and upon the issuance and sale of the Securities as contemplated by this Agreement will not be, an "investment company" required to be registered under the Investment Company Act of 1940 (an "Investment Company"). The Company is not controlled by an Investment Company.

( v)

 No Undisclosed Liabilities. The Company has no liabilities or obligations which are material, individually or in the aggregate, other than those incurred in the ordinary course of the Company's businesses which have been disclosed in the Company’s public filings and which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect other than as set forth in Schedule 3(v).

(w)

No Disagreements With Accountants And Lawyers. There are no disagreements of any kind presently existing, or reasonably anticipated by the Company or any Subsidiary to arise, between the Company or any Subsidiary and the accountants and lawyers formerly or presently employed by the Company or any Subsidiary, including but not limited to disputes or conflicts over payment owed to such accountants and lawyers.

(x)

Company Acknowledgment.  The Company hereby acknowledges that each Buyer may elect to hold its Grid Note for various periods of time, as permitted by the terms of the Transaction Documents and the Company further acknowledges that Buyer has made no representations or warranties, either written or oral, as to how long the Securities will be held by such Buyer or regarding Buyer’s trading history or investment strategies other than as provided in Section 2 of this Agreement.

(y)

Disclosure. The Company confirms that neither it nor any other Person acting on its behalf has provided any of the Buyers or their agents or counsel with any information that constitutes material, nonpublic information concerning the Company or its Subsidiaries other than the existence of the transactions contemplated by this Agreement or the other Transaction Documents. The Company understands and confirms that  the Buyers will rely on the foregoing representations in effecting transactions in securities of the Company. All disclosure provided to the Buyers regarding the Company, its business and the transactions contemplated hereby, including the Schedules to this Agreement, furnished by or on behalf of the Company is true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each press release issued by the Company or any of its Subsidiaries during the twelve (12) months preceding the date of this Agreement did not at the time of release contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed, or that would be required to be disclosed by the Company or any Subsidiary under applicable securities laws on a registration statement on Form S-1 or any other appropriate form filed with the SEC relating to an issuance and sale by the Company of its Common Stock, but which has not been so disclosed, in each case other than the transactions contemplated by this Agreement and by the other Transaction Documents.

(z)

Absence of Certain Company Control Person Actions or Events.  To the Company’s knowledge, during the past five (5) years:

(i)

No petition under the federal bankruptcy laws or any state insolvency law was filed by or against, and no receiver, fiscal agent or similar officer was appointed by a court for the business or property of such Company Control Person (as defined below), or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

(ii)

No Company Control Person was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

(iii)

No Company Control Person has, to the Company’s knowledge, been the subject of any order, judgment or decree, that was not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

(A)

acting, as an investment advisor, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, any other Person regulated by the Commodity Futures Trading Commission (“CFTC”) or engaging in or continuing any conduct or practice in connection with such activity;

(B)

engaging in any type of business practice; or

(C)

engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws;

(iv)

No Company Control Person has been the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than sixty (60) days the right of such Company Control Person to engage in any activity described in paragraph (3) of this item, or to be associated with Persons engaged in any such activity; or

(v)

No Company Control Person was found by a court of competent jurisdiction in a civil action or by the CFTC or SEC to have violated any federal or state securities law, and the judgment in such civil action or finding by the CFTC or SEC has not been subsequently reversed, suspended, or vacated.

For purposes hereof, “Company Control Person” means each director, executive officer, promoter, and such other Persons as may be deemed in control of the Company pursuant to Rule 405 under the 1933 Act or Section 20 of the 1934 Act.

(aa)

DTC Status. The Company's transfer agent is a participant in and the Common Stock is eligible for transfer pursuant to the Depository Trust Company Automated Securities Transfer Program. The name, address, telephone number, fax number, contact person and email address of the Company transfer agent is set forth on Schedule 3(aa) hereto.

(bb)

Sarbanes-Oxley; Internal Accounting Controls.  Except as disclosed in Schedule 3(bb), the Company is in material compliance with all provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it as of the Closing Date.

(cc)

Seniority.  Except as set forth on Schedule 3(cc), as of the Closing Date, no indebtedness or other equity of the Company is senior to or pari passu with the Grid Notes in right of payment, whether with respect to interest or upon liquidation or dissolution, or otherwise.

(dd)

Off Balance Sheet Arrangements.  There is no transaction, arrangement, or other relationship between the Company and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its SEC Documents and is not so disclosed or that otherwise would be reasonably likely to have a Material Adverse Effect.

(ee)

Conduct of Business.  Neither the Company nor any of its Active Subsidiaries is in violation of any term of or in default under its Articles of Incorporation, Bylaws or their organizational charter or bylaws, respectively. Except as disclosed in Schedule 3(ee), neither the Company nor any of its Subsidiaries is in violation of any judgment, decree or order to its knowledge, any statute, ordinance, rule or regulation applicable to the Company or its Subsidiaries, and neither the Company nor any of its Subsidiaries will conduct its business in violation of any of the foregoing, except for possible violations which would not, individually or in the aggregate, have a Material Adverse Effect.  Without limiting the generality of the foregoing, the Company is not in violation of any of the rules, regulations or requirements of the Principal Market other than violations which could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect and has no knowledge of any facts or circumstances which would reasonably lead to delisting or suspension of the Common Stock by the Principal Market in the foreseeable future.  Except as disclosed on Schedule 3(ee) since at least January 1, 2007 , (i) the Common Stock has been designated for quotation on the Principal Market, (ii) trading in the Common Stock has not been suspended by the SEC or the Principal Market and (iii) the Company has received no communication, written or oral, from the SEC or the Principal Market regarding the suspension or delisting of the Common Stock from the Principal Market, and the Company has not received any letters of inquiry from the SEC Division of Enforcement or state securities regulators in the past 24 months related to any potential or alleged violation of state or federal securities laws.  The Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

 (ff)

Obligations to Issue Additional Securities.   Except as set forth in Schedule 3(ff), there are no outstanding debt or equity securities, warrants or options, or Common Stock Equivalents, and all contractual agreements of the Company, in each case, that contain any provisions (“Triggering Provisions”) that could require the adjustment to conversion or exercise prices of existing securities, or the issuance of additional securities triggered as a result of the issuance of securities by the Company or by the passage of time on or after the date of this Line of Credit Agreement.

(gg)

Regulation M Compliance.  The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the securities of the Company or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company, other than, in the case of clauses (ii) and (iii), compensation paid to the Company’s placement agent in connection with the placement of the Securities.

4.

COVENANTS.  Notwithstanding anything to the contrary herein, with respect to the covenants in this sections applicable to the Company: the Company’s obligations to follow such covenants shall continue until such time as less than 20% of the principal amount of Grid Note issued in the Offering remain outstanding; and, any or all of such covenants may be waived by the written consent of the Required Holders (as defined in the Grid Note).

(a)

Form D; Blue Sky Laws. The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to each Buyer promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary to qualify the Securities for sale to the Buyer at the Closing pursuant to this Agreement under applicable securities or "blue sky" laws of the states of the United States (or to obtain an exemption from such qualification), and , to the extent any such actions are required to be taken on or prior to the Closing Date, shall provide evidence of any such action so taken to each Buyer on or prior to the Closing Date.

(b)

Reporting Status. The Company's Common Stock is registered under Section 12(b) or 12(g) of the 1934 Act. So long as any Buyer beneficially owns any of the Securities, the Company shall timely file all SEC Documents required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination.

(c)

Advances; Use of Proceeds.

(i)

In order to request an Advance from Buyers, the Company shall present the Buyers with a Wire Transfer Request attached herewith as Exhibit C, requesting Buyers to wire an amount (the “Requested Amount”) of the Offering Proceeds directly to one or more of the Company’s suppliers of  inventory for the Company (each, a “Supplier”), as identified by the Company.  The aggregate Requested Amount requested from all Buyers shall not exceed the amount that the Company owes to the Supplier for inventory previously provided or to be provided to the Company within the subsequent 30 days.  Following receipt of a Wire Transfer Request, subject to the Buyer Limit (as defined below) the Buyer may wire any amount up to the Requested Amount to the specified Supplier, on the Company’s behalf, pursuant to the instructions provided by the Company, and any such amounts shall be considered as an Advance of Offering Proceeds by the Buyer to the Company.

(ii)

Subject to the Buyer Limit, each Buyer, at its option in its sole and absolute discretion, may Advance additional amounts under this Agreement in excess of the Requested Amount by either (a) wiring any amount up to the remaining Buyer Limit to a Supplier, on the Company’s behalf, pursuant to the instructions provided by the Company, and any such amounts shall be considered as an Advance of Offering Proceeds by the Buyer to the Company, or (b) wiring any amount up to the remaining Buyer Limit to directly to the Company.

(iii)

No Buyer may make Advances in excess of its Pro-Rata Percentage (as set forth next to such Buyer’s name in the Schedule of Buyers attached hereto) of the Maximum Aggregate Principal Amount (the “Buyer Limit”) provided that upon the written assignment by   one Buyer (the “Assigning Buyer”) of its Buyer Limit to another Buyer, such other Buyer may make additional advances beyond its original Buyer Limit under the Buyer Limit of the Assigning Buyer.

(iv)

All sums Advanced by the Buyers hereunder (the “Offering Proceeds”) shall be used by the Company solely for the purchase of inventory for the Company (“Allowed Use of Proceeds”).  Any funds Advanced directly to the Company shall be immediately paid to a Supplier for the purchase of inventory until all Suppliers are brought current and, then shall be used for any other outstanding payables until there are no remaining payables outstanding.

(d)

Securities Issuance Restrictions; Capital Raising Limitations; Right of Participation.

(i)

Capital Raising Limitations.  During the period from the date hereof and for so long as any Grid Note remains outstanding, the Company shall not issue, or agree to issue, Common Stock of the Company or options to purchase Common Stock of the Company to any officers, directors, management or affiliates of the Company, unless such issuance is an Exempt Issuance.  In addition, during the period from the date hereof and for so long as any Grid Note remains outstanding, notwithstanding whether or not an issuance of securities is an Exempt Issuance, the Company shall not issue or sell, or agree to issue or sell Variable Equity Securities (as defined below)(the “Variable Equity Securities Lock-Up”), without obtaining the prior written approval of each of the Buyers, with the exception of any such agreements or transactions that (x) exist as of the date hereof and (y) are not amended or modified after the date hereof.  For purposes hereof, the following shall be collectively referred to herein as, the “Variable Equity Securities”: (A) any debt or equity securities which are convertible into, exercisable or exchangeable for, or carry the right to receive additional shares of Common Stock either (1) at any conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for Common Stock at any time after the initial issuance of such debt or equity security, or (2) with a fixed conversion, exercise or exchange price that is subject to being reset at some future date at any time after the initial issuance of such debt or equity security due to a change in the market price of the Company’s Common Stock since date of initial issuance, or (B) any amortizing convertible security which amortizes prior to its maturity date, where the Company is required to or has the option to (or the investor in such transaction has the option to require the Company to) make such amortization payments in shares of Common Stock (whether or not such payments in stock are subject to certain equity conditions), or (C) any transaction involving a written agreement between the Company and an investor or underwriter whereby the Company has the right to “put” its securities to the investor or underwriter over an agreed period of time and at an agreed price or price formula (each, an “Equity Line” transaction) or (D) any common stock that is accompanied by a number of warrants greater than the number of warrants greater than the number of shares of common stock sold by the Company in such transaction, or (E) any note, debenture or other debt obligation that is accompanied by shares of Common Stock for which the additional consideration paid per share of Common Stock is less than 90% of the Market Price at the time of closing.  For purposes of the above, the “Market Price” at time of closing shall mean the Market Price, as defined in the Grid Notes.

It is expressly agreed and understood that the Variable Equity Securities Lock-Up shall apply in respect of an Exempt Issuance and that no issuance of Variable Equity Securities shall be an Exempt Issuance.

(ii)

Additional Grid Note; Dilutive Issuances.

 For long as any Grid Notes remain outstanding, the Company shall not, in any manner, enter into or affect any Dilutive Issuance (as defined in the Grid Notes) if the effect of such Dilutive Issuance is to cause the Company to be required to issue upon conversion of any Grid Note without breaching the Company's obligations under the rules or regulations of the Principal Market or any applicable Eligible Market.

(iii)

Buyers’ Right of Participation in Future Financings.

(A)

From the date hereof and during the period that any amount of any Grid Note is outstanding, upon any financing by the Company or any of its subsidiaries (each, a “Subsequent Financing”) of Common Stock or Common Stock Equivalents (as defined in Section 1(a)), excluding any securities issued pursuant to the Offering described in this Agreement, each Buyer shall have the right to participate (the “Buyer’s Right of Participation”) in up to the Buyer’s Participation Maximum (as defined below) of the Subsequent Financing, provided that any securities issued to the Buyer hereunder, and any securities issuable pursuant to the conversion or exercise of such securities, shall be subject to the Beneficial Ownership Limitation.

(B)

At least ten (10) days prior to the closing of the Subsequent Financing, the Company shall deliver to each Buyer a written notice of its intention to effect a Subsequent Financing (an “Advance Notice of Financing”), which Advance Notice of Financing shall ask such Buyer if it wants to review the details of such financing (such additional notice, a “Subsequent Financing Notice”).  Upon the request of a Buyer, and only upon a request by such Buyer, for a Subsequent Financing Notice, the Company shall promptly, but no later than one (1) Trading Day after such request, deliver a Subsequent Financing Notice to such Buyer.  The Subsequent Financing Notice shall describe in reasonable detail the proposed terms of such Subsequent Financing, the amount of proceeds intended to be raised thereunder, the Person with whom such Subsequent Financing is proposed to be effected, and attached to which shall be a term sheet or similar document relating thereto and complete, definitive legal documentation (“Legal Documents”) for the proposed Subsequent Financing.

(C)

Any Buyer desiring to participate in such Subsequent Financing must provide written notice (“Participation Notice”) to the Company by not later than 5:30 p.m. (New York City time) on the fifth (5th) Trading Day after such Buyer has received the Advance Notice of Financing that the Buyer is willing to participate in the Subsequent Financing, the amount of the Buyer’s participation, and that the Buyer has such funds ready, willing, and available for investment on the terms set forth in the Subsequent Financing Notice.  If the Company receives no notice from a Buyer as of such fifth (5th) Trading Day, such Buyer shall be deemed to have notified the Company that it does not elect to participate.  Buyer shall not be obligated to participate in a Subsequent Offering after delivering a Participation Notice to the Company until after the Buyer has reviewed and agreed to the final Legal Documents for such offering.

(D)

If by 5:30 p.m. (New York City time) on the fifth (5th) Trading Day after all of the requesting Buyers have received the Advance Notice of Financing, notifications by the Buyers of their willingness to participate in the Subsequent Financing (or to cause their designees to participate) is, in the aggregate, less than the total amount of the Subsequent Financing, then the Company may effect the remaining portion of such Subsequent Financing on the terms and to the Persons set forth in the Subsequent Financing Notice.

(E)

If by 5:30 p.m. (New York City time) on the fifth (5th) Trading Day after all of the Buyers have received the Advance Notice of Financing, the Company receives responses to a Subsequent Financing Notice from Buyers seeking to purchase more than the aggregate amount of the Subsequent Financing, each such Buyer shall have the right to purchase up to (the “Buyer’s Participation Maximum”) (a) their Pro Rata Portion (as defined below) of the Subsequent Financing, plus (b) a pro rata amount (based upon the relative amount of the participating Buyers’ respective Pro Rata Portions) of the aggregate of the unused Pro Rata Portions of the other Buyers.   For purposes hereof, “Pro Rata Portion” shall mean the percentage listed next to each Buyer’s name on the Schedule of Buyers attached hereto.

(F)

For purposes of clarity, in the event that there is any amount of a Subsequent Financing that is not requested to be purchased by a Buyer, then any other Buyer shall have the right to purchase such remaining amount of the Subsequent Financing.

(G)

The Company must provide the Buyers with a second Subsequent Financing Notice, and the Buyers will again have the right of participation set forth above in this Section 4(d)(iii), if the Subsequent Financing subject to the initial Subsequent Financing Notice is not consummated for any reason on the terms set forth in such Subsequent Financing Notice within thirty (30) Trading Days after the date of the initial Subsequent Financing Notice.

(H)

The Company and the Buyers agree that if any Buyer elects to participate in the Subsequent Financing, (x) neither the agreement regarding the Subsequent Financing (the "Subsequent Placement Agreement") with respect to such Subsequent Financing nor any other transaction documents related thereto (collectively, the "Subsequent Placement Documents") shall include any term or provisions whereby any Buyer shall be required to agree to any restrictions in trading as to any securities of the Company owned by such Buyer prior to such Subsequent Financing, and (y) the Buyers shall be entitled to the same registration rights, if any, provided to other investors in the Subsequent Placement.

(iv)

Most Favored Nation (MFN) Securities Exchange Provision.  From the date hereof until the date when such Buyer holds less than 20% in principal amount of Grid Notes originally purchased by such Buyer hereunder, if the Company effects a Subsequent Financing, each Buyer may elect, in its sole discretion, to exchange (an “MFN Exchange”) all or some of the Grid Notes then held by such Buyer for any securities or units issued in a Subsequent Financing on a $1.00 for $1.00 basis based on the outstanding principal amount of such Grid Notes, along with any liquidated damages and other amounts owing thereon, and the effective price at which such securities were sold in such Subsequent Financing; PROVIDED, HOWEVER, that this Section 4(d)(iv) shall not apply with respect to (a) an Exempt Issuance or (b) a firm commitment underwritten public offering of Common Stock with a reputable national underwriter. The Company shall provide each Buyer with notice of any such Subsequent Financing in the manner set forth in Section 4(d)(iii).  Following such an exchange, the Holder shall receive any warrants, options or other ancillary securities that normally accompany the securities being purchased and sold in the Subsequent Financing.

(v)

Injunctive Relief.   The remedies provided in this Agreement shall be cumulative and in addition to all other remedies available under this Agreement and any of the other Transaction Documents at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder's right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Agreement or any of the Transaction Documents.  The Company acknowledges that a breach by it of its obligations under this Agreement or the other Transaction Documents, including but not limited to a breach of its obligations under this Subsection 4(d) hereof, will cause irreparable harm to each Buyer, by vitiating the intent and purpose of the transactions contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Agreement or the other Transaction Documents, including but not limited to a breach of its obligations under this Subsection 4(d) hereof, will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Agreement or the other Transaction Documents, that each Buyer shall be entitled, in addition to all other available remedies in law or in equity, to an injunction or injunctions to prevent or cure any breaches of the provisions of this Agreement or the other Transaction Documents, including but not limited to a breach of its obligations under this Subsection 4(d) hereof, and to enforce specifically the terms and provisions of this Agreement and the other Transaction Documents, including but not limited to its obligations under this Subsection 4(d), without the necessity of showing economic loss and without any bond or other security being required.  Specifically, the Buyer shall be entitled to injunctive relief to cause the court to rescind any financing or financings or other transactions between the Company and a third party that are in violation of this Subsection 4(d).

(e)

  Authorization And Reservation of Shares.

(i)

Authorization and Reservation Requirements. The Company represents that it has at least 200,000,000 authorized shares of Common Stock and covenants that it will initially reserve (the “Initial Share Reservation”) from its authorized and unissued Common Stock a number of shares of Common Stock equal to at least 150% of the Original Principal Amount of the Grid Notes, divided by the Conversion Price in effect on the date of the Initial Share Reservation, free from preemptive rights, to provide for the issuance of Common Stock upon the conversion of the Grid Notes.  The Company further covenants that, beginning on the date hereof, and continuing throughout the period that any Grid Notes remain outstanding, the Company shall at all times have authorized, and reserved (together with the Initial Share Reservation Requirement, collectively referred to as the “Ongoing Share Reservation Requirement”) for the purpose of issuance, a sufficient number of shares of Common Stock to provide for the full conversion or exercise of the outstanding portion of the Grid Notes and issuance of the Conversion Shares in connection therewith (based on the Conversion Price (as defined in the Grid Notes) in effect from time to time. The Company shall not reduce the number of shares of Common Stock reserved for issuance upon conversion of or otherwise pursuant to the Grid Notes without the consent of the Buyer. The Company shall at all times maintain the number of shares of Common Stock so reserved for issuance at no less than 100% of the number that is then actually issuable upon full conversion of the Grid Notes (based on the Conversion Price (as defined in the Grid Notes) in effect from time to time) (without regard to any limitations on the number of shares issuable upon the Conversion of the Grid Notes).

(ii)

Stockholder Approval.  If at any time the number of shares of Common Stock authorized and reserved for issuance is below 100% of the number of Conversion Shares issued and issuable upon conversion of or otherwise pursuant to the Grid Notes (based on the Conversion Price (as defined in the Grid Notes) in effect from time to time), together with the Payment Shares and any other shares of Common Stock issued or issuable pursuant to the terms of the Transaction Documents, the Company will promptly take all corporate action necessary to authorize and reserve a sufficient number of shares, including, without limitation, calling a special meeting of stockholders to authorize additional shares to meet the Company's obligations under this Section 4(e), in the case of an insufficient number of authorized shares, and using its best efforts to obtain stockholder approval of an increase in such authorized number of shares.

(f)

Acknowledgment Regarding Purchasers’ Trading Activity.  Notwithstanding anything in this Agreement or elsewhere herein to the contrary, it is understood and acknowledged by the Company that (i) none of the Purchasers has been asked to agree by the Company, nor has any Purchaser agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Securities for any specified term, (ii) past or future open market or other transactions by any Purchaser, specifically including, without limitation, Short Sales or “derivative” transactions, before or after the closing of this or future private placement transactions, may negatively impact the market price of the Company’s publicly-traded securities, (iii) any Purchaser, and counter-parties in “derivative” transactions to which any such Purchaser is a party, directly or indirectly, may presently have a “short” position in the Common Stock, and (iv) each Purchaser shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction. The Company further understands and acknowledges that (a) one or more Purchasers may engage in hedging activities at various times during the period that the Securities are outstanding, including, without limitation, during the periods that the value of the Underlying Shares deliverable with respect to Securities are being determined and (b) such hedging activities (if any) could reduce the value of the existing stockholders' equity interests in the Company at and after the time that the hedging activities are being conducted.  The Company acknowledges that such aforementioned hedging activities do not constitute a breach of any of the Transaction Documents.

(g)

Listing.  The Company will use its best efforts to obtain and, so long as any Buyer owns any of the Securities, maintain the listing and trading of its Common Stock on an Eligible Market (whichever Eligible Market is at the time the principal trading exchange or market for the Common Stock is referred to herein as the "Principal Market"), and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the Financial Industry Regulatory Authority (“FINRA”) and such exchanges, as applicable. The Company shall promptly provide to Buyer copies of any notices it receives from the Principal Market and any other exchanges or quotation systems on which the Common Stock is then listed regarding the continued eligibility of the Common Stock for listing on such exchanges and quotation systems.

(h)

Corporate Existence. So long as a Buyer beneficially owns any portion of the Grid Notes, the Company shall maintain its corporate existence in good standing and remain a “Reporting Issuer” (defined as a Company which files periodic reports under the 1934 Act).

(i)

No Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the 1933 Act) that would be integrated with the offer or sale of the Securities to the Buyers in a manner that would require the registration under the 1933 Act of the sale of the Securities to the Buyers or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market, except where such integration (i) will not adversely affect the private offering exemption from registration for this Offering or change the deemed date of Closing of this Offering, (ii) will not cause the Rule 144 holding period for any of the Securities issued or issuable to the Buyers to be delayed or extended and, (iii) will not otherwise adversely affect the Buyers or the Securities issuable hereunder.

 (j)

Limitation on Sale or Disposition of Intellectual Property.   So long as any portion of the Grid Notes remain outstanding, so long as the Company shall have any obligation under the Grid Notes remains outstanding, the Corporation shall not sell, convey, dispose of, spin off or assign any or all of its Intellectual Property (including but not limited to the Intellectual Property set forth in Schedules 3(j)(1) and (2) hereof), or any of the Intellectual Property Rights, in each case without Buyer’s written consent, provided that the Company may, without the Buyer’s written consent, enter into one or more licensing agreements with respect to its Intellectual Property so long as such licensing agreements exceed $5 million per calendar year and so long as such agreements are not with any affiliate (as such term is defined in Rule 501(b) of Regulation D) of the Company or with any relative of, or entity controlled by, or any entity 10% or more of which is owned by, any officer, director, employee or former employee of the Company, provided, further, that the Company shall not be subject to the restrictions of this Section 4(j) if the cash consideration received by the Company in exchange for such Intellectual Property Rights exceeds $50 million.

(k)

Limitation On Rate of Issuance of Shares.     The parties agree that, if by virtue of this AGREEMENT, or by virtue of any other agreement between the parties, Holder becomes entitled to receive from the Company a number of shares of Common Stock of the Company (collectively, “Issuable Securities”), such that the sum of (1) the number of shares of Common Stock of the Company beneficially owned by Holder and any applicable affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Grid Note, or the unexercised or unconverted portion of any other security of Holder subject to a limitation on conversion or exercise analogous to the limitations contained herein)(collectively, the “Beneficially Owned Shares”) and (2) the number Issuable Securities described above, with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Holder and its affiliates of more than 4.99% (the “Maximum Percentage”) of the outstanding shares of Common Stock (the “Beneficial Ownership Limitation”), then the Company, following the receipt of written instructions from the Holder as to the number of shares of Common Stock that can be so issued, shall immediately deliver to Holder the number of shares of Common Stock of the Company, that can be issued without exceeding the Beneficial Ownership Limitation, and the Company shall not issue shares of Common Stock to the Buyer in excess of the Beneficial Ownership Limitation.

For purposes of the proviso to the immediately preceding sentence, (i) beneficial ownership shall be determined by the Holder in accordance with Section 13(d) of the 1934 Act and Regulations 13D-G thereunder, except as otherwise provided in clause (1) of such proviso to the immediately preceding sentence, and PROVIDED THAT the Beneficial Ownership Limitation shall be conclusively satisfied if the applicable notice from Holder includes a signed representation by the Holder that the issuance of the shares in such notice will not violate the Beneficial Ownership Limitation, and the Company shall not be entitled to require additional documentation of such satisfaction.

The parties agree that, in the event that the Company receives any tender offer or any offer to enter into a merger with another entity whereby the Company shall not be the surviving entity (an “Offer”), or in the event the Company is issuing Default Shares (as defined in the Grid Note) to the Buyer, then “4.99%” shall be automatically revised immediately after such offer to read “9.99%” each place it occurs in the first two paragraphs of this Section 4(n) above.  Notwithstanding the above, Holder shall retain the option to either exercise or not exercise its option(s) to acquire Common Stock pursuant to the terms hereof after an Offer.  In addition, the Beneficial Ownership Limitation provisions of this Section 4(k) may be waived by such Holder, at the election of such Holder, upon not less than sixty-one (61) days’ prior notice to the Company, to change the Beneficial Ownership Limitation to any other percentage not less than 4.99% and not in excess of 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of the Grid Note held by the Holder as applicable, and the provisions of this Section 4(k) shall continue to apply, provided that, if an Event of Default occurs under the Grid Note, thereafter the Beneficial Ownership Limitation provisions of this section may be waived by such Holder, at the election of such Holder, upon not less than sixty-one (61) days’ prior notice to the Company, to change the Maximum Percentage to any other percentage not less than 4.99% (and not limited to 9.99%) of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of this Grid Note held by the Holder and the provisions of this section shall continue to apply.  The limitations on conversion set forth in this subsection are referred to as the “Beneficial Ownership Limitation.”  Upon such a change by a Holder of the Beneficial Ownership Limitation from such 4.99% Beneficial Ownership Limitation to such 9.99% limitation, the Beneficial Ownership Limitation may not be further waived by such Holder.

The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 4(k) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation.

Maximum Exercise of Rights. In the event the Buyer notifies the Company in writing that the exercise of the rights described herein, or the issuance of Payment Shares or other shares of Common Stock issuable to the Holder under the terms of the Transaction Documents (collectively, “Issuable Shares”) would result in the issuance of an amount of Common Stock of the Company that would exceed the maximum amount that may be issued to a Buyer calculated in the manner described in this Section 4(j) of this Agreement, then the issuance of such additional shares of Common Stock of the Company to such Buyer will be deferred in whole or in part until such time as such Buyer is able to beneficially own such Common Stock without exceeding the maximum amount set forth calculated in the manner described in herein. The determination of when such Common Stock may be issued shall be made by each Buyer as to only such Buyer.

(l)

Equal Treatment of Buyers.  The terms of Securities issued to Buyers per the terms of this Agreement and the Transaction Documents shall be identical in all material respects.  In addition, neither the Company nor any of its affiliates shall, directly or indirectly, pay or cause to be paid any consideration (immediate or contingent), whether by way of interest, fee, payment for the redemption, conversion of the Grid Notes, or otherwise, to any Buyer or holder of Securities, for or as an inducement to, or in connection with the solicitation of, any consent, waiver or amendment. of any terms or provisions of the Transaction Documents, unless such consideration is required to be paid to all Buyers or holders of Securities bound by such consent, waiver or amendment.  The Company shall not, directly or indirectly, redeem any Securities unless such offer of redemption is made pro rata to all Buyers or holders of Securities, as the case may be, on identical terms.  For clarification purposes, this provision constitutes a separate right granted by the Company to each Buyer of Securities and negotiated separately by each Buyer, is intended for the Company to treat the Buyers as a class, and shall not in any way be construed as the Buyers acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.

(m)

Legal And Due Diligence Fees.  The Company shall pay to BridgePointe Master Fund Ltd. (the “Lead Investor”) a non-accountable cash fee of $5,000 (which shall be paid at Closing)( the “Lead Investor’s Fee”) as reimbursement for legal services rendered by its attorneys in connection with this Agreement and the purchase and sale of the Grid Notes and as reimbursement for due diligence expenses.  The Lead Investor may withhold such amount out of the Purchase Price for its Grid Note.

(n)

Limited Standstill. The Company will deliver to the Buyers on or before the Closing Date and enforce the provisions of irrevocable standstill agreements ("Limited Standstill Agreements") in the form annexed hereto as Exhibit N with Sass Peress, the Company’s President and CEO.

(o)

Non-Public Information.  The Company covenants and agrees that from and after the date hereof, neither it nor any other Person acting on its behalf will knowingly provide any Buyer or its agents or counsel with any information that constitutes material non-public information, unless prior thereto such Buyer shall have executed a written agreement (a “Non-Public Information Agreement”) regarding the confidentiality and use of such information.  The Company understands and confirms that each Buyer shall be relying on the foregoing representations in effecting transactions in securities of the Company.  In the event that the Company, or any of its Subsidiaries, or any of its or their respective officers, directors, employees and agents, provides any Buyer or its agents or counsel with any information that constitutes material non-public information without obtaining a Non-Public Information Agreement from the Buyer, in addition to any other remedy provided herein or in the Transaction Documents, the Company shall publicly disclose any material, non-public information in a Form 8-K within five (5) Business Days of the date that it discloses such information to the Buyer.  In the event that the Company discloses any material, non-public information to the Buyer without an accompanying  Non-Public Information Agreement and fails to publicly file a Form 8-K in accordance with the above, a Buyer, upon three (3) Business Days advance written notice to the Company, shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material, nonpublic information without the prior approval by the Company, its Subsidiaries, or any of its or their respective officers, directors, employees or agents.  No Buyer shall have any liability to the Company, its Subsidiaries, or any of its or their respective officers, directors, employees, stockholders or agents, for any such disclosure.  The Company understands and confirms that each Buyer shall be relying on the foregoing representations in effecting transactions in securities of the Company.

 (p)

Inactive Subsidiaries.  For so long as any of the Grid Notes remain outstanding, the Company shall not transfer any assets to any Inactive Subsidiary, and will not activate any Inactive Subsidiary without the advance written permission of the Lead Investor.

(q)

Transactions With Affiliates.  Each existing Affiliate Transaction (as defined below) of the Company and or any Subsidiary is set forth on Schedule 4(q).  So long as any Grid Note is outstanding, the Company shall not, and shall cause each of its Subsidiaries not to, enter into, amend, modify or supplement, or permit any Subsidiary to enter into, amend, modify or supplement any Affiliate Transaction (as defined below) in each case in excess of $50,000, other than the existing Affiliate Transactions set forth on Schedule 4(q) (for any new Affiliate Transaction the value of which exceeds $50,000 and for any such existing Affiliate Transaction, the value of such amendment, modification or supplement which exceeds $50,000).  For purposes hereof, “Affiliate Transaction” shall mean any agreement, transaction, commitment, or arrangement, including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the best knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, with any of its or any Subsidiary’s officers, directors, employees, persons who were officers or directors at any time during the previous two (2) years, stockholders who beneficially own five percent (5%) or more of the Common Stock, or Affiliates (as defined below) of any thereof, or with any individual related by blood, marriage, or adoption to any such individual or with any entity in which any such entity or individual owns a five percent (5%) or more beneficial interest (each a “Related Party”), except for (i) customary employment arrangements and benefit programs on reasonable terms and (ii) reimbursement for expenses incurred on behalf of the Company, in each case without the permission of the Required Holders.  “Affiliate” for purposes hereof means, with respect to any person or entity, another person or entity that, directly or indirectly, (i) has a ten percent (10%) or more equity interest in that person or entity, (ii) has ten percent (10%) or more common ownership with that person or entity, (iii) controls that person or entity, or (iv) shares common control with that person or entity.  “Control” or “Controls” for purposes hereof means that a person or entity has the power, direct or indirect, to conduct or govern the policies of another person or entity.

(r)

Pledge of Securities.  The Company acknowledges and agrees that the Securities may be pledged by a Buyer   in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities.  The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Buyer effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document, including, without limitation, Section 2(e) hereof; provided that a Buyer and its pledgee shall be required to comply with the provisions of Section 2(e) hereof in order to effect a sale, transfer or assignment of Securities to such pledgee.  The Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by a Buyer.

5.

SECURITY; SENIOR DEBT.  The Grid Notes are secured by the Security Agreement of the same date. Except as otherwise set forth on Schedule 5 annexed hereto, the Company hereby represents that the Holder has a senior lien on the Collateral (as defined in the Security Agreement), and agrees not to grant any liens on the Collateral, except for Permitted Liens.  From the Original Issue Date (as defined in the Grid Notes) of the Grid Notes through the date that all of the Grid Notes have been paid in full or converted in full, will not issue nor permit any Subsidiary to issue any securities or incur any indebtedness that is senior to or pari passu with the Grid Notes and, before entering into any future debt with a third party or permitting any Subsidiary to enter into any future debt with a third party (unless the issuance of such debt is otherwise prohibited under the terms of the Transaction Documents), the Company shall first obtain a subordination agreement, satisfactory to Buyer, from the proposed debt holder.  The Company agrees to take all necessary actions to assist the Holder in perfecting the Holder’s lien on each piece of Collateral within fifteen (15) days of the date hereof, including but not limiting to signing and delivering the appropriate forms.

The Company hereby represents that, to its knowledge except as otherwise set forth on Schedule 5 annexed hereto, there are no liens or encumbrances on the Intellectual Property (as defined in Section 3(j)) or the Collateral.  The Company agrees that from the Original Issue Date of the Grid Notes through the date that all of the Grid Notes have been paid in full or converted in full (the “Covered Period”), the Company shall not enter into, create, incur, assume or suffer to exist any mortgage, lien, pledge, charge, security interest or other encumbrance (collectively, “Liens”) upon or in the Intellectual Property or the Collateral owned by the Company or any of its Subsidiaries and shall not assign or transfer any interest in the Patents owned by the Company or any of its Subsidiaries.  In the event that the Company attempts to place any Lien or Liens on the Intellectual Property or the Collateral or attempts to assign or transfer any interest in the Intellectual Property or the Collateral during the Covered Period, the Buyer shall have the right to apply for an injunction in any state or federal courts sitting in the City of New York, borough of Manhattan to prevent such Lien or transfer. Before entering into any future debt with a third party, the Company shall first obtain a subordination agreement, satisfactory to Buyer, from the proposed debt holder.

6.

LEGENDS.

(a)

The Conversion Shares, together with any other shares of Common Stock that are issued or issuable pursuant to the Transaction Documents shall be referred to herein as the “Issued Common Shares.”  Certificates evidencing the Issued Common Shares shall not contain any legend restricting the transfer thereof (including the legend set forth in Section 3(e) of the Grid Notes): (i) following any sale of such Issued Common Shares pursuant to Rule 144, or (ii) if such Issued Common Shares are eligible for sale under Rule 144, or (iii) if such legend is not required under applicable requirements of the 1933 Act (including judicial interpretations and pronouncements issued by the staff of the Commission) (collectively, the “Unrestricted Conditions”). The Company shall cause its counsel to issue a legal opinion to the Company’s transfer agent promptly if required by the Company’s transfer agent to effect the issuance of Issued Common Shares without a restrictive legend or removal of the legend hereunder. If the Unrestricted Conditions are met at the time of issuance of Issued Common Shares, then such Issued Common Shares shall be issued free of all legends.  The Company agrees that at such time as the Unrestricted Conditions are met or such legend is otherwise no longer required under this Section 6(a), it will, no later than three (3) Trading Days following the delivery by a Buyer to the Company or the Company’s transfer agent of a certificate representing Issued Common Shares, as applicable, issued with a restrictive legend (such third Trading Day, the “Legend Removal Date”), deliver, or cause the Transfer Agent to deliver at the Company’s expense, to such Buyer a certificate representing such shares that is free from all restrictive and other legends.

(b)

In addition to such Buyer’s other available remedies, the Company shall pay to a Buyer, in cash, as partial liquidated damages and not as a penalty, for each $1,000 of Underlying Shares (based on the VWAP of the Common Stock on the date such Securities are submitted to the Transfer Agent) delivered for removal of the restrictive legend and subject to Section 6(a), $10 per Trading Day (increasing to $20 per Trading Day five (5) Trading Days after such damages have begun to accrue) for each Trading Day after the Legend Removal Date until such certificate is delivered without a legend (the “Legend Removal Failure Liquidated Damages”).  Nothing herein shall limit such Buyer’s right to pursue actual damages for the Company’s failure to deliver certificates representing any Securities as required by the Transaction Documents, and such Buyer shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

(c)

Each Buyer, severally and not jointly with the other Buyers, agrees that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 6 is predicated upon the Company’s reliance that each Buyer will sell any Securities pursuant to either the registration requirements of the 1933 Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Securities are sold pursuant to a registration statement, they will be sold in compliance with the plan of distribution set forth therein.

7.

CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL. The obligation of the Company hereunder to issue and sell the Grid Notes to a Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions thereto, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion:

(a)

The Buyer shall have delivered the applicable Purchase Price in accordance with Section 1(b) above to the Company.

(b)

The representations and warranties of the Buyer shall be true and correct in all material respects as of the date when made and as of the applicable Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true and correct as of such date), and the Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Buyer at or prior to the Closing Date.

(c)

No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

8.

CONDITIONS TO BUYER'S OBLIGATION TO PURCHASE. The Buyer’s  purchase of the Grid Note at each Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for such Buyer's sole benefit and may be waived by such Buyer at any time in its sole discretion:

(a)

The Company shall have executed this Agreement and the Security Documents, and delivered the same to the Buyer.

(b)

The Company shall have delivered to such Buyer the duly executed Grid Note in accordance with Section 1 above.

(c)

The representations and warranties of the Company contained in this Agreement, as modified by the Exhibits and Schedules hereto, shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at such time (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true and correct as of such date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date. The Buyer shall have received a certificate or certificates (the “Officer’s Certificate”), executed by the President and Chief Executive Officer of the Company, dated as of the applicable Closing Date, to the foregoing effect and Board of Directors' resolutions relating to the transactions contemplated hereby.

(d)

No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

(e)

Trading in the Common Stock on the Principal Market shall not have been suspended by the SEC or the Nasdaq and, within two (2) Business Days of the Closing, the Company will make application to the Principal Market, if legally required by Nasdaq, to have the Conversion Shares authorized for quotation.

(f)

The Buyer shall have received a Closing Certificate described in Section 1(b)(v)(B) above, dated as of the Closing Date.

(g)

In accordance with the terms of the Security Documents, the Company shall have delivered to the Buyer (i) the Security Agreement signed by the Company and each of its subsidiaries, (ii) the Subsidiary Guarantee, duly executed by each of the Company’s Active Subsidiaries, (iii) certificates representing the Active Subsidiaries' shares of capital stock, along with duly executed blank stock powers, (iv) appropriate financing statements on Form UCC-1 to be duly filed in such office or offices as may be necessary or, in the opinion of the Collateral Agent, desirable to perfect the security interests purported to be created by each Security Document and (v) the Patent Security Agreement, duly executed by the Company.

(h)

Prior to the Closing, the Company shall have delivered or caused to be delivered to each Buyer (A) certified copies of UCC search results, listing all effective financing statements which name as debtor the Company or any of its Subsidiaries filed in the prior five (5) years to perfect an interest in any assets thereof, together with copies of such financing statements, none of which, except as otherwise agreed in writing by the Buyers, shall cover any of the Collateral (as defined in the Security Documents) and the results of searches for any tax lien and judgment lien filed against such Person or its property, which results, except as otherwise agreed to in writing by the Buyers shall not show any such Liens (as defined in the Security Documents); and (B) a perfection certificate, duly completed and executed by the Company and each of its Subsidiaries, in form and substance satisfactory to the Buyers.

(i)

The Company shall have received funds from Buyers representing their respective Purchase Prices not exceeding their Buyer Limit, individually and not exceeding the Maximum Offering Amount, in an aggregate amount.

(j)

No Material Adverse Changes have occurred since the date that the Buyer executed this Agreement.

9.

GOVERNING LAW; MISCELLANEOUS.

(a)

Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement and the other Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.  Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.  If either party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.  THE PARTIES HEREBY WAIVE ALL RIGHTS TO, AND AGREES NOT TO REQUEST, A TRIAL BY JURY FOR ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR BY ANY OF THE TRANSACTION DOCUMENTS.

(b)

Counterparts; Signatures By Facsimile. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

(c)

Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d)

Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

(e)

  Entire Agreement; Amendments. This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and supersede all previous communication, representation, or Agreements whether oral or written, between the parties with respect to the matters covered herein. Except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters.  The Agreement may not be orally modified. Only a modification in writing, signed by authorized representatives of  each party hereto will be enforceable.  The parties waive the right to rely on any oral representations made by the other party, whether in the past or in the future, regarding the subject matter of the Agreement, the instruments referenced herein or any other dealings between the parties related to investments or potential investments into the Company or any securities transactions or potential securities transactions with the Company.

(f)

Independent Nature of Buyers’ Obligations And Rights.  The obligations of each Buyer under any Transaction Document are several and not joint with the obligations of any other Buyer, and no Buyer shall be responsible in any way for the performance of the obligations of any other Buyer under any Transaction Document.  Nothing contained herein or in any Transaction Document, and no action taken by any Buyer pursuant thereto, shall be deemed to constitute the Buyers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Buyers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents.  Each Buyer shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Buyer to be joined as an additional party in any proceeding for such purpose.  Each Buyer has been represented by its own separate legal counsel in its review and negotiation of the Transaction Documents.

(g)

  Notices. Any notices required or permitted to be given under the terms of this Agreement shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) or by facsimile and shall be effective five (5) days after being placed in the mail, if mailed by regular United States mail, or upon receipt, if delivered personally or by courier (including a recognized overnight delivery service) or by facsimile, in each case addressed to a party. The addresses for such communications shall be:

If to the Company, to:

Attn:  Sass Peress, CEO,  President  & Chairman
ICP Solar Technologies, Inc.
7075 Place Robert - Joncas
Montreal, H4M272
Telephone: 514-270-5770
Fax: (514) 270-3677

If to a Buyer: To the address set forth immediately below such

Buyer's name on the signature pages hereto.

Each party shall provide notice to the other party of any change in address.

(h)

Successors And Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Neither the Company nor any Buyer shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other. Notwithstanding the foregoing, subject to Section 2(e), Buyer may assign, following written notice to the Company, its rights hereunder to any person that purchases Securities in a private transaction from a Buyer or to any of its "Affiliates," as that term is defined under the 1934 Act, without the consent of the Company.

(i)

Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

(j)

Survival. The representations and warranties of the parties hereto contained in this Agreement shall survive the closing hereunder for the maximum period permitted by applicable law notwithstanding any due diligence investigation conducted by or on behalf of the Buyer.

(k)

Indemnification.  The Company (the “Indemnifying Party”) agrees to indemnify and hold harmless each Buyer and all its respective officers, directors, employees, investors, agents, members and managers (the “Indemnified Party”) for any loss or damage, including without limitation, the fees, costs, and disbursements of legal counsel, arising as a result of or related to any breach by the Company of any of its representations, warranties and covenants set forth in Sections 3 and 4 hereof or any of its covenants and obligations under this Agreement, including advancement of expenses as they are incurred with respect to claims by third parties.

Promptly after receipt of notice of the commencement of any action against an Indemnified Party, such Indemnified Party shall notify the Indemnifying Party in writing of the commencement thereof and the basis hereunder upon which a claim for indemnification is asserted, but the failure to do so shall not relieve the Indemnifying Party of its obligations hereunder except to the extent the Indemnifying Party is materially prejudiced by such failure. In the event of the commencement of any such action, the Indemnifying Party shall be entitled to participate therein and to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party, and, after notice from the Indemnifying Party to the Indemnified Party of its election so to assume the defense thereof, the Indemnifying Party shall not be liable to the Indemnified Party hereunder for any legal expenses (including attorneys' fees, costs and disbursements) subsequently incurred by such Indemnified Party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected, PROVIDED, HOWEVER, that, if the defendants in any such action include both the Indemnified Party and the Indemnifying Party and the Indemnified Party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the Indemnifying Party or if the interests of the Indemnified Party reasonably may be deemed to conflict with the interests of the Indemnifying Party, the Indemnified Party shall have the right to select one separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the Indemnifying Party as incurred.

As to cases in which the Indemnifying Party has assumed and is providing the defense for the Indemnified Party, the control of such defense shall be vested in the Indemnifying Party; provided that the consent of the Indemnified Party shall be required prior to any settlement of such case or action, which consent shall not be unreasonably withheld. As to any action, the party which is controlling such action shall provide to the other party reasonable information (including reasonable advance notice of all proceedings and depositions in respect thereto) regarding the conduct of the action and the right to attend all proceedings and depositions in respect thereto through its agents and attorneys, and the right to discuss the action with counsel for the party controlling such action.

(l)

Publicity. The Company and the Buyer shall have the right to review a reasonable period of time before issuance of any press releases, filings with the SEC, FINRA or any stock exchange or interdealer quotation system, or any other public statements with respect to the transactions contemplated hereby; PROVIDED, HOWEVER, that the Company shall be entitled, without the prior approval of the Buyer, to make any press release or public filings with respect to such transactions as is required by applicable law and regulations (although whenever possible the Buyer shall be consulted by the Company in connection with any such press release prior to its release and shall be provided with a copy thereof and be given an opportunity to comment thereon). The Company agrees that it will not disclose, and will not include in any public announcement, the name of the Buyers without the consent of the Buyers unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement.

(m)

Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement, the Transaction Documents, and the consummation of the transactions contemplated hereby and thereby.

(n)

No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(o)

Liquidated Damages.  The Company’s obligations to pay any partial liquidated damages or other amounts owing under the Transaction Documents is a continuing obligation of the Company and shall not terminate until all unpaid partial liquidated damages and other amounts have been paid notwithstanding the fact that the instrument or security pursuant to which such partial liquidated damages or other amounts are due and payable shall have been canceled.

(p)

Remedies. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to Buyer, by vitiating the intent and purpose of the transactions contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Agreement will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Agreement, that Buyer shall be entitled, in addition to all other available remedies in law or in equity, to seek an injunction or injunctions to prevent or cure any breaches of the provisions of this Agreement and to enforce specifically the terms and provisions of this Agreement, without the necessity of showing economic loss and without any bond or other security being required.

(p)

Breach of Agreement.  Any breach by the Company of the agreements or covenants in this Agreement shall constitute an Event of Default under the Grids Notes and under the 2008 Debentures.

10.

AMENDMENT TO 2008 DEBENTURE AND 2008 SECURITIES PURCHASE AGREEMENTS.

(a)

Amendment to 2008 Securities Purchase Agreements.  The definition of “Exempt Issuance” in each of the 2008 Securities Purchase Agreements is hereby amended to replace the words:

 “ . . .75% of the initial Conversion Price . . .”

with the words

“ . . .100% of the initial Conversion Price . . .”

(b)

Amendments to 2008 Debentures.

(1)

Any breach by the Company of the agreements or covenants in this Line of Credit Agreement shall constitute an Event of Default under the 2008 Debentures.

(2)

The following words in the first sentence of Section 6 of each of the 2008 Debentures are hereby deleted:

“ . . .but excluding shares of Common Stock deemed to have been issued by the Company in connection with an Exempt Issuance . . .”

Except as set forth in this Section 10, the terms of the 2008 Debentures and the Initial Transaction Documents remain unamended and in full force and effect.

The undersigned acknowledges that this Agreement shall not be effective unless accepted by the Company as indicated below.

[INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned Buyer does represent and certify under penalty of perjury that the foregoing statements are true and correct and that Buyer by the following signature(s) executed this Agreement.

Dated this 8th day of October, 2009.

Your Signature	PRINT EXACT NAME IN WHICH YOU WANT
THE SECURITIES TO BE REGISTERED

Buyer’s Entity Type and Residency: _________________	.

DELIVERY INSTRUCTIONS:
Name: Please Print	Please type or print address where your security is to be delivered

ATTN.:
Title/Representative Capacity (if applicable)

Name of Company You Represent (if applicable)	Street Address

Place of Execution of this Agreement	City, State or Province, Country, Offshore Postal Code

__________________________________________________
Phone Number (For Federal Express) and Fax Number (re: Notice)

ICP Solar Technologies, Inc.

By:________________________________

Print Name:______________________________

Title:_______________________________

SCHEDULE OF BUYERS OF ICP SOLAR TECHNOLOGIES, INC. GRID NOTES

Buyer	Pro-Rata Percentage
BridgePointe Master Fund Ltd., a Cayman Islands Exempted Company	67.01%
Gemini Master Fund, Ltd., a Cayman Islands company	22.34%
Platinum Long Term Growth VI, LLC, a Cayman Islands Exempted Company	10.65%

Exhibit 10.2

SUBSIDIARY GUARANTEE

     SUBSIDIARY GUARANTEE, dated as of October 8, 2009 (this “Guarantee”), made by each of the signatories hereto (together with any other entity that may become a party hereto as provided herein, the “Guarantors”), in favor of the purchasers signatory (the “Purchasers” or the “Secured Parties”) to that certain Line of Credit Agreement, dated as of the date hereof, between ICP Solar Technologies, Inc., a Nevada corporation (the “Company”) and the Purchasers.

W I T N E S S E T H:

     WHEREAS, pursuant to that certain Line of Credit Agreement, dated as of the date hereof, by and between the Company and the Purchasers (the “Purchase Agreement”), the Company has agreed to sell and issue to the Purchasers, and the Purchasers have agreed to purchase from the Company the Company’s Grid Notes, due October 1, 2010, and to be issued within six months from the date of this Agreement in the original aggregate principal amount of up to $888,000 (the “Grid Notes”), subject to the terms and conditions set forth therein; and

WHEREAS, each Guarantor will directly benefit from the extension of credit to the Company represented by the issuance of the Grid Notes; and

NOW, THEREFORE, in consideration of the premises and to induce the Purchasers to enter into the Purchase Agreement and to carry out the transactions contemplated thereby, each Guarantor hereby agrees with the Purchasers as follows:

     1.   Definitions. Unless otherwise defined herein, terms defined in the Purchase Agreement and used herein shall have the meanings given to them in the Purchase Agreement. The words “hereof,” “herein,” “hereto” and “hereunder” and words of similar import when used in this Guarantee shall refer to this Guarantee as a whole and not to any particular provision of this Guarantee, and Section and Schedule references are to this Guarantee unless otherwise specified. The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. The following terms shall have the following meanings:

     “Debtors” means the Company and any Guarantor.

     “Guarantee” means this Subsidiary Guarantee, as the same may be amended, supplemented or otherwise modified from time to time.

     “Obligations” means, in addition to all other costs and expenses of collection incurred by Purchasers in enforcing any of such Obligations and/or this Guarantee, all of the liabilities and obligations (primary, secondary, direct, contingent, sole, joint or several) due or to become due, or that are now or may be hereafter contracted or acquired, or owing to, of any Debtor to the Secured Parties, including, without limitation, all obligations under this Agreement, the Grid Notes, this Guarantee and any other instruments, agreements or other documents executed and/or delivered in connection herewith or therewith, in each case, whether now or hereafter existing, voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from any of the Secured Parties as a preference, fraudulent transfer or otherwise as such obligations may be amended, supplemented, converted, extended or modified from time to time. Without limiting the generality of the foregoing, the term “Obligations” shall include, without limitation: (i) Principal Amount of the Grid Notes (as defined in the Grid Notes) and the loans extended pursuant thereto; (ii) any and all other fees, indemnities, costs, obligations and liabilities of the Debtors from time to time under or in connection with this Agreement, the Grid Notes, the Guarantee, the other Transaction Documents and any other instruments, agreements or other documents executed and/or delivered in connection herewith or therewith; and (iii) all amounts (including but not limited to post-petition interest) in respect of the foregoing that would be payable but for the fact that the obligations to pay such amounts are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving any Debtor.

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     “Transaction Documents” shall have the meaning ascribed to it in the Purchase Agreement.

2.	Guarantee.

(a)	Guarantee.

     (i) The Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantee to each Purchaser and each of their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Company when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.

     (ii) Anything herein or in any other Transaction Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Transaction Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws, including laws relating to the insolvency of debtors, fraudulent conveyance or transfer or laws affecting the rights of creditors generally (after giving effect to the right of contribution established in Section 2(b)).

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     (iii) Each Guarantor agrees that the Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee contained in this Section 2 or affecting the rights and remedies of the Purchasers hereunder.

     (iv) The guarantee contained in this Section 2 shall remain in full force and effect until all the Obligations and the obligations of each Guarantor under the guarantee contained in this Section 2 shall have been satisfied by payment in full.

     (v) No payment made by the Company, any of the Guarantors, any other guarantor or any other Person or received or collected by the Purchasers from the Company, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Obligations or any payment received or collected from such Guarantor in respect of the Obligations), remain liable for the Obligations up to the maximum liability of such Guarantor hereunder until the Obligations are paid in full.

     (vi) Notwithstanding anything to the contrary in this Agreement, with respect to any defaulted non-monetary Obligations the specific performance of which by the Guarantors is not reasonably possible (e.g. the issuance of the Company's Common Stock), the Guarantors shall only be liable for making the Purchasers whole on a monetary basis for the Company's failure to perform such Obligations in accordance with the Transaction Documents.

     (b) Right of Contribution. Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment. Each Guarantor's right of contribution shall be subject to the terms and conditions of Section 2(c). The provisions of this Section 2(b) shall in no respect limit the obligations and liabilities of any Guarantor to any Purchaser, and each Guarantor shall remain liable to each Purchaser for the full amount guaranteed by such Guarantor hereunder.

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     (c) No Subrogation. Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by any Purchaser, no Guarantor shall be entitled to be subrogated to any of the rights of any Purchaser against the Company or any other Guarantor or any collateral security or guarantee or right of offset held by any Purchaser for the payment of the Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Company or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Purchasers by the Company on account of the Obligations are paid in full. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Purchasers, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Purchasers in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Purchasers, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Purchasers may determine.

     (d) Amendments, Etc. With Respect to the Obligations. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Obligations made by the Purchasers may be rescinded by the Purchasers and any of the Obligations continued, and the Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Purchasers, and the Purchase Agreement and the other Transaction Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Purchasers may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Purchasers for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. No Purchaser shall have any obligation to protect, secure, perfect or insure any Lien at any time held by them as security for the Obligations or for the guarantee contained in this Section 2 or any property subject thereto.

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     (e) Guarantee Absolute and Unconditional. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by any Purchasers upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2; and all dealings between the Company and any of the Guarantors, on the one hand, and the Purchasers, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2. Each Guarantor waives to the extent permitted by law diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Company or any of the Guarantors with respect to the Obligations. Each Guarantor understands and agrees that the guarantee contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of the Purchase Agreement or any other Transaction Document, any of the Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Purchasers, (b) any defense, set-off or counterclaim (other than a defense of payment or performance or fraud or misconduct by any Purchasers) which may at any time be available to or be asserted by the Company or any other Person against any Purchasers, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Company or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Company for the Obligations, or of such Guarantor under the guarantee contained in this Section 2, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, a Purchasers may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as they may have against the Company, any other Guarantor or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by such Purchaser to make any such demand, to pursue such other rights or remedies or to collect any payments from the Company, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Company, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Purchasers against any Guarantor. For the purposes hereof, “demand” shall include the commencement and continuance of any legal proceedings.

     (f) Reinstatement. The guarantee contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Purchasers upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Company or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

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     (g) Payments. Each Guarantor hereby guarantees that payments hereunder will be paid to the Purchasers without set-off or counterclaim in U.S. dollars at the address set forth or referred to in the Purchase Agreement.

     3. Representations and Warranties. Each Guarantor hereby makes the following representations and warranties to Purchasers as of the date hereof:

     (a) Organization and Qualification. The Guarantor is a corporation, duly incorporated, validly existing and in good standing under the laws of the applicable jurisdiction set forth on Schedule 1, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Guarantor has no subsidiaries other than those identified as such on the Disclosure Schedules to the Purchase Agreement. The Guarantor is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, (x) adversely affect the legality, validity or enforceability of any of this Guarantee in any material respect, (y) have a material adverse effect on the results of operations, assets, prospects, or financial condition of the Guarantor or (z) adversely impair in any material respect the Guarantor's ability to perform fully on a timely basis its obligations under this Guarantee (a “Material Adverse Effect”).

     (b) Authorization; Enforcement. The Guarantor has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Guarantee, and otherwise to carry out its obligations hereunder. The execution and delivery of this Guarantee by the Guarantor and the consummation by it of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of the Guarantor. This Guarantee has been duly executed and delivered by the Guarantor and constitutes the valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

     (c) No Conflicts. The execution, delivery and performance of this Guarantee by the Guarantor and the consummation by the Guarantor of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of its Certificate of Incorporation or By-Laws or (ii) conflict with, constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Guarantor is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Guarantor is subject (including Federal and state securities laws and regulations), or by which any material property or asset of the Guarantor is bound or affected, except in the case of each of clauses (ii) and (iii), such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as could not, individually or in the aggregate, have or result in a Material Adverse Effect. The business of the Guarantor is not being conducted in violation of any law, ordinance or regulation of any governmental authority, except for violations which, individually or in the aggregate, do not have a Material Adverse Effect.

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     (d) Consents and Approvals. The Guarantor is not required to obtain any consent, waiver, authorization or order of, or make any filing or registration with, any court or other federal, state, local, foreign or other governmental authority or other person in connection with the execution, delivery and performance by the Guarantor of this Guarantee.

     (e) Purchase Agreement. The representations and warranties of the Company set forth in the Purchase Agreement as they relate to such Guarantor, each of which is hereby incorporated herein by reference, are true and correct as of each time such representations are deemed to be made pursuant to such Purchase Agreement, and the Purchasers shall be entitled to rely on each of them as if they were fully set forth herein, provided that each reference in each such representation and warranty as they relate to such Guarantor to the Company's knowledge shall, for the purposes of this Section 3, be deemed to be a reference to such Guarantor's knowledge.

     (f) Foreign Law. Each Guarantor has consulted with appropriate foreign legal counsel with respect to any of the above representations for which non-U.S. law is applicable. Such foreign counsel have advised each applicable Guarantor that such counsel knows of no reason why any of the above representations would not be true and accurate. Such foreign counsel were provided with copies of this Subsidiary Guarantee and the Transaction Documents prior to rendering their advice.

4. Covenants.

     (a) Each Guarantor covenants and agrees with the Purchasers that, from and after the date of this Guarantee until the Obligations shall have been paid in full, such Guarantor shall take, and/or shall refrain from taking, as the case may be, each commercially reasonable action that is necessary to be taken or not taken, as the case may be, so that no Event of Default is caused by the failure to take such action or to refrain from taking such action by such Guarantor.

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     (b) So long as any of the Obligations are outstanding, unless Purchasers holding at least 75% of the aggregate principal amount of the then outstanding Grid Notes shall otherwise consent in writing, each Guarantor will not directly or indirectly on or after the date of this Guarantee:

     i. except with respect to Permitted Indebtedness, enter into, create, incur, assume or suffer to exist any indebtedness for borrowed money of any kind, including but not limited to, a guarantee, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

     ii. except with respect to Permitted Liens, enter into, create, incur, assume or suffer to exist any liens of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

     iii. amend its certificate of incorporation, bylaws or other charter documents so as to adversely affect any rights of the Holder hereunder;

     iv. repay, repurchase or offer to repay, repurchase or otherwise acquire more than a de minimis number of shares of its securities or debt obligations;

     v. pay cash dividends on any equity securities of the Company;

     vi. enter into any transaction with any Affiliate of the Guarantor which would be required to be disclosed in any public filing of the Company with the Commission, unless such transaction is made on an arm’s-length basis and expressly approved by a majority of the disinterested directors of the Company (even if less than a quorum otherwise required for board approval); or

     vii. enter into any agreement with respect to any of the foregoing.

5. Miscellaneous.

     (a) Amendments in Writing. None of the terms or provisions of this Guarantee may be waived, amended, supplemented or otherwise modified except in writing signed by the Required Holders (as defined in the Grid Note) and the Guarantor.

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     (b) Notices. All notices, requests and demands to or upon the Purchasers or any Guarantor hereunder shall be effected in the manner provided for in the Purchase Agreement, provided that any such notice, request or demand to or upon any Guarantor shall be addressed to such Guarantor at its notice address set forth on Schedule 5(b).

     (c) No Waiver By Course Of Conduct; Cumulative Remedies. The Purchasers shall not by any act (except by a written instrument pursuant to Section 5(a)), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any default under the Transaction Documents or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Purchasers, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Purchasers of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Purchasers would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

     (d) Enforcement Expenses; Indemnification.

     (i) Each Guarantor agrees to pay, or reimburse the Purchasers for all their respective costs and expenses incurred in collecting against such Guarantor under the guarantee contained in Section 2 or otherwise enforcing or preserving any rights under this Guarantee and the other Transaction Documents to which such Guarantor is a party, including, without limitation, the reasonable fees and disbursements of counsel to the Purchasers.

     (ii) Each Guarantor agrees to pay, and to save the Purchasers harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable in connection with any of the transactions contemplated by this Guarantee.

     (iii) Each Guarantor agrees to pay, and to save the Purchasers harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Guarantee to the extent the Company would be required to do so pursuant to the Purchase Agreement.

9

     (iv) The agreements in this Section shall survive repayment of the Obligations and all other amounts payable under the Purchase Agreement and the other Transaction Documents.

     (e) Successor and Assigns. This Guarantee shall be binding upon the successors and assigns of each Guarantor and shall inure to the benefit of each Purchaser and each of their respective successors and assigns; provided that no Guarantor may assign, transfer or delegate any of its rights or obligations under this Guarantee without the prior written consent of the Purchasers.

     (f) Set-Off. Each Guarantor hereby irrevocably authorizes the Purchasers at any time and from time to time while an Event of Default under any of the Transaction Documents shall have occurred and be continuing, without notice to such Guarantor or any other Guarantor, any such notice being expressly waived by each Guarantor, to set-off and appropriate and apply any and all deposits, credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by any Purchasers to or for the credit or the account of such Guarantor, or any part thereof in such amounts as such Purchaser may elect, against and on account of the obligations and liabilities of such Guarantor to such Purchasers hereunder and claims of every nature and description of such Purchaser against such Guarantor, in any currency, whether arising hereunder, under the Purchase Agreement, any other Transaction Document or otherwise, as the Purchaser may elect, whether or not such Purchaser have made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. A Purchaser shall notify such Guarantor promptly of any such set-off and the application made by such Purchaser of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Purchasers under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which any Purchaser may have.

     (g) Counterparts. This Guarantee may be executed by one or more of the parties to this Guarantee on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

     (h) Severability. Any provision of this Guarantee which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

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     (i) Section Headings. The Section headings used in this Guarantee are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

     (j) Integration. This Guarantee and the other Transaction Documents represent the agreement of the Guarantors and the Purchasers with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Purchasers relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Transaction Documents.

     (k) Governing Law. THIS GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY PRINCIPLES OF CONFLICTS OF LAWS.

     (l) Submission to Jurisdictional; Waiver. Each Guarantor hereby irrevocably and unconditionally:

     (i) submits for itself and its property in any legal action or proceeding relating to this Guarantee and the other Transaction Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, located in New York County, New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

     (ii) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

     (iii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Guarantor at its address referred to in the Purchase Agreement or at such other address of which the Purchasers shall have been notified pursuant thereto;

     (iv) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

11

     (v) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

     (m) Acknowledgements. Each Guarantor hereby acknowledges that:

     (i) it has been advised by counsel in the negotiation, execution and delivery of this Guarantee and the other Transaction Documents to which it is a party;

     (ii) the Purchasers have no fiduciary relationship with or duty to any Guarantor arising out of or in connection with this Guarantee or any of the other Transaction Documents, and the relationship between the Guarantors, on the one hand, and the Purchasers, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

     (iii) no joint venture is created hereby or by the other Transaction Documents or otherwise exists by virtue of the transactions contemplated hereby among the Guarantors and any Purchaser.

     (n) Additional Guarantors. The Company shall cause each of its subsidiaries formed or acquired on or subsequent to the date hereof to become a Guarantor for all purposes of this Guarantee by executing and delivering an Assumption Agreement in the form of Annex 1 hereto.

     (o) Release of Guarantors. Subject to Section 2.6, each Guarantor will be released from all liability hereunder concurrently with the repayment in full of all of the Obligations.

     (p) Seniority. The Obligations of each of the Guarantors hereunder rank senior in priority to any other Indebtedness (as defined in the Purchase Agreement) of such Guarantor.

     (q) Waiver of Jury Trial. EACH GUARANTOR AND, BY ACCEPTANCE OF THE BENEFITS HEREOF, THE PURCHASERS, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS GUARANTEE AND FOR ANY COUNTERCLAIM THEREIN.

******************

12

     IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee to be duly executed and delivered as of the date first above written.

ICP Solar Technologies, Inc. (Nevada)	1260491 Alberta, Inc. (Canada)

By:_________________________________
Name:	By:_________________________________
Title:	Name:
Title:

ICP Solar Technologies, Inc. (Canada)	ICP Global Technologies, Inc. (Canada)

By:_________________________________	By:_________________________________
Name:	Name:
Title:	Title:

WES Power Technology, Inc. (Canada)

By:_________________________________
Name:
Title:

13

SCHEDULE 1

GUARANTORS

     The following are the names, notice addresses and jurisdiction of organization of each Guarantor.

	Entity Type and
	Jurisdiction of	Percentage of
	Incorporation or	Equity Owned by
Name of Guarantor	Formation	the Company
ICP Solar Technologies, Inc.	Nevada	100%
1260491 Alberta, Inc.	Alberta, Canada Corporation	100%
ICP Solar Technologies	Canada Corporation	100%
ICP Global Technologies, Inc.	Canada Corporation	100%
WES Power Technology, Inc.	Canada Corporation	100%

14

Annex 1 to
SUBSIDIARY GUARANTEE

ASSUMPTION AGREEMENT, dated as of ____ __, ______made by ______________________________, a ______________corporation (the “Additional Guarantor”), in favor of the Purchasers pursuant to the Purchase Agreement referred to below. All capitalized terms not defined herein shall have the meaning ascribed to them in such Purchase Agreement.

W I T N E S S E T H :

     WHEREAS, ICP Solar Technologies, Inc., a Nevada corporation (the “Company”) and the Purchasers have entered into a Line of Credit Agreement, dated as of June 9, 2008 (as amended, supplemented or otherwise modified from time to time, the “Purchase Agreement”);

     WHEREAS, in connection with the Purchase Agreement, the Company and its Subsidiaries (other than the Additional Guarantor) have entered into the Subsidiary Guarantee, dated as of June 9, 2008 (as amended, supplemented or otherwise modified from time to time, the “Guarantee”) in favor of the Purchasers;

     WHEREAS, the Purchase Agreement requires the Additional Guarantor to become a party to the Guarantee; and

     WHEREAS, the Additional Guarantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Guarantee;

NOW, THEREFORE, IT IS AGREED:

     1. Guarantee. By executing and delivering this Assumption Agreement, the Additional Guarantor, as provided in Section 5(n) of the Guarantee, hereby becomes a party to the Guarantee as a Guarantor thereunder with the same force and effect as if originally named therein as a Guarantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Guarantor thereunder. The information set forth in Annex 1-A hereto is hereby added to the information set forth in Schedule 1 to the Guarantee. The Additional Guarantor hereby represents and warrants that each of the representations and warranties contained in Section 3 of the Guarantee is true and correct on and as the date hereof as to such Additional Guarantor (after giving effect to this Assumption Agreement) as if made on and as of such date.

     2. Governing Law. THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

15

     IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONALGUARANTOR]

By: __________________
Name:
Title:

16

Exhibit 10.3

SECURITY AGREEMENT FOR GRID NOTES

This SECURITY AGREEMENT FOR GRID NOTES, dated as of October 8, 2009 (this “Agreement”), is among ICP Solar Technologies, Inc., a Nevada corporation (the “Company”), all of the active Subsidiaries of the Company (such subsidiaries, the “Guarantors” and together with the Company, the “Debtors”) and the holders of the Company’s Grid Notes due October 1, 2010 and issued from time to time pursuant to the Line of Credit Agreement dated October 8, 2009 (the “Line of Credit Agreement”), in the original aggregate principal amount of up to $888,000 (collectively, the “Grid Notes”) signatory hereto, their endorsees, transferees and assigns.

W I T N E S S E T H:

WHEREAS, BridgePointe Master Fund Ltd., Platinum Long Term Growth VI, LLC, Gemini Master Fund, Ltd. (collectively the “Initial Buyers”) and the Company (collectively the “Initial Parties”) previously entered into an Intellectual Property Security Agreement dated on or about June 13, 2009 (the “Intellectual Property Security Agreement”) and a Security Agreement dated June 13, 2008, which was subsequently amended and restated on December 31, 2008 (“Initial Security Agreement”)(collectively, the “Initial Security Documents”);

WHEREAS, the Initial Parties have agreed that the security interest granted herein to the Secured Parties (as defined herein) shall rank pari passu with the security interest (“Initial Security Interest”) granted to the Initial Buyers (“Initial Secured Parties”) pursuant to the Initial Security Documents;

WHEREAS, pursuant to the Line of Credit Agreement, the Secured Parties have severally and not jointly agreed to the terms under which the Buyers may extend the loans to the Company evidenced by the Grid Notes;

WHEREAS, pursuant to a certain Subsidiary Guarantee, dated as of the date hereof (the “Guarantee”), the Guarantors have jointly and severally agreed to guarantee and act as surety for payment of all obligations under such Grid Notes; and

WHEREAS, in order to induce the Secured Parties to extend the loans evidenced by the Grid Notes, each Debtor has agreed to execute and deliver to the Secured Parties this Agreement and to grant the Secured Parties, pari passu with each other Secured Party and through the Agent, a security interest in certain property of such Debtor to secure the prompt payment, performance and discharge in full of all of the Company’s obligations under the Grid Notes and the Guarantors’ obligations under the Guarantee.

NOW, THEREFORE, in consideration of the agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1

1.

The Parties to this Agreement agree that all of the terms and conditions set forth in the Initial Documents shall apply mutatis mutandis to this Agreement.

2.

Capitalized terms not otherwise defined shall have the meanings set forth in the Initial Security Agreement. For purposes hereof, the following terms shall have the following meanings:

“Buyer” shall have the meaning set forth in the Line of Credit Agreement.

“Grid Note Obligations” shall mean all obligations of the Debtors to the Buyers under the Grid Notes issued or issuable under the Line of Credit Agreement and all obligations of the Debtors to the Buyers under the accompanying Transaction Documents

“Secured Parties” shall mean the Buyers.

3.

The Parties further agree that the Initial Security Interest granted to each Initial Secured Party therein including the security granted on Collateral, Intellectual Property and Pledged Securities (each as defined in the Initial Securities Agreement) shall be continued and applied to the Grid Notes held by the respective Secured Party herein. The term “Obligations” under the Initial Security Agreement and under the Guarantee agreement between the parities shall expressly be deemed to include the Grid Note Obligations.

4.

This Agreement creates, and each Debtor grants, in favor of the Buyers a valid security interest in the Collateral, securing the payment and performance of the Grid Note Obligations. All security interests created under the Initial Documents shall be deemed to have been made and perfected to include all obligations under the Grid Notes issued or issuable under the Line of Credit Agreement and all obligations under the accompanying Transaction Documents.

5.

The execution, delivery and performance of this Agreement by the Debtors does not (i) violate any of the provisions of any Organizational Documents of any Debtor or any judgment, decree, order or award of any court, governmental body or arbitrator or any applicable law, rule or regulation applicable to any Debtor or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing any Debtor's debt or otherwise) or other understanding to which any Debtor is a party or by which any property or asset of any Debtor is bound or affected. If any, all required consents (including, without limitation, from stockholders or creditors of any Debtor) necessary for any Debtor to enter into and perform its obligations hereunder have been obtained.

2

6.

Each Debtor to this Agreement shall be bound by all of the terms and obligations to the Secured Parties, as set forth in the Initial Documents.

7.

To the extent that the grant of the security interest in the Collateral and the enforcement of the terms hereof require the consent, approval or action of any partner or member, as applicable, of any Debtor or any direct or indirect subsidiary of any Debtor or compliance with any provisions of any of the Organizational Documents, the Debtors hereby grant such consent and approval and waive any such noncompliance with the terms of said documents.

[SIGNATURE PAGES FOLLOW]

3

IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement for Grid Notes to be duly executed on the day and year first above written.

ICP SOLAR TECHNOLOGIES, INC.

By:__________________________________________

Name:
Title:

1260491 ALBERTA, INC.

By:__________________________________________

Name:
Title:

ICP SOLAR TECHNOLOGIES, INC. (CANADA)

By:__________________________________________

Name:
Title:

ICP GLOBAL TECHNOLOGIES, INC. (CANADA)

By:__________________________________________

Name:
Title:

WES POWER TECHNOLOGY, INC. (CANADA)

By:_________________________________________

Name:
Title:

[SIGNATURE PAGE OF INITIAL BUYERS/BUYERS FOLLOWS]

4

[SIGNATURE PAGE OF INITIAL BUYERS/BUYERS TO ICP SOLAR TECHNOLOGIES, INC. SECURITY AGREEMENT FOR GRID NOTES]

Name of Entity: __________________________

Signature of Authorized Signatory of Investing entity: _________________________

Name of Authorized Signatory: _________________________

Title of Authorized Signatory: __________________________

Check One or Both:

Initial Buyer: ___________

Buyer of Grid Notes: ___________

5

Exhibit 10.4

LOCKUP AGREEMENT

This AGREEMENT (the "Agreement") is made as of the 8th day of October, 2009, by the signatory hereto (the "Holder"), in connection with his ownership of shares of ICP Solar Technologies, Inc., a Nevada corporation (the "Company").

NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of which consideration are hereby acknowledged, Holder agrees as follows:

1.	Background.

a.

Holder is the beneficial owner of the amount of shares of the Common Stock, $0.00001 par value per share, of the Company (“Common Stock”) designated on the signature page hereto.

b.

Holder acknowledges that the Company has entered into or will enter into at or about the date hereof Line of Credit Agreements (the “Line of Credit Agreements”), dated on or about a date even herewith, with subscribers (the “Subscribers”) to purchase up to $800,000 of the Company’s Senior Secured Grid Notes, due October 1, 2010 (“Grid Notes”). Holder understands that, as a condition to the execution and effectiveness of the Waiver and Agreement, the Buyers have required, and the Company has agreed to obtain on behalf of the Buyers an agreement from the Holder to refrain from selling any securities of the Company during the period (the “Restriction Period”) from the date hereof and until the date that no Grid Notes of any of the Buyers remain outstanding.

2.

Share Restriction.

a.

Holder hereby agrees that during the Restriction Period, the Holder will not sell or otherwise dispose of any shares of Common Stock or any options, warrants or other rights to purchase shares of Common Stock or any other security of the Company which Holder owns or has a right to acquire as of the date hereof. Holder further agrees that the Company is authorized to and the Company agrees to place "stop orders" on its books to prevent any transfer of shares of Common Stock or other securities of the Company held by Holder in violation of this Agreement. The Company agrees not to allow to occur any transaction inconsistent with this Agreement. The restrictions set forth in this Agreement are in addition to, and not instead of, any restrictions in any prior lockup agreement between any of the parties.

b.

Any subsequent issuance to and/or acquisition by Holder of Common Stock or options or instruments convertible into Common Stock will be subject to the provisions of this Agreement.

1

3.	Miscellaneous.

a.

At any time, and from time to time, after the signing of this Agreement Holder will execute such additional instruments and take such action as may be reasonably requested by the Buyers to carry out the intent and purposes of this Agreement.

b.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the state of New York. The parties to this Agreement hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. The parties executing this Agreement and other agreements referred to herein or delivered in connection herewith agree to submit to the in personam jurisdiction of such courts and hereby irrevocably waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.

c.

The restrictions on transfer described in this Agreement are in addition to and cumulative with any other restrictions on transfer otherwise agreed to by the Holder or to which the Holder is subject to by applicable law.

d.

This Agreement shall be binding upon Holder, its legal representatives, successors and assigns.

e.

This Agreement may be signed and delivered by facsimile and such facsimile signed and delivered shall be enforceable.

f.

The Company agrees not to take any action or allow any act to be taken which would be inconsistent with this Agreement.

[Signature Page of Holder Follows]

2

IN WITNESS WHEREOF, and intending to be legally bound hereby, Holder has executed this Agreement as of the day and year first above written.

  HOLDER:

___________________________

(Signature of Holder)

                  Sass Peress

(Print Name of Holder)

___________________________

Number of Shares of Common Stock
Beneficially Owned and as more fully
described below if not in the form of
shares of Common Stock

[Signature Page of Company Follows]

3

COMPANY:

ICP Solar Technologies, Inc.

By: ________________________________

Print Name:  __________________________

Title:   ______________________________

ADDRESS:

Attn: Sass Peress, President, CEO &
Chairman
ICP Solar Technologies, Inc.
7075 Place Robert-Joncas
Unit 131
Montreal H4M272
Phone: 514-270-5770
Fax: (514) 270-3677

4

Exhibit 99.1

ICP Solar Enters Into New Financing Agreement
Investors to Supply Funds for Growth in 2010

MONTREAL, QUEBEC, CANADA – October 13, 2009 – ICP Solar Technologies Inc. (OTCBB: ICPR.OB, FRANKFURT: K1U.F), a developer and marketer of innovative, proprietary solar panels and products, announced that it has reached an agreement with its core investors to reinvest up to $800,000 over a six month period, beginning today, in the form of a one year loan bearing 11% coupon. This transaction will provide funding for the Company’s many new product introductions planned for the coming quarters.

"ICP Solar’s investors have once again pledged their support to the company and our strategic growth initiatives now underway," said Sass Peress, CEO. "Specifically, this financing will enable us to move forward with rapidly bringing our new Energizer® product line to market and bolster other efforts to strengthen the company’s industry position. We remain focused on top line growth, cost containment, and margin expansion. Our investors clearly understand ICP Solar’s improving business model and the goal of becoming cash-flow positive as soon as possible – which we see as achievable next year. I personally wish to thank our investors for their continued dedication to the future of ICP Solar."

About ICP Solar Technologies, Inc:

ICP Solar is a developer and marketer of solar panels, solar cell based products, solar monitoring software and solar power management solutions. Through the application of its own intellectual property and next-generation technologies, the Company aims to be the solar industry's innovation leader. For the past 20 years, ICP Solar has been a lead innovator in the consumer solar market and has now begun to apply that same innovation philosophy to the OEM, rooftop and power generation segment of the solar industry. ICP Solar's management has over 50 years of experience in the renewable energy sector. ICP Solar markets its products under its sunsei® brand and, in the solar charger category, is the North American licensee of the Coleman® brand as well as the global licensee of the Energizer® brand. ICP Solar is also helping the environment by offering these solar technologies and green solutions to the renewable energy sector. The company's headquarters are located in Montreal, Canada, with an R&D center in St. John’s Canada and additional locations in the USA, Ireland, France and the UK. Additional information may be found at www.icpsolar.com, www.sunsei.com, and www.sunsei.eu.

ICP Solar Technologies Inc.
Sass Peress, Chief Executive Officer
514-270-5770

Investor Relations:
Chris Witty
cwitty@darrowir.com
646-438-9385

This release may contain forward-looking statements. Often, but not always, forward-looking statements can be identified by the use of words such as "expects," "plans," "estimates," "intends," "believes," "could," "might," "will" or variations of such words and phrases. Forward-looking statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of ICP Solar Technologies Inc. to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. These statements are based on management's current expectations and beliefs and are subject to a number of risks and uncertainties which are described under the caption "Note Regarding Forward-looking Statements" and "Key Information - Risk Factors" and elsewhere in ICP Solar Technologies Inc.’s Annual Report for the fiscal year ended January 31,2009, as filed on EDGAR at www.sec.gov. The risk factors identified in ICP Solar Technologies Inc. Annual Report are not intended to represent a complete list of factors that could affect ICP Solar Technologies Inc. Accordingly, readers should not place undue reliance on forward-looking statements. ICP Solar Technologies Inc. does not assume any obligation to update the forward-looking information contained in this press release.